UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
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Liberty Media Corporation

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LIBERTY MEDIA CORPORATION
12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5400
April 24, 2019
Dear Stockholder:
You are cordially invited to attend the 2019 annual meeting of stockholders of Liberty Media Corporation (Liberty Media) to be held at 8:00 a.m., local time, on May 30, 2019, at the corporate offices of Liberty Media, 12300 Liberty Boulevard, Englewood, Colorado 80112, telephone (720) 875-5400.
At the annual meeting, you will be asked to consider and vote on the proposals described in the accompanying notice of annual meeting and proxy statement, as well as on such other business as may properly come before the meeting.
Your vote is important, regardless of the number of shares you own. Whether or not you plan to attend the annual meeting, please read the enclosed proxy materials and then promptly vote via the Internet or telephone or by completing, signing and returning by mail the enclosed proxy card. Doing so will not prevent you from later revoking your proxy or changing your vote at the meeting.
Thank you for your cooperation and continued support and interest in Liberty Media.
Very truly yours,
Gregory B. Maffei
President and Chief Executive Officer
The proxy materials relating to the annual meeting will first be made available on or about April 29, 2019.

LIBERTY MEDIA CORPORATION
12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5400
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be Held on May 30, 2019
NOTICE IS HEREBY GIVEN of the annual meeting of stockholders of Liberty Media Corporation (Liberty Media) to be held at 8:00 a.m., local time, on May 30, 2019, at the corporate offices of Liberty Media, 12300 Liberty Boulevard, Englewood, Colorado 80112, telephone (720) 875-5400, to consider and vote on the following proposals:
1.
A proposal (which we refer to as the election of directors proposal) to elect John C. Malone, Robert R. Bennett and M. Ian G. Gilchrist to continue serving as Class III members of our board until the 2022 annual meeting of stockholders or their earlier resignation or removal; and

2.
A proposal (which we refer to as the auditors ratification proposal) to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2019.

You may also be asked to consider and vote on such other business as may properly come before the annual meeting.
Holders of record of our Series A Liberty SiriusXM common stock, par value $0.01 per share, Series A Liberty Braves common stock, par value $0.01 per share, Series A Liberty Formula One common stock, par value $0.01 per share, Series B Liberty SiriusXM common stock, par value $0.01 per share, Series B Liberty Braves common stock, par value $0.01 per share, and Series B Liberty Formula One common stock, par value $0.01 per share, in each case, outstanding as of 5:00 p.m., New York City time, on April 8, 2019, the record date for the annual meeting, will be entitled to notice of the annual meeting and to vote at the annual meeting or any adjournment or postponement thereof. These holders will vote together as a single class on each proposal. A list of stockholders entitled to vote at the annual meeting will be available at our offices at 12300 Liberty Boulevard, Englewood, Colorado 80112 for review by our stockholders for any purpose germane to the annual meeting for at least ten days prior to the annual meeting. The holders of record of our Series C Liberty SiriusXM common stock, par value $0.01 per share, Series C Liberty Braves common stock, par value $0.01 per share, and Series C Liberty Formula One common stock, par value $0.01 per share, are not entitled to any voting powers, except as required by Delaware law, and may not vote on the proposals to be presented at the annual meeting.
We describe the proposals in more detail in the accompanying proxy statement. We encourage you to read the proxy statement in its entirety before voting.
Our board of directors has unanimously approved each proposal and recommends that you vote “FOR” the election of each director nominee and “FOR” the auditors ratification proposal.

Votes may be cast in person at the annual meeting or by proxy prior to the meeting by telephone, via the Internet, or by mail.
Important Notice Regarding the Availability of Proxy Materials For the Annual Meeting of Stockholders to be Held on May 30, 2019: our Notice of Annual Meeting of Stockholders, Proxy Statement, and 2018 Annual Report to Stockholders are available at www.proxyvote.com.
YOUR VOTE IS IMPORTANT. Voting promptly, regardless of the number of shares you own, will aid us in reducing the expense of any further proxy solicitation in connection with the annual meeting.
By order of the board of directors,
Pamela L. Coe
Senior Vice President and Secretary
Englewood, Colorado
April 24, 2019
WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, PLEASE VOTE PROMPTLY VIA TELEPHONE OR ELECTRONICALLY VIA THE INTERNET. ALTERNATIVELY, PLEASE COMPLETE, SIGN AND RETURN BY MAIL THE ENCLOSED PAPER PROXY CARD.

PROXY STATEMENT SUMMARY
2019 ANNUAL MEETING OF STOCKHOLDERS
WHEN 8:00 a.m., local time, on May 30, 2019 WHERE The Corporate Offices of Liberty Media 12300 Liberty Boulevard Englewood, Colorado 80112 RECORD DATE 5:00 p.m., New York City time, on April 8, 2019
ITEMS OF BUSINESS
1.
Election of directors proposal—To elect John C. Malone, Robert R. Bennett and M. Ian G. Gilchrist to continue serving as Class III members of our board until the 2022 annual meeting of stockholders or their earlier resignation or removal.

2.
Auditors ratification proposal—To ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2019.

Such other business as may properly come before the annual meeting.

WHO MAY VOTE
Holders of shares of LSXMA, LSXMB, BATRA, BATRB, FWONA and FWONB. Holders of shares of LSXMK, FWONK, and BATRK are NOT eligible to vote at the annual meeting.

PROXY VOTING Stockholders of record on the record date are entitled to vote by proxy in the following ways:
By calling 1-800-690-6903 (toll free) in the United States or Canada	Online at www.proxyvote.com	By returning a properly completed, signed and dated proxy card
ANNUAL MEETING AGENDA AND VOTING RECOMMENDATIONS
Proposal	Voting Recommendation	Page Reference (for more detail)
Election of directors proposal	✓ FOR EACH NOMINEE	18
Auditors ratification proposal	✓ FOR	23
 | Liberty Media Corporation 2019 Proxy Statement

LIBERTY MEDIA CORPORATION
a Delaware corporation
12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5400
PROXY STATEMENT For Annual Meeting of Stockholders
We are furnishing this proxy statement in connection with the board of directors’ solicitation of proxies for use at our 2019 Annual Meeting of Stockholders to be held at 8:00 a.m., local time, at the corporate offices of Liberty Media, 12300 Liberty Boulevard, Englewood, Colorado 80112 on May 30, 2019, or at any adjournment or postponement of the annual meeting. At the annual meeting, we will ask you to consider and vote on the proposals described in the accompanying Notice of Annual Meeting of Stockholders. The proposals are described in more detail in this proxy statement. We are soliciting proxies from holders of our Series A Liberty SiriusXM common stock, par value $0.01 per share (LSXMA), Series A Liberty Braves common stock, par value $0.01 per share (BATRA), Series A Liberty Formula One common stock, par value $0.01 per share (FWONA), Series B Liberty SiriusXM common stock, par value $0.01 per share (LSXMB), Series B Liberty Braves common stock, par value $0.01 per share (BATRB), and Series B Liberty Formula One common stock, par value $0.01 per share (FWONB). The holders of our Series C Liberty SiriusXM common stock, par value $0.01 per share (LSXMK), Series C Liberty Braves common stock, par value $0.01 per share (BATRK), and Series C Liberty Formula One common stock, par value $0.01 per share (FWONK), are not entitled to any voting powers, except as required by Delaware law, and may not vote on the proposals to be presented at the annual meeting. We refer to LSXMA, LSXMB, LSXMK, BATRA, BATRB, BATRK, FWONA, FWONB and FWONK together as our common stock.
THE ANNUAL MEETING
Electronic Delivery
Registered stockholders may elect to receive future notices and proxy materials by e-mail. To sign up for electronic delivery, go to www.proxyvote.com. Stockholders who hold shares through a bank, brokerage firm or other nominee may sign up for electronic delivery when voting by Internet at www.proxyvote.com, by following the prompts. Also, stockholders who hold shares through a bank, brokerage firm or other nominee may sign up for electronic delivery by contacting their nominee. Once you sign up, you will not receive a printed copy of the notices and proxy materials, unless you request them. If you are a registered stockholder, you may suspend electronic delivery of the notices and proxy materials at any time by contacting our transfer agent, Broadridge, at (888) 789-8415 (outside the United States (303) 562-9273). Stockholders who hold shares through a bank, brokerage firm or other nominee should contact their nominee to suspend electronic delivery.
Time, Place and Date
The annual meeting of stockholders is to be held at 8:00 a.m., local time, on May 30, 2019, at the corporate offices of Liberty Media, 12300 Liberty Boulevard, Englewood, Colorado 80112, telephone (720) 875-5400.
Purpose
At the annual meeting, you will be asked to consider and vote on each of the following:
•
the election of directors proposal, to elect John C. Malone, Robert R. Bennett and M. Ian G. Gilchrist to continue serving as Class III members of our board until the 2022 annual meeting of stockholders or their earlier resignation or removal; and

•
the auditors ratification proposal, to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2019.

Liberty Media Corporation 2019 Proxy Statement | 1

You may also be asked to consider and vote on such other business as may properly come before the annual meeting, although we are not aware at this time of any other business that might come before the annual meeting.
Quorum
In order to conduct the business of the annual meeting, a quorum must be present. This means that the holders of at least a majority of the aggregate voting power represented by the shares of our common stock outstanding on the record date and entitled to vote at the annual meeting must be represented at the annual meeting either in person or by proxy. For purposes of determining a quorum, your shares will be included as represented at the meeting even if you indicate on your proxy that you abstain from voting. If a broker, who is a record holder of shares, indicates on a form of proxy that the broker does not have discretionary authority to vote those shares on a particular proposal or proposals, or if those shares are voted in circumstances in which proxy authority is defective or has been withheld, those shares (broker non-votes) will nevertheless be treated as present for purposes of determining the presence of a quorum. See “—Voting Procedures for Shares Held in Street Name—Effect of Broker Non-Votes” below.
Who May Vote
Holders of shares of LSXMA, LSXMB, BATRA, BATRB, FWONA and FWONB, as recorded in our stock register as of 5:00 p.m., New York City time, on April 8, 2019 (such date and time the record date for the annual meeting), will be entitled to notice of the annual meeting and to vote at the annual meeting or any adjournment or postponement thereof.
Votes Required
Each director nominee who receives a plurality of the combined voting power of the outstanding shares of our common stock present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors at the annual meeting, voting together as a single class, will be elected to the office.
Approval of the auditors ratification proposal requires the affirmative vote of a majority of the combined voting power of the outstanding shares of our common stock that are present in person or by proxy, and entitled to vote at the annual meeting, voting together as a single class.
Votes You Have
At the annual meeting, holders of shares of LSXMA, BATRA and FWONA will have one vote per share, and holders of shares of LSXMB, BATRB and FWONB will have ten votes per share, in each case, that our records show are owned as of the record date. Holders of LSXMK, BATRK and FWONK will not be eligible to vote at the annual meeting.
Recommendation of Our Board of Directors	Our board of directors has unanimously approved each of the proposals and recommends that you vote “FOR” the election of each director nominee and “FOR” the auditors ratification proposal.
Shares Outstanding
As of the record date, an aggregate of approximately 102,866,000 shares of LSXMA, 9,822,000 shares of LSXMB, 10,249,000 shares of BATRA, 982,000 shares of BATRB, 25,680,000 shares of FWONA and 2,453,000 shares of FWONB were issued and outstanding and entitled to vote at the annual meeting.
Number of Holders
There were, as of the record date, 1,153 and 65 record holders of LSXMA and LSXMB, respectively, 1,681 and 41 record holders of BATRA and BATRB, respectively, and 817 and 59 record holders of FWONA and FWONB, respectively (which amounts do not include the number of stockholders whose shares are held of record by banks, brokers or other nominees, but include each such institution as one holder).
2 | Liberty Media Corporation 2019 Proxy Statement

THE ANNUAL MEETING
Voting Procedures for Record Holders
Holders of record of LSXMA, LSXMB, BATRA, BATRB, FWONA and FWONB as of the record date may vote in person at the annual meeting, by telephone or through the Internet. Alternatively, they may give a proxy by completing, signing, dating and returning the proxy card by mail. Instructions for voting by using the telephone or the Internet are printed on the proxy voting instructions attached to the proxy card. In order to vote through the Internet, holders should have their proxy cards available so they can input the required information from the proxy card, and log onto the Internet website address shown on the proxy card. When holders log onto the Internet website address, they will receive instructions on how to vote their shares. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number, which will be provided to each voting stockholder separately. Unless subsequently revoked, shares of our common stock represented by a proxy submitted as described herein and received at or before the annual meeting will be voted in accordance with the instructions on the proxy.
YOUR VOTE IS IMPORTANT. It is recommended that you vote by proxy even if you plan to attend the annual meeting. You may change your vote at the annual meeting.
If you submit a properly executed proxy without indicating any voting instructions as to a proposal enumerated in the Notice of Annual Meeting of Stockholders, the shares represented by the proxy will be voted “FOR” the election of each director nominee and “FOR” the auditors ratification proposal.
If you submit a proxy indicating that you abstain from voting as to a proposal, it will have no effect on the election of directors proposal and will have the same effect as a vote “AGAINST” the auditors ratification proposal.
If you do not submit a proxy or you do not vote in person at the annual meeting, your shares will not be counted as present and entitled to vote for purposes of determining a quorum, and your failure to vote will have no effect on determining whether any of the proposals are approved (if a quorum is present).
Voting Procedures for Shares Held in Street Name
General
If you hold your shares in the name of a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee when voting your shares or to grant or revoke a proxy. The rules and regulations of the New York Stock Exchange and The Nasdaq Stock Market LLC (Nasdaq) prohibit brokers, banks and other nominees from voting shares on behalf of their clients with respect to numerous matters, including, in our case, the election of directors proposal. Accordingly, to ensure your shares held in street name are voted on these matters, we encourage you to provide promptly specific voting instructions to your broker, bank or other nominee.
Effect of Broker Non-Votes
Broker non-votes are counted as shares of our common stock present and entitled to vote for purposes of determining a quorum but will have no effect on any of the proposals. You should follow the directions your broker, bank or other nominee provides to you regarding how to vote your shares of LSXMA, BATRA, FWONA, LSXMB, BATRB or FWONB or how to change your vote or revoke your proxy.
Revoking a Proxy
If you submitted a proxy prior to the start of the annual meeting, you may change your vote by voting in person at the annual meeting or by delivering a signed proxy revocation or a new signed proxy with a later date to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Any signed proxy revocation or later-dated proxy must be received before the start of the annual meeting. In addition, you may change your vote through the Internet or by telephone (if you originally voted by the corresponding method) not later than 11:59 p.m., New York City time, on May 29, 2019.
Your attendance at the annual meeting will not, by itself, revoke a prior vote or proxy from you.
If your shares are held in an account by a broker, bank or other nominee, you should contact your nominee to change your vote or revoke your proxy.
Liberty Media Corporation 2019 Proxy Statement | 3

Solicitation of Proxies
We are soliciting proxies by means of our proxy statement and our annual report (together, the proxy materials) on behalf of our board of directors. In addition to this mailing, our employees may solicit proxies personally or by telephone. We pay the cost of soliciting these proxies. We also reimburse brokers and other nominees for their expenses in sending paper proxy materials to you and getting your voting instructions.
If you have any further questions about voting or attending the annual meeting, please contact Liberty Media Investor Relations at (877) 772-1518 or Broadridge at (888) 789-8415.
Other Matters to Be Voted on at the Annual Meeting
Our board of directors is not currently aware of any business to be acted on at the annual meeting other than that which is described in the Notice of Annual Meeting of Stockholders and this proxy statement. If, however, other matters are properly brought to a vote at the annual meeting, the persons designated as proxies will have discretion to vote or to act on these matters according to their best judgment. In the event there is a proposal to adjourn or postpone the annual meeting, the persons designated as proxies will have discretion to vote on that proposal.
4 | Liberty Media Corporation 2019 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Certain Beneficial Owners
The following table sets forth information concerning shares of our common stock beneficially owned by each person or entity known by us to own more than five percent of the outstanding shares of each series of our voting stock. All of such information is based on publicly available filings, unless otherwise known to us from other sources.
Unless otherwise indicated, the security ownership information is given as of April 15, 2019 and, in the case of percentage ownership information, is based upon (1) 102,816,795 LSXMA shares, (2) 9,821,531 LSXMB shares, (3) 209,079,807 LSXMK shares, (4) 10,244,591 BATRA shares, (5) 981,860 BATRB shares, (6) 39,740,215 BATRK shares, (7) 25,675,346 FWONA shares, (8) 2,453,485 FWONB shares and (9) 202,887,872 FWONK shares, in each case, outstanding on February 28, 2019. The percentage voting power is presented on an aggregate basis for all LSXMA, LSXMB, BATRA, BATRB, FWONA and FWONB shares.
Name and Address of Beneficial Owner	Title of Series	Amount and Nature of Beneficial Ownership	Percent of Series (%)	Voting Power (%)
John C. Malone c/o Liberty Media Corporation 12300 Liberty Boulevard Englewood, CO 80112	LSXMA	1,167,728(1)	1.1	47.6
	LSXMB	9,455,341(1)	96.3
	LSXMK	15,461,807(1)	7.4
	BATRA	116,771(1)	1.1
	BATRB	945,532(1)	96.3
	BATRK	3,027,466(1)	7.6
	FWONA	291,930(1)	1.1
	FWONB	2,363,834(1)	96.4
	FWONK	4,653,362(1)	2.3
Berkshire Hathaway, Inc. 3555 Farnam Street Omaha, NE 68131	LSXMA	14,860,360(2)	14.5	5.5
	LSXMB	—	—
	LSXMK	31,090,985(2)	14.9
	BATRA	—	—
	BATRB	—	—
	BATRK	—	—
	FWONA	—	—
	FWONB	—	—
	FWONK	—	—
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	LSXMA	6,484,270(3)	6.3	3.0
	LSXMB	—	—
	LSXMK	12,170,640(3)	5.8
	BATRA	661,499(3)	6.5
	BATRB	—	—
	BATRK	2,388,512(3)	6.0
	FWONA	1,057,067(3)	4.1
	FWONB	—	—
	FWONK	9,515,547(3)	4.7
Liberty Media Corporation 2019 Proxy Statement | 5

Name and Address of Beneficial Owner	Title of Series	Amount and Nature of Beneficial Ownership	Percent of Series (%)	Voting Power (%)
Norges Bank (The Central Bank of Norway) Bankplassen 2 PO Box 1179 Sentrum Oslo, Q8 0107 Norway	LSXMA	2,260,630(4)	2.2	1.3
	LSXMB	—	—
	LSXMK	1,494,577(4)	*
	BATRA	569,036(4)	5.6
	BATRB	—	—
	BATRK	224,015(4)	*
	FWONA	710,649(4)	2.8
	FWONB	—	—
	FWONK	3,380,383(4)	1.7
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	LSXMA	8,828,793(5)	8.6	4.3
	LSXMB	—	—
	LSXMK	14,012,828(5)	6.7
	BATRA	462,737(6)	4.5
	BATRB	—	—
	BATRK	1,722,776(6)	4.3
	FWONA	2,287,400(5)	8.9
	FWONB	—	—
	FWONK	16,678,660(5)	8.2
Park West Asset Management LLC 900 Larkspur Landing Circle Suite 165 Larkspur, CA 94939	LSXMA	—	—	*
	LSXMB	—	—
	LSXMK	—	—
	BATRA	863,562(7)	8.4
	BATRB	—	—
	BATRK	2,847,218(7)	7.2
	FWONA	—	—
	FWONB	—	—
	FWONK	—	—
FMR LLC 245 Summer Street Boston, MA 02210	LSXMA	1,539,255(8)	1.5	*
	LSXMB	—	—
	LSXMK	77,269(8)	*
	BATRA	121(8)	*
	BATRB	—	—
	BATRK	909(8)	*
	FWONA	847,389(8)	3.3
	FWONB	—	—
	FWONK	10,421,371(8)	5.1
6 | Liberty Media Corporation 2019 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Name and Address of Beneficial Owner	Title of Series	Amount and Nature of Beneficial Ownership	Percent of Series (%)	Voting Power (%)
GAMCO Investors, Inc. One Corporate Center Rye, NY 10580	LSXMA	599,959(9)	*	*
	LSXMB	—	—
	LSXMK	674,513(9)	*
	BATRA	1,458,438(10)	14.2
	BATRB	—	—
	BATRK	1,715,205(9)	4.3
	FWONA	137,640(9)	*
	FWONB	—	—
	FWONK	190,013(9)	*
Ancient Art, L.P. 500 West 5th Street Suite 1110 Austin, TX 78701	LSXMA	—	—	1.0
	LSXMB	—	—
	LSXMK	—	—
	BATRA	—	—
	BATRB	—	—
	BATRK	—	—
	FWONA	2,593,428(11)	10.1
	FWONB	—	—
	FWONK	—	—
Janus Henderson Group plc 201 Bishopsgate ECM 3AE, United Kingdom	LSXMA	27,615(12)	*	*
	LSXMB	—	—
	LSXMK	62,557(12)	*
	BATRA	—	—
	BATRB	—	—
	BATRK	—	—
	FWONA	—	—
	FWONB	—	—
	FWONK	10,225,807(12)	5.0
UBS Group AG Bahnhofstrasse 45 Zurich, Switzerland	LSXMA	265,361(13)	*	*
	LSXMB	—	—
	LSXMK	529,626(13)	*
	BATRA	1,241,525(13)	12.1
	BATRB	—	—
	BATRK	20,775(13)	*
	FWONA	156(13)	*
	FWONB	—	—
	FWONK	516,696(13)	*
Liberty Media Corporation 2019 Proxy Statement | 7

Name and Address of Beneficial Owner	Title of Series	Amount and Nature of Beneficial Ownership	Percent of Series (%)	Voting Power (%)
Southeastern Asset Management, Inc. 6410 Poplar Avenue, Suite 900 Memphis, TN 38119	LSXMA	—	—	*
	LSXMB	—	—
	LSXMK	—	—
	BATRA	—	—
	BATRB	—	—
	BATRK	—	—
	FWONA	2,343,015(14)	9.1
	FWONB	—	—
	FWONK	4,619,714(14)	2.3
Barclays PLC 1 Churchill Place, London, E14 5HP, England	LSXMA	181,120(15)	*	*
	LSXMB	—	—
	LSXMK	235,203(15)	*
	BATRA	603,187(15)	5.9
	BATRB	—	—
	BATRK	12,780(15)	*
	FWONA	1,369(15)	*
	FWONB	—	—
	FWONK	83,269(15)	*
*
Less than one percent

(1)
Information with respect to shares of our common stock beneficially owned by Mr. Malone, our Chairman of the Board, is also set forth in “—Security Ownership of Management.”

(2)
Based on Form 13F, filed February 14, 2019, by Berkshire Hathaway, Inc. (Berkshire Hathaway), with respect to itself and certain related institutional investment managers, including Warren E. Buffett (Mr. Buffett), GEICO Corp. (GEICO), National Fire & Marine Insurance Co. (National Fire) and National Indemnity Co (National Indemnity), which Form 13F reports sole voting power, shared voting power, sole investment discretion, and shared investment discretion for shares of LSXMA and LSXMK as follows:

	Title of Series	Sole Voting Power	Shared Voting Power	Sole Investment Discretion	Shared Investment Discretion
Berkshire Hathaway and Mr. Buffett	LSXMA	4,308,117	—	—	4,308,117
	LSXMK	7,153,027	—	—	7,153,027
Berkshire Hathaway, Mr. Buffett and National Fire	LSXMA	933,391	—	—	933,391
	LSXMK	508,654	—	—	508,654
Berkshire Hathaway, Mr. Buffett and National Indemnity	LSXMA	1,827,072	—	—	1,827,072
	LSXMK	4,069,394	—	—	4,069,394
Berkshire Hathaway, Mr. Buffett, GEICO and National Indemnity	LSXMA	7,791,780	—	—	7,791,780
	LSXMK	19,359,910	—	—	19,359,910
8 | Liberty Media Corporation 2019 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
(3)
Based on (i) Schedule 13G, filed February 11, 2019, by BlackRock, Inc. (BlackRock), a parent holding company, with respect to its ownership of shares of LSXMK, (ii) three separate filings, each an Amendment No. 2 to Schedule 13G filed February 6, 2019 by BlackRock, with respect to its ownership of shares of LSXMA, BATRA and BATRK, respectively, and (iii) Form 13F, filed February 8, 2019, by BlackRock with respect to its ownership of shares of FWONA and FWONK, Blackrock has sole voting power, shared voting power, sole dispositive power/investment discretion, and shared dispositive power/investment discretion over these shares as provided in the following table. All shares covered by such filings are held by BlackRock and/or its subsidiaries.

Title of Series	Sole Voting Power	Shared Voting Power	Sole Dispositive Power/ Investment Discretion	Shared Dispositive Power/ Investment Discretion
LSXMA	5,767,555	—	6,484,270	—
LSXMK	10,561,150	—	12,170,640	—
BATRA	635,065	—	661,499	—
BATRK	2,312,691	—	2,388,512	—
FWONA	972,695	—	1,057,067	—
FWONK	8,310,031	—	9,515,547	—
(4)
Based on Amendment No. 1 to Form 13F, filed March 4, 2019, by Norges Bank (Norges), which states that Norges has: sole investment discretion and sole voting power over 2,260,630 LSXMA shares; sole investment discretion and sole voting power over 1,494,577 LSXMK shares; sole investment discretion and sole voting power over 569,036 BATRA shares; sole investment discretion and sole voting power over 224,015 BATRK shares; sole investment discretion and sole voting power over 710,649 FWONA shares; and sole investment discretion and sole voting power over 3,380,383 FWONK shares.

(5)
Based on four separate filings, each an Amendment No. 2 to Schedule 13G filed February 12, 2019 by The Vanguard Group (Vanguard), which state that Vanguard, with respect to its ownership of shares of each of LSXMA, LSXMK, FWONA and FWONK, has sole voting power, shared voting power, sole dispositive power, and shared dispositive power over these shares as follows:

Title of Series	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
LSXMA	61,042	13,734	8,755,101	73,692
LSXMK	115,738	56,884	13,838,333	174,495
FWONA	17,345	—	2,270,055	17,345
FWONK	127,736	43,963	16,514,661	163,999
(6)
Based on Form 13F, filed February 14, 2019, by Vanguard, with respect to itself and certain related institutional investment managers, including Vanguard Fiduciary Trust Co (Trust Co) and Vanguard Investments Australia, Ltd. (Australia), which Form 13F reports sole voting power, shared voting power, sole investment discretion, and shared investment discretion for shares of BATRA and BATRK as follows:

	Title of Series	Sole Voting Power	Shared Voting Power	Sole Investment Discretion	Shared Investment Discretion
Vanguard	BATRA	—	—	442,720	—
	BATRK	3,455	—	1,650,545	—
Vanguard and Trust Co	BATRA	20,017	—	—	20,017
	BATRK	69,631	—	—	69,631
Vanguard and Australia	BATRA	—	—	—	—
	BATRK	—	2,600	—	2,600
(7)
Based on (i) Amendment No. 3 to Schedule 13G, filed February 14, 2019, jointly by Park West Asset Management LLC (PWAM) and Peter S. Park, which states that, with respect to BATRA shares, each of PWAM and Peter S. Park has shared voting power and shared dispositive power over 863,562 shares and (ii) Form 13F, filed February 14, 2019, by PWAM, which states that PWAM has sole investment discretion and sole voting power over 2,847,218 BATRK shares.

Liberty Media Corporation 2019 Proxy Statement | 9

(8)
Based on (i) Amendment No. 1 to Schedule 13G, filed February 13, 2019, by FMR LLC (FMR) and Abigail P. Johnson, which states that, with respect to FWONK shares, each of FMR and Ms. Johnson has sole dispositive power over 10,421,371 shares and FMR has sole voting power over 1,609,659 shares, and (ii) Form 13F, filed February 13, 2019, by FMR, with respect to itself and certain related institutional investment managers, including Fidelity Management & Research Co. (Fidelity M&R), Strategic Advisers LLC (Strategic), and FMR Co. Inc. (FMR Co), which Form 13F reports sole voting power, shared voting power, sole investment discretion, and shared investment discretion as follows:

	Title of Series	Sole Voting Power	Shared Voting Power	Sole Investment Discretion	Shared Investment Discretion
FMR, Fidelity M&R, and FMR Co	LSXMA	—	—	—	1,532,700
	LSXMK	—	—	—	45,524
	BATRA	—	—	—	—
	BATRK	—	—	—	—
	FWONA	—	—	—	846,357
FMR and Strategic	LSXMA	6,555	—	—	6,555
	LSXMK	31,744	—	—	31,744
	BATRA	121	—	—	121
	BATRK	909	—	—	909
	FWONA	1,032	—	—	1,032
(9)
Based on Form 13F, filed January 30, 2019, by GAMCO Investors, Inc. (GBL), which reports that GBL has sole investment discretion over 599,959 LSXMA shares and sole voting power over 591,402 LSXMA shares, sole investment discretion over 674,513 LSXMK shares and sole voting power over 611,411 LSXMK shares, sole investment discretion over 1,715,205 BATRK shares and sole voting power over 1,560,378 BATRK shares, sole investment discretion over 137,640 FWONA shares and sole voting power over 127,335 FWONA shares, and sole investment discretion over 190,013 FWONK shares and sole voting power over 176,526 FWONK shares.

(10)
Based on Amendment No. 11 to Schedule 13D, filed on April 15, 2019, jointly by Gabelli Funds, LLC (Gabelli Funds), GAMCO Asset Management Inc. (GAMCO), MJG Associates, Inc. (MJG), GGCP, Inc. (GGCP), GBL, Associated Capital Group, Inc. (AC), Gabelli Foundation, Inc. (Foundation) and Mario J. Gabelli (Mr. Gabelli) with respect to BATRA shares. Mr. Gabelli is deemed to have beneficial ownership of the shares owned beneficially by each of such persons. AC, GBL and GGCP are deemed to have beneficial ownership of the shares owned beneficially by each of such persons other than Mr. Gabelli and the Foundation.

These entities have reported sole voting power, shared voting power, sole dispositive power and shared dispositive power over these shares as follows:
	Title of Series	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
Gabelli Funds	BATRA	263,109	—	263,109	—
GAMCO	BATRA	1,398,431	—	1,458,438	—
MJG	BATRA	2,000	—	2,000	—
Mario J. Gabelli	BATRA	39,000	—	39,000	—
AC	BATRA	410	—	410	—
GGCP	BATRA	25,000	—	25,000	—
Foundation	BATRA	1,500	—	1,500	—
(11)
Based on Amendment No. 1 to Schedule 13G, filed February 11, 2019, jointly by Ancient Art, L.P., Trango II, L.L.C., and Quincy J. Lee, which states that, with respect to FWONA shares, each has shared voting power and shared dispositive power over 2,593,428 shares.

(12)
Based on (i) Schedule 13G, filed February 12, 2019, by Janus Henderson Group plc (Janus Henderson), a parent holding company, which states that, with respect to FWONK shares, Janus Henderson has shared voting power and shared dispositive power over 10,255,807 shares, and (ii) Form 13F, filed February 6, 2019, by Janus Henderson, with respect to itself and certain related institutional investment managers, including Intech Investment Management LLC (Intech), which Form 13F reports sole voting power, shared voting power, sole investment discretion, and shared investment discretion as follows:

	Title of Series	Sole Voting Power	Shared Voting Power	Sole Investment Discretion	Shared Investment Discretion
Janus Henderson, Henderson Global and Intech	LSXMA	—	24,253	—	27,615
	LSXMK	—	59,819	—	62,557
(13)
Based on (i) Amendment No. 1 to Schedule 13G, filed April 2, 2019, by UBS Group AG (UBS Group), a parent holding company, on behalf of UBS Asset Management Americas Inc. (UBS Americas) which states that, with respect to BATRA shares held by UBS Americas and/or its subsidiaries, UBS Americas has sole voting power over 1,184,890 shares and shared dispositive power over 1,241,525 shares, and (ii) Form 13F, filed February 13, 2019, by UBS Americas, with respect to itself and certain related institutional investment managers, including UBS Group, UBS Asset Management Trust Company (UBS AM Trust), UBS AG/UBS Asset Management (UBS AG), UBS Asset Management (UK) Ltd (UBS UK), and UBS Asset Management Life Ltd (UBS Life), which Form 13F reports sole voting power, shared voting power, sole investment discretion, and shared investment discretion as follows:

10 | Liberty Media Corporation 2019 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
	Title of Series	Sole Voting Power	Shared Voting Power	Sole Investment Discretion	Shared Investment Discretion
UBS Americas	LSXMA	39,305	—	33,350	11,789
	LSXMK	76,469	—	65,851	18,420
	BATRK	—	—	—	—
	FWONA	—	—	—	—
	FWONK	71,464	—	75,382	3,633
UBS Americas and UBS Group	LSXMA	475	—	—	10,367
	LSXMK	1,138	—	—	21,770
	BATRK	80	—	—	80
	FWONA	156	—	—	156
	FWONK	201	—	—	21,391
UBS Americas and UBS AM Trust	LSXMA	8,578	—	—	8,578
	LSXMK	16,162	—	—	16,162
	BATRK	—	—	—	—
	FWONA	—	—	—	—
	FWONK	15,487	—	—	15,487
UBS Americas and UBS AG	LSXMA	109,147	—	116,906	91
	LSXMK	215,806	—	238,954	198
	BATRK	19,695	—	20,695	—
	FWONA	—	—	—	—
	FWONK	249,122	—	267,741	231
UBS Americas and UBS UK	LSXMA	22,012	—	2,544	62,780
	LSXMK	46,451	—	2,838	128,913
	BATRK	—	—	—	—
	FWONA	—	—	—	—
	FWONK	49,893	—	3,697	129,134
UBS Americas and UBS Life	LSXMA	18,956	—	—	18,956
	LSXMK	36,520	—	—	36,520
	BATRK	—	—	—	—
	FWONA	—	—	—	—
	FWONK	—	—	—	—
(14)
Based on (i) Schedule 13G, filed February 14, 2019, jointly by Southeastern Asset Management, Inc. (Southeastern), Longleaf Partners Small-Cap Fund (Longleaf), and O. Mason Hawkins, which states that, with respect to FWONA shares, each of Southeastern and Longleaf has shared voting power and shared dispositive power over 2,322,149 shares and Southeastern has sole dispositive power over 20,866 shares, and (ii) Form 13F, filed February 14, 2019, by Southeastern, with respect to itself and certain related institutional investment managers, including Longleaf, which Form 13F reports, with respect to FWONK shares, Southeastern’s sole dispositive power over 37,598 shares, and Southeastern and Longleaf’s joint shared dispositive power and sole voting power over 4,582,116 shares.

(15)
Based on (i) Schedule 13G, filed February 14, 2019, by Barclays PLC (Barclays), Barclays Capital Inc. (Barclays Capital), and Barclays Bank PLC (Barclays Bank), which states that, with respect to BATRA shares, Barclays has sole voting power and sole dispositive power over 603,187 shares, Barclays Capital has sole voting power and sole dispositive power over 33,973 shares, and Barclays Bank has sole voting power and sole dispositive power over 569,214 shares, and (ii) Form 13F, filed February 14, 2019, by Barclays, with respect to itself and certain related institutional investment managers, including Barclays Bank, Barclays Capital, and Barclays Capital Securities LTD (Barclays Securities), which Form 13F reports sole voting power, shared voting power, sole investment discretion, and shared investment discretion as follows:

	Title of Series	Sole Voting Power	Shared Voting Power	Sole Investment Discretion	Shared Investment Discretion
Barclays and Barclays Bank	LSXMA	168,875	—	168,875	—
	LSXMK	162,599	—	162,599	—
	BATRK	12,756	—	12,756	—
	FWONA	1,346	—	1,346	—
	FWONK	76,148	—	76,148	—
Barclays and Barclays Capital	LSXMA	11,200	—	11,200	—
	LSXMK	69,821	—	69,821	—
	BATRK	24	—	24	—
	FWONA	23	—	23	—
	FWONK	3,900	—	3,900	—
Barclays and Barclays Securities	LSXMA	1,045	—	1,045	—
	LSXMK	2,783	—	2,783	—
	BATRK	—	—	—	—
	FWONA	—	—	—	—
	FWONK	3,221	—	3,221	—
Liberty Media Corporation 2019 Proxy Statement | 11

Security Ownership of Management
The following table sets forth information with respect to the ownership by each of our directors and named executive officers (as defined herein) and by all of our directors and executive officers as a group of shares of (1) each series of our common stock (LSXMA, LSXMB, LSXMK, BATRA, BATRB, BATRK, FWONA, FWONB and FWONK) and (2) the common stock, par value $0.001 per share (SIRI), of Sirius XM Holdings Inc. (Sirius XM), in which we hold a controlling interest. The security ownership information with respect to our common stock is given as of February 28, 2019 and, in the case of percentage ownership information, is based upon (1) 102,816,795 LSXMA shares, (2) 9,821,531 LSXMB shares, (3) 209,079,807 LSXMK shares, (4) 10,244,591 BATRA shares, (5) 981,860 BATRB shares, (6) 39,740,215 BATRK shares, (7) 25,675,346 FWONA shares, (8) 2,453,485 FWONB shares and (9) 202,887,872 FWONK shares, in each case, outstanding on that date. The security ownership information with respect to SIRI is given as of February 28, 2019, and, in the case of percentage ownership information, is based on 4,345,777,230 SIRI shares outstanding on January 28, 2019. The percentage voting power with respect to our company is presented in the table below on an aggregate basis for all LSXMA, LSXMB, BATRA, BATRB, FWONA and FWONB shares.
The table also includes performance-based restricted stock units that had been certified as earned by our compensation committee on or before February 28, 2019 that will be settled in shares of our common stock within 60 days of such date. Shares of common stock issuable upon exercise or conversion of options, warrants and convertible securities that were exercisable or convertible on or within 60 days after February 28, 2019 are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of that person and for the aggregate percentage owned by the directors and named executive officers as a group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other individual person. For purposes of the following presentation, beneficial ownership of shares of LSXMB, BATRB or FWONB, though convertible on a one-for-one basis into shares of LSXMA, BATRA or FWONA, respectively, are reported as beneficial ownership of LSXMB, BATRB or FWONB only, and not as beneficial ownership of LSXMA, BATRA or FWONA, respectively. So far as is known to us, the persons indicated below have sole voting and dispositive power with respect to the shares indicated as owned by them, except as otherwise stated in the notes to the table.
The number of shares indicated as owned by the persons in the table includes interests in shares held by the Liberty Media 401(k) Savings Plan as of February 28, 2019. The shares held by the trustee of the Liberty Media 401(k) Savings Plan for the benefit of these persons are voted as directed by such persons.
Name	Title of Series	Amount and Nature of Beneficial Ownership (In thousands)	Percent of Series (%)	Voting Power (%)
John C. Malone Chairman of the Board and Director	LSXMA	1,168(1)(2)(3)	1.1	47.6
	LSXMB	9,455(1)(4)(5)	96.3
	LSXMK	15,462(1)(2)(3)(5)(6)	7.4
	BATRA	117(1)(2)(3)	1.1
	BATRB	946(1)(4)(5)	96.3
	BATRK	3,027(1)(2)(3)(5)(6)	7.6
	FWONA	292(1)(2)(3)	1.1
	FWONB	2,364(1)(4)(5)	96.4
	FWONK	4,653(1)(2)(3)(5)(6)	2.3
	SIRI	267(3)	*	*
12 | Liberty Media Corporation 2019 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Name	Title of Series	Amount and Nature of Beneficial Ownership (In thousands)	Percent of Series (%)	Voting Power (%)
Gregory B. Maffei President, Chief Executive Officer and Director	LSXMA	2,978(7)(8)(9)(10)	2.9	1.6
	LSXMB	37	*
	LSXMK	10,498(6)(7)(8)(9)(10)	4.9
	BATRA	298(7)(8)(9)	2.9
	BATRB	4	*
	BATRK	1,413(6)(7)(8)(9)(14)	3.5
	FWONA	693(7)(8)(9)	2.7
	FWONB	9	*
	FWONK	2,576(6)(7)(8)(9)(14)	1.3
	SIRI	744(11)	*	*
Robert R. Bennett Director	LSXMA	760(12)	*	*
	LSXMB	—	—
	LSXMK	1,530(12)	*
	BATRA	76(12)	*
	BATRB	—	—
	BATRK	268(12)	*
	FWONA	190(12)	*
	FWONB	—	—
	FWONK	383(12)	*
	SIRI	—	—	—
Brian M. Deevy Director	LSXMA	10(13)	*	*
	LSXMB	—	—
	LSXMK	15(7)(13)	*
	BATRA	1(13)	*
	BATRB	—	—
	BATRK	2(7)(13)	*
	FWONA	3(13)	*
	FWONB	—	—
	FWONK	5(7)(13)	*
	SIRI	—	—	—
M. Ian G. Gilchrist Director	LSXMA	1(7)	*	*
	LSXMB	—	—
	LSXMK	19(7)	*
	BATRA	**(7)	*
	BATRB	—	—
	BATRK	3(7)	*
	FWONA	**(7)	*
	FWONB	—	—
	FWONK	10(7)	*
	SIRI	—	—	—
Liberty Media Corporation 2019 Proxy Statement | 13

Name	Title of Series	Amount and Nature of Beneficial Ownership (In thousands)	Percent of Series (%)	Voting Power (%)
Evan D. Malone Director	LSXMA	11	*	*
	LSXMB	—	—
	LSXMK	54(7)	*
	BATRA	1	*
	BATRB	—	—
	BATRK	8(7)	*
	FWONA	3	*
	FWONB	—	—
	FWONK	16(7)	*
	SIRI	237(11)	*	*
David E. Rapley Director	LSXMA	4	*	*
	LSXMB	—	—
	LSXMK	22(7)	*
	BATRA	—	—
	BATRB	—	—
	BATRK	3(7)	*
	FWONA	1	*
	FWONB	—	—
	FWONK	9(7)	*
	SIRI	—	—	—
Larry E. Romrell Director	LSXMA	20	*	*
	LSXMB	**	*
	LSXMK	58(7)	*
	BATRA	2	*
	BATRB	**	*
	BATRK	7(7)	*
	FWONA	5	*
	FWONB	**	*
	FWONK	20(7)	*
	SIRI	—	—	—
Andrea L. Wong Director	LSXMA	4	*	*
	LSXMB	—	—
	LSXMK	31(7)	*
	BATRA	**	*
	BATRB	—	—
	BATRK	4(7)	*
	FWONA	1	*
	FWONB	—	—
	FWONK	9(7)	*
	SIRI	—	—	—
14 | Liberty Media Corporation 2019 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Name	Title of Series	Amount and Nature of Beneficial Ownership (In thousands)	Percent of Series (%)	Voting Power (%)
Richard N. Baer Chief Legal Officer	LSXMA	—	—	*
	LSXMB	—	—
	LSXMK	27(14)	*
	BATRA	—	—
	BATRB	—	—
	BATRK	4(14)	*
	FWONA	—	—
	FWONB	—	—
	FWONK	20(14)	*
	SIRI	—	—	—
Mark D. Carleton Chief Financial Officer	LSXMA	—	—	*
	LSXMB	—	—
	LSXMK	178(7)(14)	*
	BATRA	13(7)	*
	BATRB	—	—
	BATRK	43(7)(14)	*
	FWONA	18(7)	*
	FWONB	—	—
	FWONK	34(7)(14)	*
	SIRI	163(11)	*	*
Albert E. Rosenthaler Chief Corporate Development Officer	LSXMA	67	*	*
	LSXMB	—	—
	LSXMK	330(6)(7)(14)	*
	BATRA	10(7)	*
	BATRB	—	—
	BATRK	53(6)(7)(14)	*
	FWONA	17	*
	FWONB	—	—
	FWONK	72(6)(7)(14)	*
	SIRI	—	—	—
All directors and executive officers as a group (12 persons)	LSXMA	5,024(1)(2)(3)(7)(8)(9)(10)(12)(13)	4.8	49.4
	LSXMB	9,492(1)(4)(5)	96.7
	LSXMK	28,223(1)(2)(3)(5)(6)(7)(8)(9)(10)(12)(13)(14)	13.0
	BATRA	518(1)(2)(3)(7)(8)(9)(12)(13)	5.0
	BATRB	949(1)(4)(5)	96.7
	BATRK	4,834(1)(2)(3)(5)(6)(7)(8)(9)(12)(13)(14)	11.9
	FWONA	1,223(1)(2)(3)(7)(8)(9)(12)(13)	4.7
	FWONB	2,373(1)(4)(5)	96.7
	FWONK	7,808(1)(2)(3)(5)(6)(7)(8)(9)(12)(13)(14)	3.8
	SIRI	1,411(3)(11)	*	*
*
Less than one percent

**
Less than 1,000 shares

Liberty Media Corporation 2019 Proxy Statement | 15

(1)
Includes 101,778 LSXMA shares, 230,564 LSXMB shares, 664,684 LSXMK shares, 10,177 BATRA shares, 23,056 BATRB shares, 113,329 BATRK shares, 25,444 FWONA shares, 57,641 FWONB shares and 166,171 FWONK shares held by Mr. Malone’s wife, Mrs. Leslie Malone, as to which shares Mr. Malone has disclaimed beneficial ownership.

(2)
Includes (i) 250,000 LSXMA shares, 162,500 LSXMK shares, 25,000 BATRA shares, 28,781 BATRK shares, 62,500 FWONA shares and 40,625 FWONK shares held by The Malone Family Land Preservation Foundation and (ii) 203,043 LSXMA shares, 20,304 BATRA shares, 9,543 BATRK shares and 50,760 FWONA shares held by The Malone Family Foundation, as to which shares Mr. Malone has disclaimed beneficial ownership.

(3)
Includes 612,907 LSXMA shares, 4,425,554 LSXMK shares, 61,290 BATRA shares, 1,095,768 BATRK shares, 153,226 FWONA shares, 1,125,144 FWONK shares and 267,141 SIRI shares pledged to Fidelity Brokerage Services, LLC (Fidelity); 2,157,102 LSXMK shares, 510,221 BATRK shares, and 801,055 FWONK shares pledged to Merrill Lynch, Pierce, Fenner & Smith Incorporated (Merrill Lynch); and 7,380,000 LSXMK shares, 1,102,500 BATRK shares and 1,875,000 FWONK shares pledged to Bank of America (BoA) in connection with margin loan facilities extended by BoA.

(4)
Includes 108,687 LSXMB shares, 10,868 BATRB shares, and 27,171 FWONB shares held by two trusts which are managed by an independent trustee, of which the beneficiaries are Mr. Malone’s adult children and in which Mr. Malone has no pecuniary interest. Mr. Malone retains the right to substitute assets held by the trusts and has disclaimed beneficial ownership of the shares held by the trusts.

(5)
Includes 490,597 LSXMB shares, 671,594 LSXMK shares, 49,059 BATRB shares, 167,293 BATRK shares, 122,649 FWONB shares and 245,298 FWONK shares held by a trust with respect to which Mr. Malone is the sole trustee and, with his wife, retains a unitrust interest in the trust.

(6)
Includes shares held in the Liberty Media 401(k) Savings Plan as follows:

	LSXMK	BATRK	FWONK

John C. Malone	373	31	69
Gregory B. Maffei	38,178	3,780	9,467
Albert E. Rosenthaler	7,067	703	1,748
Total	45,618	4,514	11,284

(7)
Includes beneficial ownership of shares that may be acquired upon exercise of, or which relate to, stock options exercisable within 60 days after February 28, 2019.

	LSXMA	LSXMK	BATRA	BATRK	FWONA	FWONK

Brian M. Deevy	—	8,149	—	949	—	3,254
M. Ian G. Gilchrist	854	18,868	85	2,795	213	9,053
Gregory B. Maffei	1,165,787	6,825,622	116,599	720,409	291,362	1,626,471
Evan D. Malone	—	29,263	—	3,535	—	9,701
David E. Rapley	—	14,631	—	1,767	—	4,850
Larry E. Romrell	—	29,263	—	3,535	—	9,701
Andrea L. Wong	—	17,263	—	2,341	—	4,669
Mark D. Carleton	—	157,858	7,327	26,743	18,309	19,524
Albert E. Rosenthaler	—	158,242	3,328	23,627	—	19,331
Total	1,166,641	7,259,159	127,339	785,701	309,884	1,706,554

(8)
Includes 305,768 LSXMA shares, 595,757 LSXMK shares, 30,576 BATRA shares, 45,677 BATRK shares, 14,758 FWONA shares and 72,313 FWONK shares held by The Maffei Foundation, as to which shares Mr. Maffei has disclaimed beneficial ownership.

(9)
Includes 680,989 LSXMA shares, 1,489,367 LSXMK shares, 119,007 BATRA shares, 492,012 BATRK shares, 170,247 FWONA shares and 671,937 FWONK shares pledged to Morgan Stanley Private Bank, National Association in connection with a loan facility.

(10)
Includes 824,069 LSXMA shares and 285,232 LSXMK shares held by a grantor retained annuity trust.

(11)
Includes beneficial ownership of shares that may be acquired upon exercise of, or which relate to, stock options exercisable within 60 days after February 28, 2019.

SIRI

Gregory B. Maffei	726,643
Evan D. Malone	219,718
Mark D. Carleton	145,559
Total	1,091,920

(12)
Includes 21,585 LSXMA shares, 43,170 LSXMK shares, 2,158 BATRA shares, 7,568 BATRK shares, 5,396 FWONA shares and 10,792 FWONK shares owned by Hilltop Investments, LLC, which is jointly owned by Mr. Bennett and his wife, Mrs. Deborah Bennett.

(13)
Includes 247 LSXMA shares, 494 LSXMK shares, 24 BATRA shares, 87 BATRK shares, 61 FWONA shares and 123 FWONK shares held by the WJD Foundation, over which Mr. Deevy has sole voting power.

16 | Liberty Media Corporation 2019 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
(14)
Includes performance-based restricted stock units that had been certified as earned by our compensation committee that will be settled in shares of our common stock within 60 days of February 28, 2019, as follows:

	LSXMK	BATRK	FWONK

Gregory B. Maffei	—	14,121	98,429
Mark D. Carleton	12,239	1,810	9,010
Albert E. Rosenthaler	12,239	1,810	9,010
Richard N. Baer	16,391	2,424	12,066
Total	40,869	20,165	128,515

Changes in Control
We know of no arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of our company.
Liberty Media Corporation 2019 Proxy Statement | 17

PROPOSALS OF OUR BOARD
The following proposals will be presented at the annual meeting by our board of directors.
PROPOSAL 1—THE ELECTION OF DIRECTORS PROPOSAL
Board of Directors
Our board of directors currently consists of nine directors, divided among three classes. Our Class III directors, whose term will expire at the 2019 annual meeting, are John C. Malone, Robert R. Bennett and M. Ian G. Gilchrist. These directors are nominated for election to our board to continue serving as Class III directors, and we have been informed that Messrs. Malone, Bennett and Gilchrist are each willing to continue serving as a director of our company. The term of the Class III directors who are elected at the annual meeting will expire at the annual meeting of our stockholders in the year 2022. Our Class I directors, whose term will expire at the annual meeting of stockholders in the year 2020, are Evan D. Malone, David E. Rapley and Larry E. Romrell. Our Class II directors, whose term will expire at the annual meeting of stockholders in the year 2021, are Brian M. Deevy, Gregory B. Maffei and Andrea L. Wong.
If any nominee should decline election or should become unable to serve as a director of our company for any reason before election at the annual meeting, votes will be cast by the persons appointed as proxies for a substitute nominee, if any, designated by the board of directors.
The following lists the three nominees for election as directors at the annual meeting and the six directors of our company whose term of office will continue after the annual meeting, and includes as to each person how long such person has been a director of our company, such person’s professional background, other public company directorships and other factors considered in the determination that such person possesses the requisite qualifications and skills to serve as a member of our board of directors. All positions referenced in the biographical information below with our company include, where applicable, positions with our predecessors. The number of shares of our common stock beneficially owned by each director is set forth in this proxy statement under the caption “Security Ownership of Certain Beneficial Owners and Management.”
Nominees for Election as Directors
John C. Malone
•
Age: 78

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Chairman of the Board of our company.

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Professional Background: Mr. Malone has served as the Chairman of the Board of our company (including our predecessor) since August 2011 and as a director since December 2010. He served as Chairman of the Board of Qurate Retail, Inc. (formerly named Liberty Interactive Corporation, Qurate Retail), including its predecessor, from its inception in 1994 until March 2018 and served as Qurate Retail’s Chief Executive Officer from August 2005 to February 2006. Mr. Malone served as Chairman of the Board of Tele-Communications, Inc. (TCI) from November 1996 until March 1999, when it was acquired by AT&T Corp., and as Chief Executive Officer of TCI from January 1994 to March 1997.

•
Other Public Company Directorships: Mr. Malone has served as (i) a director of Qurate Retail (including its predecessor) since 1994 and served as Chairman of the Board of Qurate Retail (including its predecessor) from 1994 to March 2018, (ii) a director of Discovery, Inc. (Discovery), which was formerly known as Discovery Communications, Inc. (Discovery Communications), since September 2008, and a director of Discovery Communications’ predecessor, Discovery Holding Company (DHC), from May 2005 to September 2008 and as Chairman of the Board from March 2005 to September 2008, (iii) the Chairman of the Board of Liberty Global plc (LGP) since June 2013, having previously served as Chairman of the Board of Liberty Global, Inc. (LGI), LGP’s predecessor, from June 2005 to June 2013 and as Chairman of the Board of LGI’s predecessor, Liberty Media International, Inc. (LMI) from March 2004 to June 2005 and a director of UnitedGlobalCom, Inc., now a subsidiary of LGP, from January 2002 to June 2005, (iv) the Chairman of the Board of Liberty Broadband Corporation (Liberty Broadband) since November 2014, (v) Chairman of the Board of Liberty Expedia Holdings, Inc. (Liberty Expedia) since November 2016, (vi) a director of Liberty Latin America Ltd. since December 2017 and (vii) Chairman of the Board of GCI Liberty, Inc. (GCI Liberty)

18 | Liberty Media Corporation 2019 Proxy Statement

PROPOSAL 1—THE ELECTION OF DIRECTORS PROPOSAL
since March 2018. Previously, he served as (i) a director of Lions Gate Entertainment Corp. from March 2015 to September 2018, (ii) a director of Charter Communications, Inc. (Charter) from May 2013 to July 2018, (iii) a director of Expedia, Inc. from December 2012 to December 2017, having previously served as a director from August 2005 to November 2012, (iv) the Chairman of the Board of Liberty TripAdvisor Holdings, Inc. (Liberty TripAdvisor) from August 2014 to June 2015, (v) a director of Sirius XM from April 2009 to May 2013, (vi) a director of Ascent Capital Group, Inc. (Ascent) from January 2010 to September 2012, (vii) a director of Live Nation Entertainment, Inc. (Live Nation) from January 2010 to February 2011, (viii) Chairman of the Board of DIRECTV and its predecessors from February 2008 to June 2010 and (ix) a director of IAC/InterActiveCorp from May 2006 to June 2010.
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Board Membership Qualifications: Mr. Malone, as President of TCI, co-founded Qurate Retail’s former parent company and is considered one of the preeminent figures in the media and telecommunications industry. He is well known for his sophisticated problem solving and risk assessment skills.

Robert R. Bennett
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Age: 61

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A director of our company.

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Professional Background: Mr. Bennett has served as a director of our company (including our predecessor) since September 2011. Mr. Bennett serves as Managing Director of Hilltop Investments LLC, a private investment company. Mr. Bennett served as the Chief Executive Officer of Qurate Retail from April 1997 to August 2005 and its President from April 1997 to February 2006 and held various executive positions with Qurate Retail from 1994 to 1997.

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Other Public Company Directorships: Mr. Bennett served as a director of Qurate Retail from September 1994 to December 2011. He has served as a director of Discovery since September 2008 and served as a director of DHC from May 2005 to September 2008. Mr. Bennett has served as a director of HP, Inc. (formerly Hewlett-Packard Company) since July 2013. He served as a director of Demand Media, Inc. from January 2011 to February 2014 and Sprint Corporation (and its predecessor) from October 2006 to November 2016.

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Board Membership Qualifications: Mr. Bennett brings to our board in-depth knowledge of the media and telecommunications industry generally and our corporate history specifically. He has experience in significant leadership positions with Qurate Retail, especially as a past Chief Executive Officer and President, and provides our company with strategic insights. Mr. Bennett also has an in-depth understanding of finance, and has held various financial management positions during the course of his career.

M. Ian G. Gilchrist
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Age: 69

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A director of our company.

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Professional Background: Mr. Gilchrist has served as a director of our company (including our predecessor) since September 2011 and as a director and the President of Trine Acquisition Corp. since March 2019. Mr. Gilchrist held various officer positions including Managing Director at Citigroup/Salomon Brothers from 1995 to 2008, CS First Boston Corporation from 1988 to 1995, and Blyth Eastman Paine Webber from 1982 to 1988 and served as a Vice President of Warburg Paribas Becker Incorporated from 1976 to 1982. Previously, he worked in the venture capital field and as an investment analyst.

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Other Public Company Directorships: Mr. Gilchrist has served as a director of Qurate Retail since July 2009 and as a director of Trine Acquisition Corp. since March 2019.

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Board Membership Qualifications: Mr. Gilchrist’s field of expertise is in the media and telecommunications sector, having been involved with companies in this industry during much of his 32 years as an investment banker. Mr. Gilchrist brings to our board significant financial expertise and a unique perspective on the company and the media and telecommunications sector. He is also an important resource with respect to the financial services firms that our company engages from time to time.

Liberty Media Corporation 2019 Proxy Statement | 19

Directors Whose Term Expires in 2020
Evan D. Malone
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Age: 48

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A director of our company.

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Professional Background: Dr. Malone has served as a director of our company (including our predecessor) since September 2011. Since June 2009, he has served as President of NextFab Studio, LLC, which provides manufacturing-related technical training, product development, and business acceleration services. Since January 2008, Dr. Malone has served as the owner and manager of a real estate property and management company, 1525 South Street LLC. Dr. Malone has served as co-owner and director of Drive Passion PC Services, CC, an Internet café, telecommunications and document services company, in South Africa since 2007 and served as an applied physics technician for Fermi National Accelerator Laboratory, part of the national laboratory system of the Office of Science, U.S. Department of Energy, from 1999 until 2001. He also is a founding member of Jet Wine Bar, a wine bar, and Rex 1516, a restaurant, both in Philadelphia. Since November 2016, he has served as director and president of the NextFab Foundation, an IRS 501(c)(3) private operating foundation, which provides manufacturing-related technology and education to communities affected by economic or humanitarian distress.

•
Other Public Company Directorships: Dr. Malone has served as a director of Qurate Retail since August 2008 and Sirius XM since May 2013.

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Board Membership Qualifications: Dr. Malone brings an applied science and engineering perspective to the board. Dr. Malone’s perspectives assist the board in developing business strategies and adapting to technological changes facing the industries in which our company competes. In addition, his entrepreneurial experience assists the board in evaluating strategic opportunities.

David E. Rapley
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Age: 77

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A director of our company.

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Professional Background: Mr. Rapley has served as a director of our company (including our predecessor) since September 2011. Mr. Rapley founded Rapley Engineering Services, Inc. (RESI) and served as its Chief Executive Officer and President from 1985 to 1998. Mr. Rapley also served as Executive Vice President of Engineering of VECO Corp. Alaska (a company that acquired RESI in 1998) from January 1998 to December 2001. Mr. Rapley served as the President and Chief Executive Officer of Rapley Consulting, Inc. from January 2000 to December 2014. From 2003 to 2013, Mr. Rapley was a director of Merrick & Co., a private firm providing engineering and other services to domestic and international clients. From 2008 to 2011, Mr. Rapley was chairman of the board of Merrick Canada ULC.

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Other Public Company Directorships: Mr. Rapley has served as a director of Qurate Retail since July 2002, having previously served as a director during 1994. He has served as a director of LGP since June 2013, having previously served as a director of LGI, LGP’s predecessor, from June 2005 to June 2013 and as a director of LMI, LGI’s predecessor, from May 2004 to June 2005.

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Board Membership Qualifications: Mr. Rapley brings to our board the unique perspective of his lifelong career as an engineer. The industries in which our company competes are heavily dependent on technology, which continues to change and advance. Mr. Rapley’s perspectives assist the board in adapting to these changes and developing strategies for our businesses.

Larry E. Romrell
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Age: 79

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A director of our company.

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Professional Background: Mr. Romrell has served as a director of our company (including our predecessor) since September 2011. Mr. Romrell held numerous executive positions with TCI from 1991 to 1999. Previously, Mr. Romrell held various executive positions with Westmarc Communications, Inc.

•
Other Public Company Directorships: Mr. Romrell has served as a director of Qurate Retail since December 2011, having previously served as a director from March 1999 to September 2011, and as a

20 | Liberty Media Corporation 2019 Proxy Statement

PROPOSAL 1—THE ELECTION OF DIRECTORS PROPOSAL
director of Liberty TripAdvisor since August 2014. He has served as a director of LGP since June 2013, having previously served as a director of LGI, LGP’s predecessor, from June 2005 to June 2013 and as a director of LMI, LGI’s predecessor, from May 2004 to June 2005.
•
Board Membership Qualifications: Mr. Romrell brings extensive experience, including venture capital experience, in the telecommunications industry to our board and is an important resource with respect to the management and operations of companies in the media and telecommunications sector.

Directors Whose Term Expires in 2021
Brian M. Deevy
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Age: 64

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A director of our company.

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Professional Background: Mr. Deevy has been a director of our company since June 2015. Mr. Deevy previously served as the head of Royal Bank of Canada (RBC) Capital Markets’ Communications, Media & Entertainment Group (CME Group) until June 2015. Mr. Deevy was responsible for strategic development of the CME Group’s business, which includes mergers & acquisitions, private equity and debt capital formation and financial advisory engagements. Mr. Deevy also served as Chairman and Chief Executive Officer of Daniels & Associates, the investment banking firm that provided financial advisory services to the communications industry until it was acquired by RBC in 2007. Prior to joining Daniels & Associates, RBC Daniels’ predecessor, Mr. Deevy was with Continental Illinois National Bank.

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Other Public Company Directorships: Mr. Deevy served as a director of Ascent from November 2013 to May 2016. Mr. Deevy served on the board of directors of Ticketmaster Entertainment, Inc. from August 2008 to January 2010.

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Board Membership Qualifications: Mr. Deevy brings to our board in-depth knowledge of the communications, media and entertainment industries. He has an extensive background in mergers and acquisitions, investment banking and capital formation and provides strategic insights with respect to our company’s activities in these areas.

Gregory B. Maffei
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Age: 58

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Chief Executive Officer, President and a director of our company.

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Professional Background: Mr. Maffei has served as a director and the President and Chief Executive Officer of our company (including our predecessor) since May 2007, Liberty Broadband since June 2014 and GCI Liberty since March 2018. He has served as a director, the President and Chief Executive Officer of Liberty TripAdvisor since July 2013 and as its Chairman of the Board since June 2015. He has served as the Chairman of the Board of Qurate Retail (including its predecessor), since March 2018, and as a director of Qurate Retail (including its predecessor) since November 2005. Mr. Maffei also served as the President and Chief Executive Officer of Qurate Retail (including its predecessor) from February 2006 to March 2018, having served as its CEO-Elect from November 2005 through February 2006. Prior thereto, Mr. Maffei served as President and Chief Financial Officer of Oracle Corporation (Oracle), Chairman, President and Chief Executive Officer of 360networks Corporation (360networks), and Chief Financial Officer of Microsoft Corporation (Microsoft).

•
Other Public Company Directorships: Mr. Maffei has served as (i) Chairman of the Board of Qurate Retail since March 2018 and a director of Qurate Retail (including its predecessor) since November 2005, (ii) Chairman of the Board of Liberty TripAdvisor since June 2015 and a director since July 2013, (iii) a director of Liberty Broadband since June 2014, (iv) a director of GCI Liberty since March 2018, (v) the Chairman of the Board of TripAdvisor, Inc. since February 2013, (vi) the Chairman of the Board of Live Nation since March 2013 and as a director since February 2011, (vii) the Chairman of the Board of Sirius XM since April 2013 and as a director since March 2009, (viii) a director of Zillow Group, Inc. since February 2015, having previously served as a director of its predecessor, Zillow, Inc., from May 2005 to February 2015, and (ix) a director of Charter since May 2013. Mr. Maffei served as (i) a director of DIRECTV and its predecessors from February 2008 to June 2010, (ii) a director of Electronic Arts, Inc. from June 2003 to July 2013, (iii) a director of Barnes & Noble, Inc. from September 2011 to April 2014, (iv) Chairman of the Board of Starz from

Liberty Media Corporation 2019 Proxy Statement | 21

January 2013 until its acquisition by Lions Gate Entertainment Corp. in December 2016 and (v) the Chairman of the Board of Pandora Media, Inc. from September 2017 to February 2019.
•
Board Membership Qualifications: Mr. Maffei brings to our board significant financial and operational experience based on his senior policy making positions at our company, Qurate Retail (including its predecessor), GCI Liberty, Liberty TripAdvisor, Liberty Broadband, Oracle, 360networks and Microsoft and his public company board experience. He provides our board with executive leadership perspective on the operations and management of large public companies and risk management principles.

Andrea L. Wong
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Age: 52

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A director of our company.

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Professional Background: Ms. Wong has served as a director of our company (including our predecessor) since September 2011. Ms. Wong served as President, International Production for Sony Pictures Television and President, International for Sony Pictures Entertainment from September 2011 to March 2017. She previously served as President and Chief Executive Officer of Lifetime Entertainment Services from 2007 to April 2010. Ms. Wong also served as an Executive Vice President with ABC, Inc., a subsidiary of The Walt Disney Company, from 2003 to 2007.

•
Other Public Company Directorships: Ms. Wong has served as a director of Qurate Retail since April 2010, as a director of Hudson’s Bay Company since September 2014, as a director of Hudson Pacific Properties, Inc. since August 2017 and as a director of Social Capital Hedosophia Holdings Corp. since September 2017.

•
Board Membership Qualifications: Ms. Wong brings to our board significant experience in the media and entertainment industry, having an extensive background in media programming across a variety of platforms, as well as executive leadership experience with the management and operation of companies in the entertainment sector. Her experience with programming development and production, brand enhancement and marketing brings a pragmatic and unique perspective to our board. Her professional expertise, combined with her continued involvement in the media and entertainment industry, makes her a valuable member of our board.

Vote and Recommendation
A plurality of the combined voting power of the outstanding shares of our common stock present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors at the annual meeting, voting together as a single class, is required to elect each of Messrs. Malone, Bennett and Gilchrist as a Class III member of our board of directors.
Our board of directors unanimously recommends a vote “FOR” the election of each nominee to our board of directors.
22 | Liberty Media Corporation 2019 Proxy Statement

PROPOSAL 2—THE AUDITORS RATIFICATION PROPOSAL
We are asking our stockholders to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2019.
Even if the selection of KPMG LLP is ratified, the audit committee of our board of directors in its discretion may direct the appointment of a different independent accounting firm at any time during the year if our audit committee determines that such a change would be advisable. In the event our stockholders fail to ratify the selection of KPMG LLP, our audit committee will consider it as a direction to select other auditors for the year ending December 31, 2019.
A representative of KPMG LLP is expected to be available to answer appropriate questions at the annual meeting and will have the opportunity to make a statement if he or she so desires.
Audit Fees and All Other Fees
The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our consolidated financial statements for 2018 and 2017 and fees billed for other services rendered by KPMG LLP.
	2018(1)	2017(1)

Audit fees	$3,107,000	3,221,000
Audit related fees(2)	72,000	—
Audit and audit related fees	3,179,000	3,221,000
Tax fees(3)	441,000	1,612,000
All other fees	5,000	5,000
Total fees	$3,625,000	4,838,000

(1)
Such fees with respect to 2018 and 2017 exclude audit fees, audit related fees and tax fees billed by KPMG LLP to Sirius XM for services rendered. Sirius XM is a separate public company and its audit fees, audit related fees, tax fees and all other fees (which aggregated $2,567,500 in 2018 and $2,622,800 in 2017) are reviewed and approved by the audit committee of the board of directors of Sirius XM.

(2)
Consists of audit related fees with respect to due diligence related to potential business combinations.

(3)
Tax fees consist of tax compliance and consultations regarding the tax implications of certain transactions.

Our audit committee has considered whether the provision of services by KPMG LLP to our company other than auditing is compatible with KPMG LLP maintaining its independence and believes that the provision of such other services is compatible with KPMG LLP maintaining its independence.
Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor
Our audit committee has adopted a policy regarding the pre-approval of all audit and permissible non-audit services provided by our independent auditor. Pursuant to this policy, our audit committee has approved the engagement of our independent auditor to provide the following services (all of which are collectively referred to as pre-approved services):
•
audit services as specified in the policy, including (i) financial audits of our company and our subsidiaries, (ii) services associated with registration statements, periodic reports and other documents filed or issued in connection with securities offerings (including comfort letters and consents), (iii) attestations of management reports on our internal controls and (iv) consultations with management as to accounting or disclosure treatment of transactions;

•
audit related services as specified in the policy, including (i) due diligence services, (ii) financial statement audits of employee benefit plans, (iii) consultations with management as to the accounting or disclosure treatment of transactions, (iv) attest services not required by statute or regulation, (v) certain audits incremental to the audit of our consolidated financial statements, (vi) closing balance sheet audits related to dispositions, and (vii) general assistance with implementation of the requirements of certain Securities and Exchange Commission (SEC) rules or listing standards; and

Liberty Media Corporation 2019 Proxy Statement | 23

•
tax services as specified in the policy, including federal, state, local and international tax planning, compliance and review services, expatriate tax assistance and compliance and tax due diligence and advice regarding mergers and acquisitions.

Notwithstanding the foregoing general pre-approval, if, in the reasonable judgment of Liberty Media’s Chief Financial Officer or Senior Vice President and Controller, an individual project involving the provision of pre-approved services is likely to result in fees in excess of  $100,000, or if individual projects under $100,000 are likely to equal or exceed $500,000 during the period between the regularly scheduled meetings of the audit committee, then such projects will require the specific pre-approval of our audit committee. Our audit committee has delegated the authority for the foregoing approvals to the chairman of the audit committee, subject to his subsequent disclosure to the entire audit committee of the granting of any such approval. Brian M. Deevy currently serves as the chairman of our audit committee. In addition, the independent auditor is required to provide a report at each regularly scheduled audit committee meeting on all pre-approved services incurred during the preceding quarter. Any engagement of our independent auditors for services other than the pre-approved services requires the specific approval of our audit committee.
Under our policy, any fees incurred by Sirius XM in connection with the provision of services by Sirius XM’s independent auditor, are expected to be reviewed and approved by Sirius XM’s audit committee pursuant to Sirius XM’s policy regarding the pre-approval of all audit and permissible non-audit services provided by its independent auditor in effect at the time of such approval. Such approval by Sirius XM’s audit committee pursuant to its policy is deemed to be pre-approval of the services by our audit committee.
Our pre-approval policy prohibits the engagement of our independent auditor to provide any services that are subject to the prohibition imposed by Section 201 of the Sarbanes-Oxley Act.
All services provided by our independent auditor during 2018 were approved in accordance with the terms of the policy in place.
Vote and Recommendation
The affirmative vote of a majority of the combined voting power of the outstanding shares of our common stock that are present in person or by proxy, and entitled to vote at the annual meeting, voting together as a single class, is required to approve the auditors ratification proposal.
Our board of directors unanimously recommends a vote “FOR” the auditors ratification proposal.
24 | Liberty Media Corporation 2019 Proxy Statement

MANAGEMENT AND GOVERNANCE MATTERS
Executive Officers
The following lists the executive officers of our company (other than Gregory B. Maffei, our President and Chief Executive Officer, and John C. Malone, our Chairman of the Board, each of whom also serve as directors of our company and who are listed under “Proposals of Our Board—Proposal 1—The Election of Directors Proposal”), their ages and a description of their business experience, including positions held with our company. All positions referenced in the table below with our company include, where applicable, positions with our predecessors.
Name	Positions
Richard N. Baer Age: 62	Mr. Baer has served as Chief Legal Officer of our company, Qurate Retail, Liberty TripAdvisor and Liberty Broadband since January 2016, Liberty Expedia since March 2016 and GCI Liberty since March 2018. He previously served as a Senior Vice President and General Counsel of our company and Qurate Retail from January 2013 to December 2015, Liberty TripAdvisor from July 2013 to December 2015 and Liberty Broadband from June 2014 to December 2015. Previously, Mr. Baer served as Executive Vice President and Chief Legal Officer of UnitedHealth Group Incorporated from May 2011 to December 2012. He served as Executive Vice President and General Counsel of Qwest Communications International Inc. from December 2002 to April 2011 and Chief Administrative Officer from August 2008 to April 2011.
Albert E. Rosenthaler Age: 59	Mr. Rosenthaler has served as Chief Corporate Development Officer of our company, Qurate Retail, Liberty TripAdvisor, Liberty Broadband and Liberty Expedia since October 2016 and GCI Liberty since March 2018. He previously served as Chief Tax Officer of our company, Qurate Retail, Liberty TripAdvisor and Liberty Broadband from January 2016 to September 2016 and Liberty Expedia from March 2016 to September 2016. Prior to that, he served as a Senior Vice President of our company (including our predecessor) from May 2007 to December 2015, Qurate Retail (including its predecessor) from April 2002 to December 2015, Liberty TripAdvisor from July 2013 to December 2015 and Liberty Broadband from June 2014 to December 2015.
Mark D. Carleton Age: 58	Mr. Carleton has served as Chief Financial Officer of our company, Qurate Retail and Liberty Broadband since October 2016. He has also served as Chief Financial Officer of GCI Liberty since March 2018 and served as Treasurer from March 2018 to May 2018. He previously served as Chief Development Officer of our company, Qurate Retail, Liberty Broadband and Liberty TripAdvisor from January 2016 to September 2016, as a Senior Vice President of our company from January 2013 to December 2015, Liberty Broadband from October 2014 to December 2015, and Qurate Retail from November 2014 to December 2015, and as a Senior Vice President of predecessors of Liberty Media from December 2003 to January 2013. Prior to that time, Mr. Carleton served as a partner at KPMG LLP, where he had overall responsibility for the communications sector and served on KPMG’s board of directors.
Our executive officers will serve in such capacities until their respective successors have been duly elected and have been qualified, or until their earlier death, resignation, disqualification or removal from office. There is no family relationship between any of our executive officers or directors, by blood, marriage or adoption, other than Evan D. Malone, who is the son of John C. Malone.
During the past ten years, none of our directors and executive officers has had any involvement in such legal proceedings as would be material to an evaluation of his or her ability or integrity.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended (the Exchange Act), requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish us with copies of all Section 16 forms they file.
Liberty Media Corporation 2019 Proxy Statement | 25

Based solely on a review of the copies of the Forms 3, 4 and 5 and amendments to those forms furnished to us during our most recent fiscal year and written representations made to us by our executive officers and directors, we believe that, during the year ended December 31, 2018, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten-percent beneficial owners were met, with the exception of one Form 4 reporting one transaction by Gregory B. Maffei that was filed on an untimely basis.
Code of Ethics
We have adopted a code of business conduct and ethics that applies to our directors, officers, and employees of Liberty Media, which constitutes our “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act. Our code of business conduct and ethics is available on our website at www.libertymedia.com.
Director Independence
It is our policy that a majority of the members of our board of directors be independent of our management. For a director to be deemed independent, our board of directors must affirmatively determine that the director has no direct or indirect material relationship with us. To assist our board of directors in determining which of our directors qualify as independent for purposes of Nasdaq rules as well as applicable rules and regulations adopted by the SEC, the nominating and corporate governance committee of our board of directors follows Nasdaq’s corporate governance rules on the criteria for director independence.
Our board of directors has determined that each of Robert R. Bennett, Brian M. Deevy, M. Ian G. Gilchrist, David E. Rapley, Larry E. Romrell and Andrea L. Wong qualifies as an independent director of our company.
Board Composition
As described above under “Proposals of Our Board—Proposal 1—The Election of Directors Proposal,” our board is comprised of directors with a broad range of backgrounds and skill sets, including in media and telecommunications, science and technology, venture capital, investment banking, auditing and financial engineering. Our board is also chronologically diverse with our members’ ages spanning four decades. For more information on our policies with respect to board candidates, see “—Committees of the Board of Directors—Nominating and Corporate Governance Committee” below.
Board Leadership Structure
Our board has separated the positions of Chairman of the Board and Chief Executive Officer (principal executive officer). John C. Malone, one of our largest stockholders, holds the position of Chairman of the Board, leads our board and board meetings and provides strategic guidance to our Chief Executive Officer. Gregory B. Maffei, our President, holds the position of Chief Executive Officer, leads our management team and is responsible for driving the performance of our company. We believe this division of responsibility effectively assists our board in fulfilling its duties.
Board Role in Risk Oversight
The board as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant board committees. Our audit committee oversees management of financial risks and risks relating to potential conflicts of interest. Our compensation committee oversees the management of risks relating to our compensation arrangements with senior officers. Our nominating and corporate governance committee oversees risks associated with the independence of the board. These committees then provide reports periodically to the full board. The oversight responsibility of the board and its committees is enabled by management reporting processes that are designed to provide visibility to the board about the identification, assessment and management of critical risks. These areas of focus include strategic, operational, financial and reporting, succession and compensation, legal and compliance, and other risks. Our management reporting processes include regular reports from our Chief Executive Officer, which are prepared with input from our senior management team, and also include input from our Internal Audit group.
26 | Liberty Media Corporation 2019 Proxy Statement

MANAGEMENT AND GOVERNANCE MATTERS
Committees of the Board of Directors
Executive Committee
Our board of directors has established an executive committee, whose members are John C. Malone, Gregory B. Maffei and Robert R. Bennett. Except as specifically prohibited by the General Corporation Law of the State of Delaware, the executive committee may exercise all the powers and authority of our board of directors in the management of our business and affairs, including the power and authority to authorize the issuance of shares of our capital stock.
Compensation Committee
Our board of directors has established a compensation committee, whose chairman is M. Ian G. Gilchrist and whose other members are David E. Rapley and Andrea L. Wong. See “—Director Independence” above.
The compensation committee reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and our other executive officers. The compensation committee also reviews and approves the compensation of our Chief Executive Officer, Chief Legal Officer, Chief Financial Officer and Chief Corporate Development Officer, and oversees the compensation of the chief executive officers of our non-public operating subsidiaries. For a description of our processes and policies for consideration and determination of executive compensation, including the role of our Chief Executive Officer and outside consultants in determining or recommending amounts and/or forms of compensation, see “Executive Compensation—Compensation Discussion and Analysis.”
Our board of directors has adopted a written charter for the compensation committee, which is available on our website at www.libertymedia.com.
Compensation Committee Report
The compensation committee has reviewed and discussed with our management the “Compensation Discussion and Analysis” included under “Executive Compensation” below. Based on such review and discussions, the compensation committee recommended to our board of directors that the “Compensation Discussion and Analysis” be included in this proxy statement.
Submitted by the Members of the Compensation Committee

M. Ian G. Gilchrist
David E. Rapley
Andrea L. Wong
Liberty Media Corporation 2019 Proxy Statement | 27

Compensation Committee Interlocks and Insider Participation
No member of our compensation committee during 2018 is or has been an officer or employee of our company, or has engaged in any related party transaction in which our company was a participant.
Nominating and Corporate Governance Committee
Our board of directors has established a nominating and corporate governance committee, whose chairman is David E. Rapley and whose other members are M. Ian G. Gilchrist, Larry E. Romrell and Andrea L. Wong. See “—Director Independence” above.
The nominating and corporate governance committee identifies individuals qualified to become board members consistent with criteria established or approved by our board of directors from time to time, identifies director nominees for upcoming annual meetings, develops corporate governance guidelines applicable to our company and oversees the evaluation of our board and management.
The nominating and corporate governance committee will consider candidates for director recommended by any stockholder provided that such recommendations are properly submitted. Eligible stockholders wishing to recommend a candidate for nomination as a director should send the recommendation in writing to the Corporate Secretary, Liberty Media Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112. Stockholder recommendations must be made in accordance with our bylaws, as discussed under “Stockholder Proposals” below, and contain the following information:
•
the name and address of the proposing stockholder and the beneficial owner, if any, on whose behalf the nomination is being made, and documentation indicating the number of shares of our common stock owned beneficially and of record by such person and the holder or holders of record of those shares, together with a statement that the proposing stockholder is recommending a candidate for nomination as a director;

•
the candidate’s name, age, business and residence addresses, principal occupation or employment, business experience, educational background and any other information relevant in light of the factors considered by the nominating and corporate governance committee in making a determination of a candidate’s qualifications, as described below;

•
a statement detailing any relationship, arrangement or understanding between the proposing stockholder and/or beneficial owner(s), if different, and any other person(s) (including their names) under which the proposing stockholder is making the nomination and any affiliates or associates (as defined in Rule 12b-2 of the Exchange Act) of such proposing stockholder(s) or beneficial owner (each a Proposing Person);

•
a statement detailing any relationship, arrangement or understanding that might affect the independence of the candidate as a member of our board of directors;

•
any other information that would be required under SEC rules in a proxy statement soliciting proxies for the election of such candidate as a director;

•
a representation as to whether the Proposing Person intends (or is part of a group that intends) to deliver any proxy materials or otherwise solicit proxies in support of the director nominee;

•
a representation by each Proposing Person who is a holder of record of our common stock as to whether the notice is being given on behalf of the holder of record and/or one or more beneficial owners, the number of shares held by any beneficial owner along with evidence of such beneficial ownership and that such holder of record is entitled to vote at the annual stockholders meeting and intends to appear in person or by proxy at the annual stockholders meeting at which the person named in such notice is to stand for election;

•
a written consent of the candidate to be named in the proxy statement and to serve as a director, if nominated and elected;

•
a representation as to whether the Proposing Person has received any financial assistance, funding or other consideration from any other person regarding the nomination (a Stockholder Associated Person) (including the details of such assistance, funding or consideration); and

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•
a representation as to whether and the extent to which any hedging, derivative or other transaction has been entered into with respect to our company within the last six months by, or is in effect with respect to, the Proposing Person, any person to be nominated by the proposing stockholder or any Stockholder Associated Person, the effect or intent of which transaction is to mitigate loss to or manage risk or benefit of share price changes for, or increase or decrease the voting power of, the Proposing Person, its nominee, or any such Stockholder Associated Person.

In connection with its evaluation, the nominating and corporate governance committee may request additional information from the proposing stockholder and the candidate. The nominating and corporate governance committee has sole discretion to decide which individuals to recommend for nomination as directors.
To be nominated to serve as a director, a nominee need not meet any specific minimum criteria. However, the nominating and corporate governance committee believes that nominees for director should possess the highest personal and professional ethics, integrity, values and judgment and should be committed to the long-term interests of our stockholders. When evaluating a potential director nominee, including one recommended by a stockholder, the nominating and corporate governance committee will take into account a number of factors, including, but not limited to, the following:
•
independence from management;

•
his or her unique background, including education, professional experience and relevant skill sets;

•
judgment, skill, integrity and reputation;

•
existing commitments to other businesses as a director, executive or owner;

•
personal conflicts of interest, if any; and

•
the size and composition of the existing board of directors, including whether the potential director nominee would positively impact the composition of the board by bringing a new perspective or viewpoint to the board of directors.

The nominating and corporate governance committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The nominating and corporate governance committee does not have a formal policy with respect to diversity; however, our board and the nominating and corporate governance committee believe that it is important that our board members represent diverse viewpoints.
When seeking candidates for director, the nominating and corporate governance committee may solicit suggestions from incumbent directors, management, stockholders and others. After conducting an initial evaluation of a prospective nominee, the nominating and corporate governance committee will interview that candidate if it believes the candidate might be suitable to be a director. The nominating and corporate governance committee may also ask the candidate to meet with management. If the nominating and corporate governance committee believes a candidate would be a valuable addition to our board of directors, it may recommend to the full board that candidate’s nomination and election.
Prior to nominating an incumbent director for re-election at an annual meeting of stockholders, the nominating and corporate governance committee will consider the director’s past attendance at, and participation in, meetings of the board of directors and its committees and the director’s formal and informal contributions to the various activities conducted by the board and the board committees of which such individual is a member.
The members of our nominating and corporate governance committee have determined that Messrs. Malone, Bennett and Gilchrist, who are nominated for election at the annual meeting, continue to be qualified to serve as directors of our company and such nominations were approved by the entire board of directors.
Our board of directors has adopted a written charter for the nominating and corporate governance committee. Our board of directors has also adopted corporate governance guidelines, which were developed by the nominating and corporate governance committee. The charter and the corporate governance guidelines are available on our website at www.libertymedia.com.
Audit Committee
Our board of directors has established an audit committee, whose chairman is Brian M. Deevy and whose other members are M. Ian G. Gilchrist and Larry E. Romrell. See “—Director Independence” above.
Liberty Media Corporation 2019 Proxy Statement | 29

Our board of directors has determined that Mr. Gilchrist is an “audit committee financial expert” under applicable SEC rules and regulations. The audit committee reviews and monitors the corporate financial reporting and the internal and external audits of our company. The committee’s functions include, among other things:
•
appointing or replacing our independent auditors;

•
reviewing and approving in advance the scope and the fees of our annual audit and reviewing the results of our audits with our independent auditors;

•
reviewing and approving in advance the scope and the fees of non-audit services of our independent auditors;

•
reviewing compliance with and the adequacy of our existing major accounting and financial reporting policies;

•
reviewing our management’s procedures and policies relating to the adequacy of our internal accounting controls and compliance with applicable laws relating to accounting practices;

•
confirming compliance with applicable SEC and stock exchange rules; and

•
preparing a report for our annual proxy statement.

Our board of directors has adopted a written charter for the audit committee, which is available on our website at www.libertymedia.com.
Audit Committee Report
Each member of the audit committee is an independent director as determined by our board of directors, based on the listing standards of Nasdaq. Each member of the audit committee also satisfies the SEC’s independence requirements for members of audit committees. Our board of directors has determined that Mr. Gilchrist is an “audit committee financial expert” under applicable SEC rules and regulations.
The audit committee reviews our financial reporting process on behalf of our board of directors. Management has primary responsibility for establishing and maintaining adequate internal controls, for preparing financial statements and for the public reporting process. Our independent auditor, KPMG LLP, is responsible for expressing opinions on the conformity of our audited consolidated financial statements with U.S. generally accepted accounting principles. Our independent auditor also expresses its opinion as to the effectiveness of our internal control over financial reporting.
Our audit committee has reviewed and discussed with management and KPMG LLP our most recent audited consolidated financial statements, as well as management’s assessment of the effectiveness of our internal control over financial reporting and KPMG LLP’s evaluation of the effectiveness of our internal control over financial reporting. Our audit committee has also discussed with KPMG LLP the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees, including that firm’s judgment about the quality of our accounting principles, as applied in its financial reporting.
KPMG LLP has provided our audit committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the audit committee concerning independence, and the audit committee has discussed with KPMG LLP that firm’s independence from the company and its subsidiaries.
Based on the reviews, discussions and other considerations referred to above, our audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2018 (the 2018 Form 10-K), which was filed on February 28, 2019 with the SEC.
Submitted by the Members of the Audit Committee

Brian M. Deevy
M. Ian G. Gilchrist
Larry E. Romrell
Other
Our board of directors, by resolution, may from time to time establish other committees of our board of directors, consisting of one or more of our directors. Any committee so established will have the powers delegated to it by resolution of our board of directors, subject to applicable law.
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Board Meetings
During 2018, there were six meetings of our full board of directors, no meetings of our executive committee, four meetings of our compensation committee, one meeting of our nominating and corporate governance committee and six meetings of our audit committee.
Director Attendance at Annual Meetings
Our board of directors encourages all members of the board to attend each annual meeting of our stockholders. All of the nine directors then serving attended our 2018 annual meeting of stockholders.
Stockholder Communication with Directors
Our stockholders may send communications to our board of directors or to individual directors by mail addressed to the Board of Directors or to an individual director c/o Liberty Media Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112. All such communications from stockholders will be forwarded to our directors on a timely basis.
Executive Sessions
In 2018, the independent directors of our company, then serving, met at three executive sessions without management participation.
Any interested party who has a concern regarding any matter that it wishes to have addressed by our independent directors, as a group, at an upcoming executive session may send its concern in writing addressed to Independent Directors of Liberty Media Corporation, c/o Liberty Media Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112. The current independent directors of our company are Robert R. Bennett, Brian M. Deevy, M. Ian G. Gilchrist, David E. Rapley, Larry E. Romrell and Andrea L. Wong.
Liberty Media Corporation 2019 Proxy Statement | 31

EXECUTIVE COMPENSATION
This section sets forth information relating to, and an analysis and discussion of, compensation paid by our company to the following persons (who we collectively refer to as our named executive officers):
•
John C. Malone, our Chairman of the Board;

•
Gregory B. Maffei, our Chief Executive Officer and President;

•
Mark D. Carleton, our Chief Financial Officer; and

•
Richard N. Baer and Albert E. Rosenthaler, our other two most highly compensated executive officers at the end of 2018.

Compensation Discussion and Analysis
Compensation Overview
Our compensation committee of our board of directors has responsibility for establishing, implementing and regularly monitoring adherence to our compensation philosophy. That philosophy seeks to align the interests of the named executive officers with those of our stockholders, with the ultimate goal of appropriately motivating our executives to increase long-term stockholder value. To that end, the compensation packages provided to the named executive officers (other than Mr. Malone) include significant performance-based bonuses and significant equity incentive awards, including equity awards that vest many years after initial grant.
Our compensation committee seeks to approve a compensation package for each named executive officer that is commensurate with the responsibilities and proven performance of that executive and that is competitive relative to the compensation packages paid to similarly situated executives in other companies. Our compensation committee does not engage in any regular benchmarking analysis; rather, it is familiar with the range of total compensation paid by other companies and periodically reviews survey information provided by Mercer (US) Inc. (Mercer) and others. Our compensation committee uses this range and survey data as a guide to ensure that the named executive officers receive attractive compensation packages. Our compensation committee believes that our compensation packages should assist our company in attracting and retaining key executives critical to our long-term success.
At our 2018 annual stockholder meeting, stockholders representing a majority of the aggregate voting power of Liberty Media present and entitled to vote on our say-on-pay proposal voted in favor of, on an advisory basis, our executive compensation disclosed in our proxy statement for the 2018 annual meeting of stockholders. No material changes were implemented to our executive compensation program as a result of this vote. At our 2018 annual stockholder meeting, stockholders elected to hold a say-on-pay vote every three years and our board of directors adopted this as the frequency at which future say-on-pay votes would be held.
Services Agreements
In connection with prior spin-off or split-off transactions involving our company or Qurate Retail, we entered into transitional services arrangements with each of Qurate Retail, Liberty Broadband, Liberty TripAdvisor, Liberty Expedia and GCI Liberty. Pursuant to these arrangements, our employees provide or provided services to these companies and our company is reimbursed for the time spent serving these companies.
Qurate Retail
We assumed a services agreement with Qurate Retail (the Qurate Retail Services Agreement) in connection with the spin-off of our company from our predecessor parent company. Pursuant to the Qurate Retail Services Agreement, in 2018, Qurate Retail reimbursed us for the portion of the base salary and certain other compensation we paid to our employees that was allocable to Qurate Retail for estimated time spent by each such employee related to that company. Qurate Retail does not reimburse us for time spent by Mr. Maffei on Qurate Retail matters. Rather, Qurate Retail pays Mr. Maffei directly pursuant to his employment agreement with Qurate Retail. The 2018 performance-based bonuses earned by the named executive officers for services provided to our company were paid directly by our company and the performance-based bonuses earned by the named executive officers for services provided to Qurate Retail were paid directly by Qurate Retail. During 2018, the estimate of the allocable percentages of time spent performing services for Qurate Retail, on the one hand, and our company, on the other hand, were reviewed quarterly by our audit committee for appropriateness. The salaries and certain perquisite
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information included in the “Summary Compensation Table” below reflect the portion of the compensation paid by and allocable to Liberty Media and do not reflect the portion of the compensation allocable to Qurate Retail and for which Qurate Retail reimbursed Liberty Media under the Qurate Retail Services Agreement. During the year ended December 31, 2018, the weighted average percentage of each such named executive officer’s time that was allocated to our company was: Mr. Malone—75%; Mr. Baer—70%; Mr. Carleton—75%; and Mr. Rosenthaler—73%.
Other Services Agreements
In connection with each of the August 2014 spin-off of Liberty TripAdvisor from Qurate Retail, our November 2014 spin-off of Liberty Broadband, the November 2016 split-off of Liberty Expedia from Qurate Retail and the March 2018 acquisition and subsequent separation of GCI Liberty from Qurate Retail, we entered into a services agreement with Liberty TripAdvisor, Liberty Broadband, Liberty Expedia and GCI Liberty, respectively, pursuant to which we provide each of them certain administrative and management services, and each of them pays us a monthly management fee, the amount of which is subject to semi-annual review. For the year ended December 31, 2018, Liberty TripAdvisor, Liberty Broadband, Liberty Expedia and GCI Liberty accrued aggregate management fees of  $3.2 million, $3.5 million, $4.0 million and $8.3 million, respectively, payable to our company under the relevant services agreement.
Setting Executive Compensation
In making its compensation decision for each named executive officer (other than Mr. Malone), our compensation committee considers the following:
•
each element of the named executive officer’s compensation, including salary, bonus, equity compensation, perquisites and other personal benefits, and weights equity compensation most heavily;

•
the financial performance of our company compared to internal forecasts and budgets;

•
the scope of the named executive officer’s responsibilities;

•
the competitive nature of the compensation packages offered based on general industry knowledge of the media, telecommunications and entertainment industries and periodic use of survey information provided by Mercer and others; and

•
the performance of the group reporting to the named executive officer.

In addition, when setting compensation, our compensation committee considers the recommendations obtained from our Chief Executive Officer as to all elements of the compensation packages of Messrs. Baer, Carleton and Rosenthaler. To make these recommendations, our Chief Executive Officer evaluates the performance and contributions of each such named executive officer. He also considers whether the pay packages afforded to such named executive officers are competitive and are aligned internally. He also evaluates the named executive officer’s performance against individual, department and corporate goals.
In December 2014, our compensation committee approved a five-year employment agreement with Mr. Maffei (the Maffei Employment Agreement), which establishes his compensation for the term of the agreement. See “—Executive Compensation Arrangements—Gregory B. Maffei” below. Prior to entering into the Maffei Employment Agreement, our compensation committee reviewed information from Mercer with respect to chief executive officer compensation packages at media, telecommunications, e-commerce and entertainment companies and discussed with Mercer alternative equity award structures.
In May 2016, our compensation committee approved a new four-year employment agreement with Mr. Baer (the 2016 Baer Employment Agreement), which establishes his compensation for the term of the agreement. See “—Executive Compensation Arrangements—Richard N. Baer” below. Prior to entering into the 2016 Baer Employment Agreement, our compensation committee reviewed compensation data with respect to chief legal officer compensation packages at media, telecommunications and entertainment companies and considered the recommendations of Mr. Maffei with respect to the proposed compensation package.
Mr. Malone’s compensation is governed by the terms of his employment agreement with our company. See “—Executive Compensation Arrangements—John C. Malone.”
Liberty Media Corporation 2019 Proxy Statement | 33

Elements of 2018 Executive Compensation
For 2018, the principal components of compensation for the named executive officers (other than Mr. Malone) were:
•
base salary;

•
a performance-based bonus, payable in cash;

•
time-vested and performance-based stock option awards and RSUs;

•
perquisites and other limited personal benefits; and

•
deferred compensation arrangements.

Base Salary
Our compensation committee believes base salary should be a relatively smaller portion of each named executive officer’s overall compensation package, thereby aligning the interests of our executives more closely with those of our stockholders. The base salaries of the named executive officers are reviewed on an annual basis (other than Messrs. Malone and Maffei, whose salaries are set by their respective employment agreements), as well as at the time of any change in responsibilities. Typically, after establishing a named executive officer’s base salary, salary increases are limited to cost-of-living adjustments, adjustments based on changes in the scope of the named executive officer’s responsibilities, and adjustments to align the named executive officer’s salary level with those of our other named executive officers. Similarly, in accordance with the terms of his employment agreement, Mr. Malone’s fixed cash compensation is limited.
After completion of the annual review in December 2017, the 2018 base salaries of Messrs. Baer, Carleton and Rosenthaler were increased by 2%, reflecting a cost-of-living adjustment. For 2018, Mr. Maffei received the 5% base salary increase prescribed by the Maffei Employment Agreement. Mr. Malone received no increase under the terms of his employment agreement.
2018 Performance-based Bonuses
For 2018, our compensation committee adopted an annual, performance-based bonus program for each of the named executive officers (other than Mr. Malone). The 2018 bonus program was comprised of two components: a bonus amount payable based on each participant’s individual performance (the Individual Performance Bonus) and a bonus amount payable based on the corporate performance of our company (the Corporate Performance Bonus). No amounts would be payable under our 2018 bonus program unless a minimum corporate performance was achieved: the combined Adjusted OIBDA (or equivalent measure) of Sirius XM, Braves Holdings, LLC (Braves Holdings), Formula 1 (or F1), and a proportionate share of the equivalent measure of Adjusted OIBDA of Live Nation, for the year ended December 31, 2018 was required to exceed $500 million (the Bonus Threshold). If the Bonus Threshold was met, the notional bonus pool for our company would be funded with 0.57% of the amount by which such combined Adjusted OIBDA exceeded $500 million (the Cash Bonus Pool). If the Cash Bonus Pool were insufficient to cover the aggregate maximum bonus amounts of all participants (as described in more detail below), each participant’s maximum bonus amount would be reduced pro rata, for all purposes under the program, based upon his respective maximum bonus amount.
For purposes of the bonus program, Adjusted OIBDA is defined as revenue less cost of sales, operating expense and selling, general and administrative expense (excluding stock compensation). Sirius XM and Live Nation do not report Adjusted OIBDA information. As a result, we used Adjusted EBITDA as reported by Sirius XM and Adjusted Operating Income, or AOI, as reported by Live Nation, which are the most similar non-GAAP measures reported by Sirius XM and Live Nation, to determine their results. For a definition of Adjusted EBITDA as defined by Sirius XM, see Sirius XM’s Annual Report on Form 10-K for the year ended December 31, 2018, filed on January 30, 2019. For a definition of AOI as defined by Live Nation, see Live Nation’s Annual Report on Form 10-K for the year ended December 31, 2018, filed on February 28, 2019.
Each participant was assigned a maximum bonus under the performance-based bonus program for each of Liberty Media and Qurate Retail. The maximum bonuses for the Liberty Media program were as follows: Mr. Maffei—$8,341,414; Mr. Baer—$1,406,882; Mr. Carleton—$1,366,305; and Mr. Rosenthaler—$1,366,305 (each participant’s LMC Funding Pool Maximum Performance Bonus). Qurate Retail also established maximum performance-based bonuses for our participants as follows: Mr. Maffei—$5,560,943; Mr. Baer—$937,921; Mr. Carleton—$910,870; and Mr. Rosenthaler—$910,870.
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To determine the LMC Funding Pool Maximum Performance Bonus for each of Messrs. Baer, Carleton and Rosenthaler, our compensation committee divided the base salary paid by our company in half, recognizing that the other half would be subject to Qurate Retail’s bonus program. Our compensation committee then set the LMC Funding Pool Maximum Performance Bonus at three times the quotient above for Mr. Baer, Mr. Carleton and Mr. Rosenthaler. Mr. Maffei’s LMC Funding Pool Maximum Performance Bonus was set at seven and one half times the base salary paid by our company, which exceeded the terms of the Maffei Employment Agreement. Mr. Baer’s LMC Funding Pool Maximum Performance Bonus was set at three times the base salary paid by our company, which exceeded the terms of the 2016 Baer Employment Agreement. Our compensation committee increased Mr. Maffei’s LMC Funding Pool Maximum Performance Bonus and Mr. Baer’s LMC Funding Pool Maximum Performance Bonus to account for the fact that their respective time allocated to Liberty TripAdvisor, Liberty Broadband, Liberty Expedia, and GCI Liberty under the services agreements is charged to our company in the determination of their LMC individual bonuses by our compensation committee. In addition, the LMC Funding Pool Maximum Performance Bonuses of Mr. Carleton and Mr. Rosenthaler were similarly increased in 2018.
Our compensation committee then determined that if the Cash Bonus Pool were fully funded, it would make its determinations as to the percentage to pay Mr. Maffei and Mr. Baer based on the above-described contractual limits (five times base pay for Mr. Maffei and two times attributable base pay for Mr. Baer). Similarly, our compensation committee determined to make its determinations as to the percentage to pay Mr. Carleton and Mr. Rosenthaler based on a limit of two times their respective attributable base pay. These limits will be referred to as the LMC Maximum Performance Bonus.
Assuming the Bonus Threshold was met (and after taking into account any reductions associated with a shortfall in the Cash Bonus Pool), each participant was entitled to receive from our company an amount (the LMC Maximum Individual Bonus) equal to 60% of the LMC Maximum Performance Bonus for that participant. The LMC Maximum Individual Bonus was subject to reduction based on a determination of the participant’s achievement of qualitative criteria established with respect to the services to be performed by the participant on behalf of our company. Under Qurate Retail’s corollary program, each participant was entitled to receive from Qurate Retail a maximum individual bonus equal to 60% of his Qurate Retail maximum performance bonus, subject to reduction based on a determination of the participant’s achievement of qualitative criteria established with respect to the services to be performed by the participant on behalf of Qurate Retail. Our compensation committee believes this construct was appropriate in light of the Qurate Retail Services Agreement and the fact that each participant splits his professional time and duties.
Also, assuming the Bonus Threshold was met (and after taking into account any reductions associated with a shortfall in the Cash Bonus Pool), each participant was entitled to receive from our company an amount (the LMC Maximum Corporate Bonus) equal to 40% of his LMC Maximum Performance Bonus, subject to reduction based on a determination of the corporate performance of our company. Qurate Retail has a corollary program pursuant to which each participant was entitled to receive from Qurate Retail a bonus that is 40% of the Qurate Retail maximum bonus, which was subject to reduction based on a determination of the corporate performance of Qurate Retail.
In December 2018, our compensation committee and the Qurate Retail compensation committee reviewed contemporaneously our respective named executive officers’ performance under each company’s program. Notwithstanding this joint effort, our compensation committee retained sole and exclusive discretion with respect to the approval of award terms and amounts payable under our bonus program.
Also, in December 2018, our compensation committee determined that the combined Adjusted OIBDA (or equivalent measure) for Sirius XM, Braves Holdings, Formula 1 and a proportionate share of the equivalent measure of Adjusted OIBDA of Live Nation, was approximately $2,959.7 million using the formula described above, exceeding the Bonus Threshold by approximately $2,459.7 million, thereby creating a notional Cash Bonus Pool of approximately $14.02 million, which exceeded the amount necessary to cover the aggregate LMC Funding Pool Maximum Performance Bonuses of all the participants and enabling each participant to receive a bonus under the performance-based program up to his LMC Funding Pool Maximum Performance Bonus.
Individual Performance Bonus. Our compensation committee then reviewed the individual performance of each participant to determine the reductions that would apply to each participant’s LMC Maximum Individual Bonus. Our compensation committee took into account a variety of factors, without assigning a numerical weight to any single performance measure. This determination was based on reports of our board, the observations of committee members throughout the year, executive self-evaluations and, with respect to the participants other than Mr. Maffei, the observations and input of Mr. Maffei. In evaluating the performance of each of the participants for determining
Liberty Media Corporation 2019 Proxy Statement | 35

the reduction that would apply to each named executive officer’s LMC Maximum Individual Bonus, our compensation committee considered the various performance objectives related to our company which had been assigned to each participant for 2018, including:
Individual	Performance Objectives
Gregory B. Maffei
•
Provide leadership to management team to drive strategies, further enhance brand and increase shareholder value

•
Support F1 management and Sirius XM management in strategic initiatives

•
Pursue synergistic acquisitions

•
Assist subsidiaries with succession plans and hiring of key executives

•
Pursue optimal capital structure for our company and subsidiaries, including development of additional capital funding strategies

•
Assist with strategy and succession planning at our company and subsidiaries

•
Oversee extension of Braves stadium development

•
Support development of our company’s management team

Richard N. Baer
•
Provide effective legal support in connection with mergers, acquisitions, investments and other transactional matters

•
Oversee compliance obligations and assist with litigation at our company and its subsidiaries

•
Negotiate executive employment arrangements

•
Facilitate, along with other members of senior management team, sound approach to governance and compliance

•
Provide legal support to, and assess and appropriately manage significant legal matters of, subsidiaries and controlled companies

•
Assist with succession planning at our company and subsidiaries

•
Facilitate continued professional development and engagement of legal department staff

Mark D. Carleton
•
Manage relationship with Live Nation

•
Co-oversee activities of Atlanta Braves subsidiary

•
Assist Sirius XM in its corporate development and other efforts

•
Oversee personal and departmental growth of Accounting, Finance and Internal Audit Groups

•
Support the Accounting department to maintain timely and accurate internal and external financial reports

Albert E. Rosenthaler
•
Lead corporate development efforts, including efforts at F1, Sirius XM and our company

•
Identify possible acquisition targets; provide analysis and evaluation of potential transactions

•
Oversee, train and develop internal tax staff

•
Increase staffing as needed and oversee personal and departmental growth of corporate development team

Our compensation committee then considered the time allocated and services provided by each named executive officer to (i) our company, or (ii) the companies who are parties to the services agreements, under which our company is reimbursed for such time and services. See “—Services Agreements” above.
Following a review of the above, our compensation committee determined to pay each participant the following portion of his LMC Maximum Individual Bonus:
Name	LMC Maximum Individual Bonus	Percentage Payable	Aggregate Dollar Amount
Gregory B. Maffei	$5,738,893	62.50%	$3,586,808
Richard N. Baer	$787,854	87.50%	$689,372
Mark D. Carleton	$819,783	75.00%	$614,837
Albert E. Rosenthaler	$797,922	81.25%	$648,312
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Corporate Performance Bonus. Our compensation committee then made a determination as to the reductions, if any, that would apply to each participant’s LMC Maximum Corporate Bonus. In making this determination, our compensation committee reviewed forecasts of 2018 Adjusted OIBDA, revenue and free cash flow (as defined below) for Sirius XM, Braves Holdings and Formula 1, and a proportionate share of Live Nation, all of which forecasts were prepared in December 2018 and are set forth in the table below. Also set forth in the table below are the corresponding actual financial measures achieved for 2018, which deviated from our forecasts as indicated below. Although forecasted free cash flow deviated from the actual result, neither that deviation nor the Revenue or Adjusted OIBDA deviations would have materially affected the amounts paid under the corporate performance bonus portion of the program.
	(dollar amounts in millions)
	2018 Forecast	2018 Actual	Actual/Forecast
Revenue(1)	$11,526.3	$11,672.4	1.3%
Adjusted OIBDA(1)	$2,959.7	$3,001.1	1.4%
Free Cash Flow(1)(2)	$2,078.8	$2,161.9	4.0%
(1)
Revenue, Adjusted OIBDA and Free Cash Flow information represent the summation for Sirius XM, Braves Holdings and Formula 1, and a proportionate share of Live Nation. Includes our share of Live Nation’s revenue, Adjusted OIBDA (or comparable measure) and Free Cash Flow (or comparable measure) at ownership levels as of December 31, 2017, which was the percentage used for approving the 2018 performance bonus program.

(2)
Defined for purposes of the bonus program as Adjusted OIBDA less all other operating and investing items.

Based on a review of these forecasts and our compensation committee’s consideration of our company’s performance against plan for these measures, our compensation committee determined that the growth metrics were achieved to the extent described below:
Growth Factor	Liberty Media Corporation
Revenue	25% of a possible 25%
Adjusted OIBDA	50% of a possible 50%
Free Cash Flow	17.5% of a possible 25%
Our compensation committee then translated the achievement of these growth metrics into a percentage payable to each participant of his LMC Maximum Corporate Bonus, as follows:
Name	LMC Maximum Corporate Bonus	Percentage Payable	Aggregate Dollar Amount
Gregory B. Maffei	$3,011,928	92.5%	$2,786,033
Richard N. Baer	$507,998	92.5%	$469,899
Mark D. Carleton	$493,347	92.5%	$456,346
Albert E. Rosenthaler	$493,347	92.5%	$456,346
Aggregate Results. The following table presents information concerning the aggregate 2018 performance-based bonus amounts payable to each named executive officer by our company (other than Mr. Malone), after giving effect to the determinations described above.
Name	Individual Performance Bonus	Corporate Performance Bonus	Total Bonus
Gregory B. Maffei	$3,586,808	$2,786,033	$6,372,841
Richard N. Baer	$689,372	$469,899	$1,159,270
Mark D. Carleton	$614,837	$456,346	$1,071,183
Albert E. Rosenthaler	$648,312	$456,346	$1,104,658
Our compensation committee then noted that, when combined with the total 2018 performance-based bonus amounts paid by Qurate Retail to the overlapping named executive officers, each of our named executive officers received the following payments:
Liberty Media Corporation 2019 Proxy Statement | 37

Name	Combined Performance Bonus
Gregory B. Maffei	$7,064,502
Richard N. Baer	$1,472,891
Mark D. Carleton	$1,293,780
Albert E. Rosenthaler	$1,362,095
For more information regarding these bonus awards, please see the “Grants of Plan-Based Awards” table below.
Equity Incentive Compensation
The Liberty Media Corporation 2017 Omnibus Incentive Plan, as amended, (the 2017 incentive plan) provides, and prior to its expiration, the Liberty Media Corporation 2013 Incentive Plan (Amended and Restated as of March 31, 2015), as amended (the 2013 incentive plan) provided, for the grant of a variety of incentive awards, including stock options, restricted shares, RSUs, stock appreciation rights and performance awards. Our compensation committee has a preference for grants of stock-based incentive awards (RSUs, restricted stock and options) as compared with cash incentive awards based on the belief that they better promote retention of key employees through the continuing, long-term nature of an equity investment. It is the policy of our compensation committee that stock options be awarded with an exercise price equal to fair market value on the date of grant, typically measured by reference to the closing price on the grant date.
Maffei Performance-based Equity Awards. In December 2014, we entered into the Maffei Employment Agreement which provides Mr. Maffei with the opportunity to earn annual equity incentive awards during the employment term. See “—Executive Compensation Arrangements—Gregory B. Maffei” for additional information about the annual awards to be provided under the Maffei Employment Agreement. The Maffei Employment Agreement provides that Mr. Maffei was entitled to receive from our company and Qurate Retail in 2018 a combined target value equity award of  $19 million and contemplates that the equity awards would be structured to qualify as performance-based compensation under Section 162(m) of the Code. The Maffei Employment Agreement contemplated that the $19 million equity award would be divided between our company and Qurate Retail according to relative market capitalization. Mr. Maffei is also eligible to receive above-target equity awards from our company and Qurate Retail equaling in the aggregate $9.5 million (split by relative market capitalization) that would be granted at the end of the performance period in each compensation committee’s sole discretion. The Maffei Employment Agreement also sets forth provisions for determining and establishing any performance criteria for equity awards.
In 2018, our compensation committee, with the consent of Mr. Maffei, decided to grant a combination of time-vested stock options and performance-based RSUs that the parties agreed were in satisfaction of our obligations under the Maffei Employment Agreement. Our compensation committee believes that time-vested stock options are consistent with its philosophy of aligning the interests of the named executive officers with those of our stockholders, with the ultimate goal of appropriately motivating our executives to increase long-term stockholder value. In addition, our compensation committee believed that Mr. Maffei’s RSU grants should be subject to performance metrics that incentivize and reward Mr. Maffei for successful completion of our company’s strategic initiatives. Our compensation committee determined to grant 23% of the total award value of  $19 million in FWONK awards, 36% of the total award value of  $19 million in LSXMK, and 3% of the total award value of  $19 million in BATRK awards in accordance with the relative market capitalization of our three tracking stock groups and Qurate Retail’s two tracking stock groups. The parties did not amend the Maffei Employment Agreement and made no decision as to whether to formalize the above process for future grants.
As a result, our compensation committee granted to Mr. Maffei 632,752 LSXMK time-vested options (the Maffei LSXMK options), 46,052 BATRK time-vested options (the Maffei BATRK options), 138,655 FWONK time-vested options (the Maffei FWONK options), 12,279 BATRK performance-based RSUs (the 2018 Maffei BATRK RSUs) and 85,590 FWONK performance-based RSUs (the 2018 Maffei FWONK RSUs, and collectively with the 2018 Maffei BATRK RSUs, the 2018 Maffei RSUs). The Maffei LSXMK options, Maffei BATRK options and Maffei FWONK options had a grant date of March 5, 2018, had a term of seven years, and had a base price of  $42.50, $23.34 and $31.99, respectively, which was the closing price of LSXMK, BATRK and FWONK on the grant date. In addition, the stock options vested in full on December 31, 2018, and were subject to other applicable terms and conditions for option grants as set forth in the Maffei Employment Agreement. Our compensation committee also granted to Mr. Maffei the 2018 Maffei RSUs on March 5, 2018, which vest only upon attainment of the performance objectives described below.
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EXECUTIVE COMPENSATION
Our compensation committee adopted an annual, performance-based program for payment of the 2018 Maffei RSUs. None of the 2018 Maffei RSUs would vest unless a minimum corporate performance was achieved: the combined Adjusted OIBDA (or equivalent measure) of Sirius XM, Braves Holdings, Formula 1 and a proportionate share of the equivalent measure of Adjusted OIBDA of Live Nation, for the year ended December 31, 2018 was required to exceed $500 million (the Maffei RSU Threshold). If the Maffei RSU Threshold were met, the notional pool for payment of the 2018 Maffei RSUs would be funded with 0.43% of the amount by which such combined Adjusted OIBDA exceeded $500 million (the Maffei RSU pool). A maximum payout equal to 1.5 times the target number of 2018 Maffei RSUs or $9.234 million of grant value was established.
For purposes of the Maffei RSU pool, Adjusted OIBDA was defined in the same manner as the cash performance bonus program. See “—Elements of 2018 Executive Compensation—2018 Performance-based Bonuses” above. Assuming the Maffei RSU Threshold of  $500 million was met and the Maffei RSU pool was funded, the amount earned would be subject to reduction from the maximum amount payable by our compensation committee based on performance criteria. After review of our company’s 2018 Adjusted OIBDA results, our compensation committee determined and certified that the maximum 2018 Maffei RSUs could be paid to Mr. Maffei. Our compensation committee then determined to review Mr. Maffei’s performance to determine what portion of the maximum award would be paid. Our compensation committee reviewed Mr. Maffei’s 2018 performance and noted his efforts in successfully overseeing the acquisition of Pandora by Sirius XM. After considering Mr. Maffei’s performance in these areas, our compensation committee determined to vest 100% of the previously issued 2018 Maffei RSUs.
In addition, for the same reasons, our compensation committee awarded Mr. Maffei above-target awards for his performance in 2018. Our compensation committee also recommended to the Qurate Retail compensation committee and the GCI Liberty compensation committee that those committees consider making similar above-target awards related to Mr. Maffei’s performance. As a result of these discussions, the three compensation committees awarded Mr. Maffei above-target awards with a grant value aggregating $2.7 million. The compensation committees split the grant value by each granting an additional 15% of the target number of restricted stock units and stock options granted to Mr. Maffei in March 2018. In the case of GCI Liberty, such grant related to awards of Qurate Retail’s former Series B Liberty Ventures common stock on an as-converted basis as a result of the March 2018 transactions between Qurate Retail and GCI Liberty. Accordingly, our compensation committee granted 6,908 BATRK options, 94,913 LSXMK options, 20,798 FWONK options, 1,842 BATRK restricted stock units, and 12,839 FWONK restricted stock units. For more information regarding the target equity and above-target equity awards, see the “Grants of Plan-Based Awards” table below and “—Executive Compensation—Compensation Discussion and Analysis—Elements of 2018 Executive Compensation—Equity Incentive Compensation—Maffei Performance-based Equity Awards” in Qurate Retail’s Definitive Proxy Statement on Schedule 14A filed April 24, 2019.
Other 2018 Awards
Multiyear Stock Options. Consistent with its previous practices, our compensation committee has made larger stock option grants (equaling approximately four to five years’ value of the named executive officer’s annual grants) that vest between four and five years after grant, rather than making annual grants over the same period. These multiyear grants provide for back-end weighted vesting and generally expire seven to ten years after grant to encourage executives to remain with the company over the long-term and to better align their interests with those of the stockholders. Our compensation committee made such an award to Mr. Maffei in connection with the execution of the Maffei Employment Agreement. See “—Executive Compensation Arrangements—Gregory B. Maffei” below. Also, in March 2015, our compensation committee granted to each of Messrs. Carleton and Rosenthaler multiyear stock options that equaled the value of the named executive officer’s annual grants that were expected to be granted to him for the period from January 1, 2016 through December 31, 2020. See “Summary Compensation Table” below. Also, Mr. Baer received a multi-year stock option award in June 2016 in connection with entering into the 2016 Baer Employment Agreement. See “—Executive Compensation Arrangements—Richard N. Baer—2016 Term Options” below. Mr. Baer’s grant equaled the value of his annual grants that were expected to be granted to him for the period from January 1, 2017 through December 31, 2020. Mr. Malone does not participate in the equity award program and as a result did not receive a multiyear stock option award.
Annual Performance Awards. Consistent with our practice since December 2014 of granting a combination of multiyear stock options and annual performance awards to senior officers, our compensation committee granted annual performance RSUs to Messrs. Baer, Carleton and Rosenthaler in March 2018. Our compensation committee granted to Messrs. Baer, Carleton and Rosenthaler, 16,391, 12,239 and 12,239 LSXMK performance-based RSUs, respectively, 2,424, 1,810 and 1,810 BATRK performance-based RSUs, respectively,
Liberty Media Corporation 2019 Proxy Statement | 39

and 12,066, 9,010 and 9,010 FWONK performance-based RSUs, respectively, on March 5, 2018 (the 2018 Chief RSUs). The 2018 Chief RSUs would vest only upon attainment of the performance objectives described below.
Our compensation committee adopted an annual, performance-based program for payment of the 2018 Chief RSUs. None of the 2018 Chief RSUs would vest unless a minimum corporate performance was achieved: the combined Adjusted OIBDA (or equivalent measure) of Sirius XM, Braves Holdings, Formula 1 and a proportionate share of the equivalent measure of Adjusted OIBDA of Live Nation, for the year ended December 31, 2018 was required to exceed $500 million (the Chief Threshold). If the Chief Threshold were met, the notional pool for payment of the 2018 Chief RSUs would be funded with 0.24% of the amount by which such combined Adjusted OIBDA exceeded $500 million (the Chief RSU pool). If the Chief RSU pool was not funded so that the maximum awards could be paid to all participants, each participant’s maximum award would be reduced pro rata. The maximum payout set for each of Messrs. Baer, Carleton and Rosenthaler was $1.875 million, $1.4 million and $1.4 million, respectively.
For purposes of the Chief RSU pool, Adjusted OIBDA was defined in the same manner as the performance cash bonus program. See “—Elements of 2018 Executive Compensation—2018 Performance-based Bonuses”. Assuming the Chief Threshold of  $500 million was met and the Chief RSU pool was fully funded, the amount earned would be subject to reduction from the maximum amount payable by our compensation committee based on performance criteria. After review of our company’s 2018 Adjusted OIBDA results, our compensation committee determined and certified that the maximum Chief RSU awards could be paid to Messrs. Baer, Carleton and Rosenthaler. Our compensation committee then determined to review each named executive officer’s performance to determine what portion of the maximum award would be paid. Our compensation committee reviewed Messrs. Baer, Carleton and Rosenthaler’s performance and also considered the recommendations from Mr. Maffei. Mr. Maffei recommended that our committee vest 100% of the 2018 Chief RSUs previously granted to each of Messrs. Baer, Carleton and Rosenthaler based on his assessment of their individual performance against the goals established in connection with the performance cash bonus program and his general observation of their leadership and executive performance. Accordingly, our compensation committee determined to reduce the payouts down to the target award levels and then approved vesting of all of the 2018 Chief RSUs previously granted to Messrs. Baer, Carleton and Rosenthaler.
Mr. Malone did not participate in the annual performance RSU program.
Perquisites and Other Personal Benefits
The perquisites and other personal benefits available to our executives (that are not otherwise available to all of our salaried employees, such as matching contributions to the Liberty Media 401(k) Savings Plan and the payment of life insurance premiums) consist of:
•
limited personal use of corporate aircraft;

•
in the case of Mr. Maffei, reimbursement of legal expenses;

•
occasional, personal use of an apartment in New York City owned by a subsidiary of our company, which is primarily used for business purposes, and occasional, personal use of a company car and driver;

•
in the case of Mr. Carleton, reimbursement for use of private housing while on New York City business trips;

•
a deferred compensation plan that provides above-market preferential returns; and

•
in the case of Mr. Malone, an annual allowance of  $1 million for personal expenses provided pursuant to the terms of his employment agreement (see “—Executive Compensation Arrangements—John C. Malone”).

Taxable income may be incurred by our executives in connection with their receipt of perquisites and personal benefits. Other than as contemplated by Mr. Malone’s employment agreement, we have not provided gross-up payments to our executives in connection with any such taxable income incurred during the past three years.
Aircraft Usage. On occasion, and with the approval of our Chairman or Chief Executive Officer, executives may have family members and other guests accompany them on our corporate aircraft when traveling on business. Under the terms of the employment arrangements with our Chairman and our Chief Executive Officer, our Chairman and our Chief Executive Officer and their guests may use the corporate aircraft for non-business purposes subject to specified limitations.
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EXECUTIVE COMPENSATION
Pursuant to a February 5, 2013 letter agreement between us and Mr. Maffei, Mr. Maffei was entitled to 120 hours per year of personal flight time through the first to occur of  (i) the termination of his employment, subject to any continued right to use the corporate aircraft as described below or pursuant to the terms of his employment arrangement in effect at the time of the termination or (ii) the cessation of ownership or lease of corporate aircraft. Effective November 11, 2015, pursuant to a letter agreement between us and Mr. Maffei of the same date, Mr. Maffei is entitled to 30 additional hours per year of personal flight time if he reimburses us for such usage through the first to occur of  (i) the termination of his employment or (ii) the cessation of ownership or lease of corporate aircraft. Under the Maffei Employment Agreement, if Mr. Maffei’s employment had been terminated due to disability, for good reason or without cause, Mr. Maffei would have been entitled to continued use of the company’s aircraft under the terms of the February 5, 2013 letter agreement for 12 months after termination of his employment. Mr. Maffei incurs taxable income, calculated in accordance with the Standard Industry Fare Level (SIFL) rates, for all personal use of our corporate aircraft under the February 5, 2013 letter agreement. Mr. Maffei incurs taxable income at the SIFL rates minus amounts paid under time sharing agreements with our company for travel pursuant to the November 11, 2015 letter agreement. Flights where there are no passengers on company-owned aircraft were not charged against the 120 hours of personal flight time per year allotted to Mr. Maffei if the flight department determines that the use of a NetJets, Inc. supplied aircraft for a proposed personal flight would be disadvantageous to our company due to (i) use of budgeted hours under the then current Liberty Media fractional ownership contract with NetJets, Inc. or (ii) higher flight cost as compared to the cost of using company owned aircraft.
The cost of Mr. Malone’s personal use of our corporate aircraft, calculated in accordance with SIFL, counts toward his $1 million personal expense allowance (described above).
For disclosure purposes, we determine incremental cost using a method that takes into account:
•
landing and parking expenses;

•
crew travel expenses;

•
supplies and catering;

•
aircraft fuel and oil expenses per hour of flight;

•
any customs, foreign permit and similar fees; and

•
passenger ground transportation.

Because the company’s aircraft is used primarily for business travel, this methodology excludes fixed costs that do not change based on usage, such as salaries of pilots and crew, purchase or lease costs of aircraft and costs of maintenance and upkeep.
Pursuant to our aircraft time sharing agreements with Qurate Retail, Liberty TripAdvisor, Liberty Broadband, Liberty Expedia, and GCI Liberty, each of these companies pays us for any costs, calculated in accordance with Part 91 of the Federal Aviation Regulations, associated with Mr. Malone or Mr. Maffei using our corporate aircraft that are allocable to such company, except that allocations made to Liberty TripAdvisor, Liberty Broadband, Liberty Expedia or GCI Liberty may only be made for corporate aircraft use relating to such company’s business matters, while allocations made to Qurate Retail relate to such company’s business matters along with approved personal use of our aircraft. Pursuant to our aircraft time sharing agreements with Mr. Maffei, Mr. Maffei reimburses us for costs associated with his personal use of our corporate aircraft under the November 11, 2015 letter agreement, and such costs include the expenses listed above, insurance obtained for the specific flight and an additional charge equal to 100% of the aircraft fuel and oil expenses for the specific flight.
For purposes of determining an executive’s taxable income, personal use of our aircraft is valued using a method based on SIFL rates, as published by the Treasury Department. The amount determined using the SIFL rates is typically lower than the amount determined using the incremental cost method. Under the American Jobs Creation Act of 2004, the amount we may deduct for a purely personal flight is limited to the amount included in the taxable income of the executives who took the flight. Also, the deductibility of any non-business use will be limited by Section 162(m) of the Code to the extent that the named executive officer’s compensation that is subject to that limitation exceeds $1 million. See “—Deductibility of Executive Compensation” below.
Liberty Media Corporation 2019 Proxy Statement | 41

Deferred Compensation
To help accommodate the tax and estate planning objectives of the named executive officers, as well as other executives with the title of Assistant Vice President and above, our board of directors assumed the previously established Liberty Media Corporation 2006 Deferred Compensation Plan (as amended and restated). Under that plan, participants could elect to defer up to 50% of their base salaries and up to 100% of their cash performance bonuses that were allocable to our company. Compensation deferred under the plan that otherwise would have been received prior to 2015 would earn interest income at the rate of 9% per annum, compounded quarterly, for the period of the deferral. Compensation deferred under the plan that otherwise would have been received on or after January 1, 2015 will earn interest income at a rate that is intended to approximate our company’s general cost of 10-year debt. For 2016, 2017 and 2018, the rate was 6.25%, 6.5% and 6.25%, respectively. Since September 2011, the named executive officers may not participate in the plan with respect to any portion of their cash performance bonuses paid by Qurate Retail. In addition, Mr. Carleton had a deferral election in place for his 2011 performance-based bonus, with respect to which Qurate Retail will remain responsible for the payment of such deferred amount and all deferred interest thereon going forward. For more information on this plan and the amendments that became effective January 1, 2016, see “—Executive Compensation Arrangements—2006 Deferred Compensation Plan” and the “—Nonqualified Deferred Compensation Plans” table below.
We provide Mr. Malone with certain deferred compensation arrangements that were entered into by our predecessors and assumed by us in connection with the various restructurings that we have undergone. Beginning in February 2009, Mr. Malone began receiving accelerated payments under those deferred compensation arrangements. For more information on these arrangements, see “—Executive Compensation Arrangements—John C. Malone” below.
Changes for 2019
Maffei Employment Agreement Grant Process. In March 2019, our compensation committee determined, with the consent of Mr. Maffei, to set performance criteria for Mr. Maffei’s 2019 annual performance awards in a manner similar to those set in 2018, which the parties agreed was in satisfaction of the obligations under the Maffei Employment Agreement. Our compensation committee has followed this general process since 2016.
Equity from Spin-off and Split-off Companies. In the past, except for the 2014 stock option grants from Liberty Broadband and Liberty TripAdvisor to Mr. Maffei, our company has not allocated any portion of the costs of the named executive officers’ equity awards to Liberty Broadband, Liberty TripAdvisor, GCI Liberty, or Liberty Expedia. After the closing of the transactions that resulted in Qurate Retail acquiring a controlling equity interest in GCI Liberty that was subsequently split-off, our compensation committee reviewed this practice and determined that it would be appropriate to request each of these entities (other than Liberty Expedia due to its pending merger with a wholly owned subsidiary of Expedia Group, Inc.) to grant a portion of the equity awards granted to our named executive officers. Our compensation committee determined to allocate to each of Qurate Retail, Liberty Broadband, Liberty TripAdvisor and GCI Liberty, a proportionate share of the aggregate equity grant value given to each named executive officer based 50% on relative market capitalization and 50% on relative time spent by our company’s employees working for such issuer.
Deductibility of Executive Compensation
In developing the 2018 compensation packages for the named executive officers, the deductibility of executive compensation under Section 162(m) of the Code was considered. That provision prohibits the deduction of compensation of more than $1 million paid to certain executives, subject to certain exceptions. Following the enactment of the Tax Cuts and Jobs Act of 2017, beginning with the 2018 calendar year, the executives potentially affected by the limitations of Section 162(m) of the Code has been expanded and there is no longer any exception for qualified performance-based compensation. Although some performance-based awards will not result in a compensation deduction until after 2017, we believe the transition rules in effect for binding contracts in effect on November 2, 2017 should continue to allow certain of these awards to maintain their exemption from the $1 million annual deduction limitation for so long as such contracts are not materially modified. However, portions of the compensation we pay to the named executive officers may not be deductible due to the application of Section 162(m) of the Code. Our compensation committee believes that the lost deduction on compensation payable in excess of the $1 million limitation for the named executive officers is not material relative to the benefit of being able to attract and retain talented management.
42 | Liberty Media Corporation 2019 Proxy Statement

EXECUTIVE COMPENSATION
Policy on Restatements
In those instances where we grant cash or equity-based incentive compensation, we include in the related agreement with the executive a right, in favor of our company, to require the executive to repay or return to the company any cash, stock or other incentive compensation (including proceeds from the disposition of shares received upon exercise of options or stock appreciation rights). That right will arise if  (1) a material restatement of any of our financial statements is required and (2) in the reasonable judgment of our compensation committee, (A) such restatement is due to material noncompliance with any financial reporting requirement under applicable securities laws and (B) such noncompliance is a result of misconduct on the part of the executive. In determining the amount of such repayment or return, our compensation committee may take into account, among other factors it deems relevant, the extent to which the market value of the applicable series of our common stock was affected by the errors giving rise to the restatement. The cash, stock or other compensation that we may require the executive to repay or return must have been received by the executive during the 12-month period beginning on the date of the first public issuance or the filing with the SEC, whichever occurs earlier, of the financial statement requiring restatement. The compensation required to be repaid or returned will include (1) cash or company stock received by the executive (A) upon the exercise during that 12-month period of any stock appreciation right held by the executive or (B) upon the payment during that 12-month period of any incentive compensation, the value of which is determined by reference to the value of company stock, and (2) any proceeds received by the executive from the disposition during that 12-month period of company stock received by the executive upon the exercise, vesting or payment during that 12-month period of any award of equity-based incentive compensation.
Stock Ownership Guidelines
Our board of directors adopted stock ownership guidelines that require each executive officer (other than Mr. Malone) to own shares of our company’s stock equal to (i) at least three times the base salary paid by our company to Mr. Maffei, with respect to Mr. Maffei’s requirement, and (ii) at least three times 50% of the base salary paid by our company to Messrs. Baer, Carleton and Rosenthaler, in the case of Messrs. Baer, Carleton and Rosenthaler. The named executive officers (other than Mr. Malone) have a similar stock ownership requirement at Qurate Retail with respect to the base salary paid by Qurate Retail, in the case of Mr. Maffei, or allocated to Qurate Retail per our company’s stock ownership guidelines in the case of Messrs. Baer, Carleton, and Rosenthaler. The named executive officers (other than Mr. Malone) will have until March 2021 to comply with these guidelines.
Liberty Media Corporation 2019 Proxy Statement | 43

Summary Compensation Table
Name and Principal Position (as of 12/31/18)	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)(6)(7)	Total ($)
John C. Malone Chairman of the Board	2018	2,925	—	—	—	—	215,628	920,790(8)	1,139,343
	2017	1,677	—	—	—	—	224,672	570,733(8)	797,082
	2016	1,482	—	—	—	—	232,747	512,927(8)	747,156
Gregory B. Maffei President and Chief Executive Officer	2018	1,112,188	—	3,024,616	8,830,019	6,372,841	397,703	416,179(9)(10)	20,153,546
	2017	1,059,227	—	1,711,501	10,247,980	6,066,373	401,887	325,295(9)(10)	19,812,263
	2016	1,045,739	928,872	2,296,392	6,907,448	5,043,938	335,068	332,008(9)(10)	16,889,465
Richard N. Baer Chief Legal Officer	2018	656,545	—	1,139,185	—	1,159,270	—	24,517	2,979,517
	2017	487,351	—	1,186,302	—	937,400	—	18,298	2,629,351
	2016	607,856	106,355	16,532	3,073,150	901,500	—	20,534	4,725,927
Mark D. Carleton Chief Financial Officer	2018	683,153	—	850,633	—	1,071,183	331,289	33,677(10)	2,969,935
	2017	669,758	—	885,819	—	1,016,186	304,384	33,227(10)	2,909,374
	2016	781,045	151,773	1,233,631	—	875,500	199,301	34,736(10)	3,275,986
Albert E. Rosenthaler Chief Corporate Development Officer	2018	664,935	—	850,633	—	1,104,658	—	29,494(10)(11)	2,649,720
	2017	553,666	—	885,819	561,640	953,229	—	19,673	2,974,027
	2016	572,161	84,903	1,221,037	—	875,500	—	24,902(11)	2,778,503
(1)
Represents only that portion of each named executive officer’s salary that was allocated to our company with respect to the years ended December 31, 2018, 2017 and 2016 under the services agreements. For a description of the allocation of compensation between our company and Qurate Retail, Liberty TripAdvisor, Liberty Broadband, Liberty Expedia and GCI Liberty, see “—Compensation Discussion and Analysis—Services Agreements.”

(2)
Reflects the grant date fair value of the restricted stock granted in 2016 and RSUs granted to our named executive officers during 2018, 2017 and 2016. The table reflects the grant date fair value of the 2016 performance-based RSUs granted to each of Messrs. Maffei, Carleton and Rosenthaler, restricted stock granted to Messrs. Maffei, Baer, Carleton and Rosenthaler in 2016, the 2017 performance-based RSUs granted to each of Messrs. Maffei, Baer, Carleton and Rosenthaler and the 2018 Maffei RSUs and the 2018 Chief RSUs. A maximum payout equal to 1.5 times the target number of 2018 Maffei RSUs or $9.234 million of grant value was established. The maximum payout set for Mr. Baer was $1.875 million of grant value, and the maximum payout set for each of Messrs. Carleton and Rosenthaler was $1.4 million of grant value of 2018 Chief RSUs. The grant date fair value of these awards has been computed in accordance with FASB ASC Topic 718, but (pursuant to SEC regulations) without reduction for estimated forfeitures. For a description of the assumptions applied in these calculations, see Note 14 to our consolidated financial statements for the year ended December 31, 2018 (which are included in our 2018 Form 10-K).

(3)
The grant date fair value of Mr. Maffei’s 2018, 2017 and 2016 stock option awards, Mr. Baer’s 2016 Term Options (as defined below) and Mr. Rosenthaler’s 2017 stock option award have been computed in accordance with FASB ASC Topic 718, but (pursuant to SEC regulations) without reduction for estimated forfeitures. For a description of the assumptions applied in these calculations, see Note 14 to our consolidated financial statements for the year ended December 31, 2018 (which are included in the 2018 Form 10-K).

(4)
Reflects the above-market earnings credited during 2018, 2017 and 2016 to the deferred compensation accounts of each applicable named executive officer. See “—Compensation Discussion and Analysis—Elements of 2018 Executive Compensation—Deferred Compensation,” “—Executive Compensation Arrangements—John C. Malone,” and “—Nonqualified Deferred Compensation Plans” below.

(5)
Included in this column are the following life insurance premiums paid on behalf of each of the named executive officers and allocated to our company under the services agreement:

	Amounts ($)
Name	2018	2017	2016
John C. Malone	4,635	2,657	2,348
Gregory B. Maffei	4,217	3,432	3,462
Richard N. Baer	5,267	3,988	3,309
Mark D. Carleton	3,677	3,677	4,378
Albert E. Rosenthaler	3,579	3,040	3,207
44 | Liberty media Corporation 2019 Proxy Statement

(6)
We make available to our personnel, including our named executive officers, tickets to various sporting events with no aggregate incremental cost attributable to any single person.

(7)
The Liberty Media 401(k) Savings Plan provides employees with an opportunity to save for retirement. The Liberty Media 401(k) Savings Plan participants may contribute up to 75% of their eligible compensation on a pre-tax basis to the plan and an additional 10% of their eligible compensation on an after-tax basis (subject to specified maximums and IRS limits), and we contribute a matching contribution based on the participants’ own contributions up to the maximum matching contribution set forth in the plan. Our company receives reimbursements from Qurate Retail under the Qurate Retail Services Agreement for Qurate Retail’s allocable portion of the matching contribution. Participant contributions to the Liberty Media 401(k) Savings Plan are fully vested upon contribution.

Generally, participants acquire a vested right in our matching contributions as follows:
Years of Service	Vesting Percentage
Less than 1	0%
1 – 2	33%
2 – 3	66%
3 or more	100%
Included in this column, with respect to each named executive officer are the following matching contributions made by and allocated to our company to the Liberty Media 401(k) Savings Plan in 2018, 2017 and 2016:
	Amounts ($)
Name	2018	2017	2016
John C. Malone	20,625	11,610	10,070
Gregory B. Maffei	23,650	18,900	18,020
Richard N. Baer	19,250	14,310	17,225
Mark D. Carleton	20,625	20,250	22,790
Albert E. Rosenthaler	20,075	16,633	16,695
With respect to these matching contributions, all of our named executive officers are fully vested.
(8)
Includes the following amounts which were allocated to our company under the Qurate Retail Services Agreement:

	Amounts ($)
	2018	2017	2016
Reimbursement for personal legal, accounting and tax services	45,000	64,064	26,852
Compensation related to personal use of corporate aircraft(a)	204,974	165,655	188,122
Tax payments made on behalf of Mr. Malone	642,598	324,073	281,515
(a)
Calculated based on aggregate incremental cost of such usage to our company.

Also includes miscellaneous personal expenses, such as courier charges.
(9)
Includes the following amounts which were allocated to our company under the Qurate Retail Services Agreement:

	Amounts ($)
	2018	2017	2016
Reimbursement for legal services	—	—	3,454
Compensation related to personal use of corporate aircraft(a)	373,028	298,535	304,454
(a)
Calculated based on aggregate incremental cost of such usage to our company.

(10)
We own an apartment in New York City which is primarily used for business purposes. Messrs. Maffei, Carleton and Rosenthaler occasionally used this apartment for personal reasons. From time to time, we reimburse Mr. Carleton for his use of private housing while on New York City business trips, and we also pay the cost of miscellaneous shipping and catering expenses for Mr. Maffei.

(11)
Includes $5,000 in charitable contributions in 2018 and 2016 made on behalf of Mr. Rosenthaler pursuant to our political action committee matching contribution program.

Liberty media Corporation 2019 Proxy Statement | 45

Executive Compensation Arrangements
John C. Malone
Mr. Malone’s employment agreement and his deferred compensation arrangements with our predecessor companies, as described below, have been assigned to our company. The term of Mr. Malone’s employment agreement is extended daily so that the remainder of the employment term is five years. The employment agreement was amended in June 1999 to provide for, among other things, an annual salary of  $2,600 (which was increased to $3,900 in 2014), subject to increase with board approval. The employment agreement was amended in 2003 to provide for payment or reimbursement of personal expenses, including professional fees and other expenses incurred by Mr. Malone for estate, tax planning and other services, and for personal use of corporate aircraft and flight crew. The aggregate amount of such payments or reimbursements and the value of his personal use of corporate aircraft was originally limited to $500,000 per year but increased to $1 million effective January 1, 2007 by the Qurate Retail compensation committee. Although the “Summary Compensation Table” table above reflects the portion of the aggregate incremental cost of Mr. Malone’s personal use of our corporate aircraft attributable to our company, the value of his aircraft use for purposes of his employment agreement is determined in accordance with SIFL, which aggregated $70,712 for use of the aircraft by our company and Qurate Retail during the year ended December 31, 2018. Qurate Retail is allocated, and reimburses us for, portions of the other components of the payments/reimbursements to Mr. Malone described above.
In December 2008, the Qurate Retail compensation committee determined to modify Mr. Malone’s employment arrangements to permit Mr. Malone to begin receiving fixed monthly payments in 2009, in advance of a termination event, in satisfaction of its obligations to him under a 1993 deferred compensation arrangement, a 1982 deferred compensation arrangement and an installment severance plan, in each case, entered into with him by Qurate Retail’s predecessors (and which had been assumed by Qurate Retail). At the time of the amendment, the amounts owed to Mr. Malone under these arrangements aggregated approximately $2.4 million, $20 million and $39 million, respectively. As a result of these modifications, Mr. Malone receives 240 equal monthly installments, which commenced February 2009, of: (1) approximately $20,000 under the 1993 deferred compensation arrangement, (2) approximately $237,000 under the 1982 deferred compensation arrangement and (3) approximately $164,000 under the installment severance plan. Interest ceased to accrue under the installment severance plan once these payments began; however, interest continues to accrue on the 1993 deferred compensation arrangement at a rate of 8% per annum and on the 1982 deferred compensation arrangement at a rate of 13% per annum. In 2013, we assumed these payment obligations.
Under the terms of Mr. Malone’s employment agreement, he is entitled to receive upon the termination of his employment at our election for any reason (other than for death or “cause”), a lump sum equal to his salary for a period of five full years following termination (calculated on the basis of  $3,900 per annum, the lump sum severance payment). As described above, we assumed Mr. Malone’s employment agreement and all outstanding obligations thereunder, and Qurate Retail will reimburse us for its allocated portion of any such lump sum severance payments made thereunder.
For a description of the effect of any termination event or a change in control of our company on his employment agreement, see “—Potential Payments Upon Termination or Change in Control” below.
Gregory B. Maffei
December 2014 Employment Arrangement
On December 24, 2014, our compensation committee approved a new compensation arrangement with Mr. Maffei. The arrangement provides for a five year employment term beginning January 1, 2015 and ending December 31, 2019, with an annual base salary of  $960,750, increasing annually by 5% of the prior year’s base salary, and an annual target cash bonus equal to 250% of the applicable year’s base salary. The arrangement also provides Mr. Maffei with the opportunity to earn annual performance-based equity incentive awards during the employment term, as described in more detail below. In connection with the approval of his compensation arrangement, Mr. Maffei was granted the Term Options defined below. Mr. Maffei’s compensation arrangement was memorialized in the Maffei Employment Agreement executed on December 29, 2014.
The arrangement provides that, in the event Mr. Maffei is terminated for cause (as defined in the Maffei Employment Agreement) he will be entitled to only his accrued base salary and any amounts due under applicable law. If Mr. Maffei is terminated by Liberty Media without cause or if Mr. Maffei terminates his employment for good
46 | Liberty media Corporation 2019 Proxy Statement

reason (as defined in the Maffei Employment Agreement), he is entitled to (i) his accrued base salary, (ii) his accrued but unpaid bonus and any amounts due under applicable law (the Standard Entitlements), (iii) a severance payment of 1.5 times his base salary during the year of his termination to be paid in equal installments over 18 months, (iv) a payment equal to $11,750,000 pro rated based upon the elapsed number of days in the calendar year of termination (including the date of termination), with (subject to certain exceptions) up to 25% of such amount payable in shares of our common stock, at our discretion and with the remainder of such amount paid in cash (the Pro Rated Amount), (v) a payment equal to $17,500,000, with (subject to certain exceptions) up to 25% of such amount payable in shares of our common stock at our discretion and with the remainder of such amount paid in cash (the Un-Pro Rated Amount), and (vi) continued use of certain services and perquisites provided by our company, including continued aircraft benefits consistent with those provided to him during the period of his employment (the Services). If Mr. Maffei terminates his employment without good reason (as defined in the Maffei Employment Agreement), he will be entitled to the Standard Entitlements and a payment of the Pro Rated Amount. Lastly, in the case of Mr. Maffei’s death or disability, he is entitled to the Standard Entitlements, a payment of 1.5 times his base salary during the year of his termination, payments of the Pro Rated Amount and the Un-Pro Rated Amount, and, only in the case of his termination for disability, the Services. The Maffei Employment Agreement also contains other customary terms and conditions.
Term Options
Also on December 24, 2014, in connection with the approval of his compensation arrangement, Mr. Maffei received a one-time grant of 3,298,724 options to purchase shares of our then-existing Series C common stock (the Term Options), which had an exercise price of  $34.04 per share. Mr. Maffei’s Term Options have been adjusted in connection with the April 2016 reclassification and exchange of our common stock into the Liberty SiriusXM common stock, the Liberty Braves common stock and the Liberty Formula One common stock (the reclassification) and the June 2016 rights offering with respect to BATRK shares, and as a result, the Term Options now relate to shares of LSXMK, BATRK and FWONK. One-half of the Term Options vested on the fourth anniversary of the grant date with the remaining Term Options vesting on the fifth anniversary of the grant date, subject to Mr. Maffei being employed on such date. The Term Options have a term of seven years.
Upon a change in control (as defined in the Maffei Employment Agreement) prior to Mr. Maffei’s termination or in the event of Mr. Maffei’s termination for death or disability, all of his unvested Term Options will become exercisable. If Mr. Maffei is terminated for cause, all of his unvested Term Options will terminate immediately. If Mr. Maffei is terminated by our company without cause or if he terminates his employment for good reason (as defined in the Maffei Employment Agreement), then each unvested tranche of each type of Term Options will vest pro rata based on the number of days elapsed in the vesting period for such tranche since the grant date plus 548 calendar days; however, in the event (i) all members of the Malone Group (as defined in the Maffei Employment Agreement) cease to beneficially own our company’s securities representing at least 20% of our company’s voting power, (ii) within 90 to 210 days of clause (i) Mr. Maffei’s employment is terminated by our company without cause or by Mr. Maffei for good reason and (iii) at the time of clause (i) Mr. Maffei does not beneficially own our company’s securities representing at least 20% of our company’s voting power, then all unvested Term Options will vest in full as of the date of Mr. Maffei’s termination. If Mr. Maffei terminates his employment without good reason, then a portion of each unvested tranche of each type of Term Options will vest pro rata based on the number of days elapsed in the vesting period for such tranche since the grant date. In the event of a change in control prior to Mr. Maffei’s termination, all of the Term Options will remain exercisable until the end of the term. If Mr. Maffei is terminated for cause prior to December 31, 2019 (without a prior change in control occurring), then all vested Term Options will expire on the 90th day following such termination. In all other events of termination or if Mr. Maffei has not been terminated prior to December 31, 2019, all vested Term Options will expire at the end of the term.
Annual Awards
Mr. Maffei will receive annual grants of options to purchase shares of LSXMK, BATRK and FWONK with a term of seven years (the Annual Options) and RSUs with respect to LSXMK, BATRK and FWONK (the Annual RSUs and together with the Annual Options, the Annual Awards), and Mr. Maffei may elect the portions of his Annual Award that he desires to be issued in the form of Annual RSUs and Annual Options. For a description of Mr. Maffei’s target Annual Awards, see “—Compensation Discussion and Analysis—Elements of 2018 Executive Compensation—Equity Incentive Compensation—Maffei Performance-based Equity Awards.” Pursuant to the Maffei Employment Agreement, Mr. Maffei receives upfront grants of the Annual Awards and awards from Qurate Retail in the following combined target amounts: $16 million for calendar year 2015, $17 million for calendar year
Liberty media Corporation 2019 Proxy Statement | 47

2016, $18 million for calendar year 2017, $19 million for calendar year 2018 and $20 million for calendar year 2019. The combined target amounts for 2015 to 2018 were allocated between Qurate Retail and our company based on relative market capitalization and, for 2019, will be allocated among Qurate Retail, GCI Liberty, Liberty Broadband, Liberty TripAdvisor and our company based 50% on relative market capitalization and 50% on time allocation. In our compensation committee’s sole discretion, Mr. Maffei is also eligible to receive additional awards each year from Liberty Media up to a maximum of 50% of the Liberty Media target award grant amount for such year as an above-target award.
Upon Mr. Maffei’s termination for any reason, his unvested Annual Awards (including any dividend equivalents related to any unvested Annual RSUs) will terminate at the close of business on the day of the separation, except that, in the case of performance-based Annual RSUs, if Mr. Maffei remains employed through the end of the relevant grant year but his termination occurs prior to the date as of which any performance criteria has been determined to have been met or not with respect to the Annual RSUs relating to such grant year, such Annual RSUs will remain outstanding until such determination date and become vested to the extent determined by the compensation committee. Upon a change in control prior to Mr. Maffei’s termination, all vested Annual Options (and any Annual Options that vest after such change in control) will terminate at the expiration of the original term. If Mr. Maffei is terminated by our company for cause (without a prior change in control) prior to December 31, 2019, all vested Annual Options will terminate at the close of business on the 90th day following the termination. In all other events of termination or if Mr. Maffei has not been terminated prior to December 31, 2019, all vested Annual Options will terminate at the expiration of the original term.
Aircraft Usage
We are party to a February 5, 2013 letter agreement with Mr. Maffei, pursuant to which he was entitled to personal use of corporate aircraft not to exceed 120 hours of flight time per year through the first to occur of  (i) the termination of his employment, subject to any continued right to use the corporate aircraft as described below or pursuant to the terms of his employment arrangement in effect at the time of the termination or (ii) the cessation of ownership or lease of corporate aircraft. Effective November 11, 2015, pursuant to a letter agreement between us and Mr. Maffei of the same date, Mr. Maffei is entitled to 30 additional hours per year of personal flight time if he reimburses us for such usage through the first to occur of  (i) the termination of his employment or (ii) the cessation of ownership or lease of corporate aircraft. Mr. Maffei will continue to incur taxable income, calculated in accordance with SIFL, for all personal use of our corporate aircraft under the February 5, 2013 letter agreement. Mr. Maffei incurs taxable income at the SIFL rates minus amounts paid under time sharing agreements with our company for travel pursuant to the November 11, 2015 letter agreement. Pursuant to our aircraft time sharing agreements with Qurate Retail, Liberty TripAdvisor, Liberty Broadband and Liberty Expedia, such entities pay us for any costs, calculated in accordance with Part 91 of the Federal Aviation Regulations, associated with Mr. Maffei using our corporate aircraft that are allocable to these entities. Qurate Retail, Liberty TripAdvisor, Liberty Broadband and Liberty Expedia reimburse us for Mr. Maffei’s use of our corporate aircraft for such entity’s business, as the case may be, while Qurate Retail also reimburses us for Mr. Maffei’s personal use of our corporate aircraft. Pursuant to our aircraft time sharing agreements with Mr. Maffei, Mr. Maffei reimburses us for costs associated with his up to 30 hours of personal use of our corporate aircraft under the November 11, 2015 letter agreement. Flights where there are no passengers on company-owned aircraft are not charged against the 120 hours of personal flight time per year allotted to Mr. Maffei if the flight department determines that the use of a NetJets, Inc. supplied aircraft for a proposed personal flight would be disadvantageous to our company due to (i) use of budgeted hours under the then current Liberty Media fractional ownership contract with NetJets, Inc. or (ii) higher flight cost as compared to the cost of using company owned aircraft.
Richard N. Baer
2016 Baer Employment Agreement
On May 24, 2016, the compensation committee of our company approved a new compensation arrangement with Mr. Baer, which was memorialized in a definitive employment agreement, dated effective as of August 18, 2016 (the 2016 Baer Employment Agreement), between our company and Mr. Baer. The arrangement provides for a four year employment term beginning January 1, 2017 and ending December 31, 2020 (the employment period) during which Mr. Baer will continue to serve as Chief Legal Officer of our company, Qurate Retail, GCI Liberty, Liberty Broadband, Liberty Expedia and Liberty TripAdvisor. The 2016 Baer Employment Agreement memorialized Mr. Baer’s 2016 annual base salary of  $901,500 and provides for its adjustment from time to time. Mr. Baer’s
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annual target cash bonus of 100% of base salary under the 2012 employment agreement with our company remains unchanged under the 2016 Baer Employment Agreement. The arrangement also provided Mr. Baer with the opportunity to earn annual performance-based equity incentive awards from our company and Qurate Retail, and, for 2019, from our company, Qurate Retail, GCI Liberty, Liberty TripAdvisor and Liberty Broadband, during the employment term, as described in more detail below. In connection with the approval of his compensation arrangement, the compensation committee granted options to Mr. Baer with respect to LSXMK, BATRK and FWONK (together, the 2016 Term Options), each as described in more detail below.
The 2016 Baer Employment Agreement governs any termination of Mr. Baer’s employment that occurs on or after January 1, 2017 during the term of such agreement. The 2016 Baer Employment Agreement provides that, in the event Mr. Baer is terminated for cause (as defined in the 2016 Baer Employment Agreement), he will be entitled to his accrued but unpaid base salary through the date of termination, any unpaid expenses and other amounts required to be paid by law. In addition, all unexercised 2016 Term Options, whether vested or unvested, will be forfeited.
If, however, Mr. Baer terminates his employment for good reason (as defined in the 2016 Baer Employment Agreement) or if his employment is terminated without cause (as defined in the 2016 Baer Employment Agreement), then he is entitled to receive his (i) accrued but unpaid base salary, (ii) any unpaid expenses and other amounts required to be paid by law, (iii) a lump sum payment of any declared but unpaid bonus from the prior year and (iv) if such termination occurs (x) between January 1, 2017 and March 31, 2018, a lump sum cash payment of $5.3 million, (y) between April 1, 2018 and March 31, 2019, a lump sum cash payment of  $3.5 million or (z) between April 1, 2019 and the close of business on December 31, 2020, a lump sum cash payment of  $1.9 million. In addition, if his employment is terminated by us without cause or by Mr. Baer for good reason (a protected termination), (a) between January 1, 2017 and December 31, 2019, he will vest in 75% of the original number of 2016 Term Options (less any options that have previously vested) or (b) during 2020, the unvested portion of his 2016 Term Options will vest in full, in each case on the date of his termination, and such options will remain exercisable for the period specified in the applicable award agreement. The award agreements for Mr. Baer’s annual grants of Performance RSUs (as defined below) will provide that if a protected termination occurs during the employment period, any Performance RSUs that are outstanding and unvested on the termination date will remain outstanding until the date that our compensation committee determines whether the performance criteria applicable to such Performance RSUs were met and will vest to the extent determined by the committee on the date of such determination.
If Mr. Baer terminates his employment without good reason (as defined in the 2016 Baer Employment Agreement), he is entitled to receive any accrued but unpaid base salary, any declared but unpaid bonus from the prior year and any unpaid expenses and other amounts required to be paid by law. In addition, Mr. Baer will forfeit any 2016 Term Options and Performance RSUs that are unvested on the date of such termination. Any vested 2016 Term Options will remain exercisable for 90 days after Mr. Baer’s termination without good reason, or, if such termination occurs after December 31, 2020, for the remainder of the term of such options.
In the case of Mr. Baer’s death or disability (as defined in the 2016 Baer Employment Agreement), such employment agreement provides for the right for his estate or him, as applicable, to receive any accrued but unpaid base salary, any unpaid expenses and other amounts required to be paid by law, any declared but unpaid bonus from the prior year and a lump sum cash payment of  $1.9 million. In addition, the 2016 Term Options will vest in full and remain exercisable for a one year period following his death or disability or, if such termination occurs after December 31, 2020, for the remainder of the term of such options. Any outstanding but unvested Performance RSUs will vest immediately in the event of Mr. Baer’s death or disability to the extent not already vested as of the date of his termination due to death or disability.
As a condition to Mr. Baer’s receipt of any severance payments as a result of his termination, as well as any acceleration of vesting or extension of exercise periods described in the grant agreements for the equity grants, Mr. Baer must execute a severance agreement and release in favor of Liberty Media in accordance with the procedures set forth in the 2016 Baer Employment Agreement.
Although not a party to the 2016 Baer Employment Agreement, Qurate Retail is obligated to reimburse us for its allocable portion of the above payments (other than payments relating to performance bonuses and payments relating to equity awards which are directly settled with the applicable issuer) pursuant to the Qurate Retail Services Agreement.
Liberty media Corporation 2019 Proxy Statement | 49

2016 Term Options
On May 24, 2016, in connection with the approval of his compensation arrangement, the compensation committee approved a one-time grant to Mr. Baer of  (i) 346,466 options to purchase shares of LSXMK with an exercise price equal to $31.66 per share, (ii) 32,048 options to purchase shares of BATRK with an exercise price equal to $15.11 per share, and (iii) 83,942 options to purchase shares of FWONK with an exercise price equal to $19.11 per share. The exercise prices are equal to the closing price of LSXMK, BATRK and FWONK on June 1, 2016, the grant date for these options. One-half of the 2016 Term Options will vest on December 31, 2019 with the remaining 2016 Term Options vesting on December 31, 2020, in each case, subject to Mr. Baer being employed on the applicable vesting date, and subject to any accelerated vesting upon a termination event. The 2016 Term Options expire on December 31, 2023.
Annual Performance-Based Awards
Beginning in 2017, Mr. Baer is eligible to receive annual grants of performance-based RSUs with respect to LSXMK, BATRK and FWONK (the Performance RSUs). The combined annual target value of the Performance RSUs and the performance-based RSUs issued by Qurate Retail has been $1.875 million. The compensation committee will establish performance metrics with respect to each grant of Performance RSUs that will determine, in the compensation committee’s sole discretion, the extent to which such grant will vest.
Equity Incentive Plans
The 2017 incentive plan is administered by the compensation committee of our board of directors. The compensation committee has full power and authority to grant eligible persons the awards described below and to determine the terms and conditions under which any awards are made. The 2017 incentive plan is designed to provide additional remuneration to certain employees and independent contractors for exceptional service and to encourage their investment in our company. Our compensation committee may grant non-qualified stock options, SARs, restricted shares, RSUs, cash awards, performance awards or any combination of the foregoing under the 2017 incentive plan (collectively, incentive plan awards).
The maximum number of shares of our common stock with respect to which incentive plan awards may be issued under the 2017 incentive plan is 50,000,000, subject to anti-dilution and other adjustment provisions of the 2017 incentive plan. With limited exceptions, under the 2017 incentive plan, no person may be granted in any calendar year incentive plan awards covering more than 8,000,000 shares of our common stock (subject to anti-dilution and other adjustment provisions of the 2017 incentive plan) nor may any person receive under the 2017 incentive plan payment for cash incentive plan awards during any calendar year in excess of  $10 million. However, no nonemployee director may be granted during any calendar year incentive plan awards having a value (as determined on the grant date of such award) in excess of  $2 million. Shares of our common stock issuable pursuant to incentive plan awards made under the 2017 incentive plan are made available from either authorized but unissued shares or shares that have been issued but reacquired by our company. The 2017 incentive plan has a five year term.
In 2013, our company’s board of directors adopted the Liberty Media Corporation Transitional Stock Adjustment Plan (the TSAP, and together with the 2013 incentive plan, the existing incentive plans). The TSAP governs the terms and conditions of equity incentive awards with respect to our common stock issued in connection with adjustments made to equity incentive awards relating to our predecessor’s common stock that were granted prior to 2013. No further grants are permitted under the TSAP.
2006 Deferred Compensation Plan
Our company maintains the Liberty Media Corporation 2006 Deferred Compensation Plan (as amended and restated, the 2006 deferred compensation plan), under which officers at the level of Assistant Vice President and above are eligible to elect to defer up to 50% of such officer’s annual base salary and 100% of cash performance bonuses. These deferral elections must be made in advance of certain deadlines and may include (1) the selection of a payment date, which generally may not be later than 30 years from the end of the year in which the applicable compensation is initially deferred, and (2) the form of distribution, such as a lump-sum payment or substantially equal annual installments over two to five years for elections made prior to January 1, 2016 or two to ten years for elections made on or after January 1, 2016.
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In addition to the accelerated distribution events described under “—Potential Payments Upon Termination or Change in Control” below, at the eligible officer’s request, if the compensation committee determines that such officer has suffered a financial hardship, it may authorize immediate distribution of amounts deferred under the 2006 deferred compensation plan.
Compensation deferred under the 2006 deferred compensation plan that otherwise would have been received prior to 2015 would earn interest income at the rate of 9% per annum, compounded quarterly, for the period of the deferral. Compensation deferred under the 2006 deferred compensation plan that otherwise would have been received on or after January 1, 2015 will earn interest income at a rate that is intended to approximate our company’s general cost of 10-year debt. For amounts deferred on or after January 1, 2015, the compensation committee may not change the applicable interest rate in effect after a change of control has occurred. For 2018 the rate was 6.25%.
Our board of directors reserves the right to terminate the 2006 deferred compensation plan at any time. An optional termination by our board of directors will not result in any distribution acceleration.
Pay Ratio Information
We are providing the following information about the relationship of the median annual total compensation of our employees and the total compensation of Mr. Maffei, our chief executive officer on December 31, 2018, pursuant to the SEC’s pay ratio disclosure rules set forth in Item 402(u) of Regulation S-K. We believe our pay ratio is a reasonable estimate calculated in a manner consistent with the SEC’s pay ratio disclosure rules. However, because these rules provide flexibility in determining the methodology, assumptions and estimates used to determine pay ratios and the fact that workforce composition issues differ significantly between companies, our pay ratio may not be comparable to the pay ratios reported by other companies.
To identify our median employee, we first determined our employee population as of December 31, 2018, which consisted of employees located in the U.S., the Dominican Republic, Venezuela and the United Kingdom, representing all full-time, part-time, seasonal and temporary employees employed by our company and our consolidated subsidiaries, Sirius XM, Formula 1 and Braves Holdings, on that date. Using information from our payroll records and Form W-2s (or its equivalent for non-U.S. employees), we then measured each employee’s gross wages for calendar year 2018, consisting of base salary, commissions, actual bonus payments, long-term incentive cash payments, if any, realized equity award value and taxable fringe benefits. We did not annualize the compensation of employees who were new hires or took a leave of absence in 2018. Also, we did not annualize the compensation of our temporary or seasonal employees. In addition, we did not make any cost-of-living adjustments to the gross wages information.
We determined that the median employee’s total compensation for calendar year 2018, including any perquisites and other benefits, in the same manner that we determined the total compensation of our named executive officers for purposes of the Summary Compensation Table above. The ratio of our chief executive officer’s total annual compensation to that of the median employee was as follows:
Chief Executive Officer Total Annual Compensation	$20,153,546
Median Employee Total Annual Compensation	$72,089
Ratio of Chief Executive Officer to Median Employee Total Annual Compensation	280:1
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Grants of Plan-Based Awards
The following table contains information regarding plan-based incentive awards granted during the year ended December 31, 2018 to the named executive officers (other than Mr. Malone, who did not receive any grants).
Name	Grant Date	Committee Action Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)(1)	Target ($)(1)	Maximum ($)(2)	Threshold (#)(3)	Target (#)(3)	Maximum (#)(4)
Gregory B. Maffei
	3/14/2018(5)		—	—	8,758,485	—	—	—	—	—	—	—
LSXMK	3/5/2018		—	—	—	—	—	—	—	632,752(6)	42.50	7,313,816
BATRK	3/5/2018		—	—	—	—	—	—	—	46,052(6)	23.34	296,457
BATRK	3/5/2018(7)		—	—	—	—	12,279	—	—	—	—	286,592
FWONK	3/5/2018		—	—	—	—	—	—	—	138,655(6)	31.99	1,219,745
FWONK	3/5/2018(7)		—	—	—	—	85,590	—	—	—	—	2,738,024
Richard N. Baer
	3/14/2018(5)		—	—	1,435,019	—	—	—	—	—	—	—
LSXMK	3/5/2018(7)		—	—	—	—	16,391	—	—	—	—	696,618
BATRK	3/5/2018(7)		—	—	—	—	2,424	—	—	—	—	56,576
FWONK	3/5/2018(7)		—	—	—	—	12,066	—	—	—	—	385,991
Mark D. Carleton
	3/14/2018(5)		—	—	1,393,631	—	—	—		—	—	—
LSXMK	3/5/2018(7)		—	—	—	—	12,239	—	—	—	—	520,158
BATRK	3/5/2018(7)		—	—	—	—	1,810	—	—	—	—	42,245
FWONK	3/5/2018(7)		—	—	—	—	9,010	—	—	—	—	288,230
Albert E. Rosenthaler
	3/14/2018(5)		—	—	1,393,631	—	—	—		—	—	—
LSXMK	3/5/2018(7)		—	—	—	—	12,239	—	—	—	—	520,158
BATRK	3/5/2018(7)		—	—	—	—	1,810	—	—	—	—	42,245
FWONK	3/5/2018(7)		—	—	—	—	9,010	—	—	—	—	288,230
(1)
Our 2018 performance-based bonus program does not provide for a threshold bonus amount. The program also does not provide for a target payout amount for any named executive officer that would be payable upon satisfaction of the performance criteria under the 2018 performance-based bonus program. For the actual bonuses paid by our company see the amounts included for 2018 in the column entitled Non-Equity Incentive Plan Compensation in the “Summary Compensation Table” above.

(2)
Represents the maximum amount that would have been payable to each named executive officer assuming the Bonus Threshold was met in order to permit the maximum bonus amounts to have been payable. For more information on this performance bonus program, see “—Compensation Discussion and Analysis—Elements of 2018 Executive Compensation—2018 Performance-based Bonuses.”

(3)
The terms of the 2018 Maffei RSUs and the 2018 Chief RSUs do not provide for a threshold amount that would be payable upon satisfaction of the performance criteria established by the compensation committee. The amounts in the Target column represent the target amount that would have been payable to the named executive officer assuming (x) maximum achievement of the Maffei RSU Threshold and the Chief Threshold was attained and (y) our compensation committee determined not to reduce such payout after considering a combination of the criteria established by our compensation committee in March 2018. For the actual 2018 Annual Options, 2018 Maffei RSUs and 2018 Chief RSUs that vested see “—Compensation Discussion and Analysis—Elements of 2018 Executive Compensation—Equity Incentive Compensation—Maffei Performance-based Equity Awards” and “—Compensation Discussion and Analysis—Elements of 2018 Executive Compensation—Equity Incentive Compensation—Annual Performance Awards” above.

52 | Liberty media Corporation 2019 Proxy Statement

(4)
Our compensation committee also set a maximum grant value payout with respect to (i) the 2018 Maffei RSUs - equal to 1.5 times the target number of 2018 Maffei RSUs or $9.234 million of grant value and (ii) the 2018 Chief RSUs - equal to $1.875 million for Mr. Baer and $1.4 million for each of Messrs. Carleton and Rosenthaler of grant value of the 2018 Chief RSUs. Any payout of an equity award by our company above the target equity award would be in our compensation committee’s sole discretion, would be issued in the first quarter of 2019, and would vest immediately after grant. For more information on the target equity award, see “—Compensation Discussion and Analysis—Elements of 2018 Executive Compensation—Equity Incentive Compensation—Maffei Performance-based Equity Awards” and “—Compensation Discussion and Analysis—Elements of 2018 Executive Compensation—Equity Incentive Compensation—Annual Performance Awards” above.

(5)
Reflects the date on which our compensation committee established the terms of the 2018 performance-based bonus program, as described under “—Compensation Discussion and Analysis—Elements of 2018 Executive Compensation—2018 Performance-based Bonuses.”

(6)
Vested in full on December 31, 2018.

(7)
Reflects the date on which our compensation committee established the terms of the 2018 Maffei RSUs and the 2018 Chief RSUs as described under “—Compensation Discussion and Analysis—Elements of 2018 Executive Compensation—Equity Incentive Compensation— Maffei Performance-based Equity Awards” and “—Compensation Discussion and Analysis—Elements of 2018 Executive Compensation—Equity Incentive Compensation—Annual Performance Awards” above.

Liberty media Corporation 2019 Proxy Statement | 53

Outstanding Equity Awards at Fiscal Year-End
The following table contains information regarding unexercised options and unvested RSUs which were outstanding as of December 31, 2018 and held by the named executive officers (with the exception of John C. Malone, who had no outstanding equity awards as of December 31, 2018).
	Option awards					Stock awards
Name	Number of securities underlying unexercised options(#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option exercise price ($)	Option expiration date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Gregory B. Maffei
Option Awards
LSXMA	1,165,787	—	—	19.75	12/17/2019	—	—	—	—
LSXMK	2,374,526	—	—	19.38	12/17/2019	—	—	—	—
LSXMK	1,668,596	1,668,597(1)	—	28.01	12/24/2021	—	—	—	—
LSXMK	348,109	—	—	31.44	03/31/2022	—	—	—	—
LSXMK	62,339	—	—	30.26	03/15/2023	—	—	—	—
LSXMK	724,228	—	—	31.07	03/29/2023	—	—	—	—
LSXMK	22,465	—	—	36.78	05/11/2024	—	—	—	—
LSXMK	897,694	—	—	36.78	05/11/2024	—	—	—	—
LSXMK	632,752	—	—	42.50	03/05/2025	—	—	—	—
BATRA	116,599	—	—	11.42	12/17/2019	—	—	—	—
BATRK	237,549	—	—	11.19	12/17/2019	—	—	—	—
BATRK	166,955	166,955(1)	—	16.17	12/24/2021	—	—	—	—
BATRK	33,491	—	—	18.15	03/31/2022	—	—	—	—
BATRK	6,255	—	—	17.47	03/15/2023	—	—	—	—
BATRK	74,322	—	—	17.94	03/29/2023	—	—	—	—
BATRK	15,283	—	—	23.51	03/30/2024	—	—	—	—
BATRK	133,594	—	—	23.51	03/30/2024	—	—	—	—
BATRK	46,052	—	—	23.34	03/05/2025	—	—	—	—
FWONA	291,362	—	—	11.68	12/17/2019	—	—	—	—
FWONK	593,545	—	—	11.18	12/17/2019	—	—	—	—
FWONK	417,158	417,158(1)	—	16.16	12/24/2021	—	—	—	—
FWONK	83,682	—	—	18.14	03/31/2022	—	—	—	—
FWONK	15,631	—	—	17.46	03/15/2023	—	—	—	—
FWONK	185,703	—	—	17.93	03/29/2023	—	—	—	—
FWONK	171,299	—	—	33.92	03/30/2024	—	—	—	—
FWONK	138,655	—	—	31.99	03/05/2025	—	—	—	—
RSU Awards
BATRK	—	—	—	—	—	—	—	12,279(2)	305,624
FWONK	—	—	—	—	—	—	—	85,590(2)	2,627,613
Richard N. Baer
Option Awards
LSXMK	—	346,466(3)	—	31.66	12/31/2023	—	—	—	—
BATRK	—	32,048(3)	—	15.11	12/31/2023	—	—	—	—
FWONK	—	83,942(3)	—	19.11	12/31/2023	—	—	—	—
RSU Awards
LSXMK	—	—	—	—	—	—	—	16,391(2)	606,139
BATRK	—	—	—	—	—	—	—	2,424(2)	60,333
FWONK	—	—	—	—	—	—	—	12,066(2)	370,426
54 | Liberty media Corporation 2019 Proxy Statement

	Option awards					Stock awards
Name	Number of securities underlying unexercised options(#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option exercise price ($)	Option expiration date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mark D. Carleton
Option Awards
LSXMK	39,000	—	—	19.38	03/19/2020	—	—	—	—
LSXMK	118,858	—	—	32.63	03/04/2022	—	—	—	—
LSXMK	—	193,774(3)	—	32.63	03/04/2023	—	—	—	—
BATRA	7,327	—	—	11.42	03/19/2020	—	—	—	—
BATRK	14,927	—	—	11.19	03/19/2020	—	—	—	—
BATRK	11,816	—	—	18.84	03/04/2022	—	—	—	—
BATRK	—	19,264(3)	—	18.84	03/04/2023	—	—	—	—
FWONA	18,309	—	—	11.68	03/19/2020	—	—	—	—
FWONK	19,524	—	—	18.83	03/04/2022	—	—	—	—
FWONK	—	48,134(3)	—	18.83	03/04/2023	—	—	—	—
RSU Awards
LSXMK	—	—	—	—	—	—	—	12,239(2)	452,598
BATRK	—	—	—	—	—	—	—	1,810(2)	45,051
FWONK	—	—	—	—	—	—	—	9,010(2)	276,607
Albert E. Rosenthaler
Option Awards
LSXMK	118,858	—	—	32.63	03/04/2022	—	—	—	—
LSXMK	—	193,774(3)	—	32.63	03/04/2023	—	—	—	—
LSXMK	39,384	—	—	39.21	03/20/2024	—	—	—	—
BATRA	3,328	—	—	11.42	03/19/2020	—	—	—	—
BATRK	6,780	—	—	11.19	03/19/2020	—	—	—	—
BATRK	11,816	—	—	18.84	03/04/2022	—	—	—	—
BATRK	—	19,264(3)	—	18.84	03/04/2023	—	—	—	—
BATRK	5,031	—	—	22.96	03/20/2024	—	—	—	—
FWONK	—	48,134(3)	—	18.83	03/04/2023	—	—	—	—
FWONK	19,331	—	—	33.85	03/20/2024	—	—	—	—
RSU Awards
LSXMK	—	—	—	—	—	—	—	12,239(2)	452,598
BATRK	—	—	—	—	—	—	—	1,810(2)	45,051
FWONK	—	—	—	—	—	—	—	9,010(2)	276,607
(1)
Vests on December 24, 2019.

(2)
Represents the target number of 2018 Maffei RSUs that Mr. Maffei could earn and the target number of 2018 Chief RSUs that each of Messrs. Baer, Carleton and Rosenthaler could earn based on our performance in 2018.

(3)
Vests 50% on December 31, 2019 and 50% on December 31, 2020.

Liberty media Corporation 2019 Proxy Statement | 55

Option Exercises and Stock Vested
The following table sets forth information concerning the exercise of vested options and the vesting of RSUs held by our named executive officers (with the exception of Mr. Malone, who had no exercises of vested options or vesting of RSUs), in each case, during the year ended December 31, 2018.
	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)(1)	Value realized on exercise ($)	Number of shares acquired on vesting (#)(1)	Value realized on vesting ($)
Gregory B. Maffei
LSXMA	—	—	—	—
LSXMK	—	—	—	—
BATRA	—	—	—	—
BATRK	—	—	—	—
FWONA	—	—	—	—
FWONK	—	—	29,438	967,333
Richard N. Baer
LSXMA	—	—	—	—
LSXMK	—	—	19,285	830,412
BATRA	—	—	—	—
BATRK	—	—	2,492	59,285
FWONA	—	—	—	—
FWONK	—	—	11,039	362,742
Mark D. Carleton
LSXMA	—	—	—	—
LSXMK	60,218	1,601,197	14,400	620,064
BATRA	—	—	—	—
BATRK	—	—	1,861	44,273
FWONA	—	—	—	—
FWONK	—	—	8,243	270,865
Albert E. Rosenthaler
LSXMA	—	—	—	—
LSXMK	—	—	14,400	620,064
BATRA	—	—	—	—
BATRK	—	—	1,861	44,273
FWONA	8,316	193,921	—	—
FWONK	46,465	974,825	8,243	270,865
(1)
Includes shares withheld in payment of withholding taxes at election of holder.

56 | Liberty media Corporation 2019 Proxy Statement

Nonqualified Deferred Compensation Plans
The following table sets forth information regarding the nonqualified deferred compensation plans in which our named executive officers participated during the year ended December 31, 2018. Messrs. Maffei and Carleton participated in the 2006 deferred compensation plan. See “—Executive Compensation Arrangements—2006 Deferred Compensation Plan” for more information. Mr. Malone’s deferred compensation arrangements are described under “—Executive Compensation Arrangements—John C. Malone.” During 2018, Messrs. Baer and Rosenthaler did not participate in any deferred compensation arrangements.
Name	Executive contributions in 2018 ($)	Registrant contributions in 2018 ($)	Aggregate earnings in 2018 ($)(1)	Aggregate withdrawals/ distributions ($)	Aggregate balance at 12/31/18 ($)(1)(2)
John C. Malone	—	—	2,259,620	(3,082,818)	17,589,370
Gregory B. Maffei	—	—	601,783	—	7,066,788
Richard N. Baer	—	—	—	—	—
Mark D. Carleton	1,501,445	—	564,343	—	9,196,482
Albert E. Rosenthaler	—	—	—	—	—
(1)
Of these amounts, the following were reported in the “Summary Compensation Table” as above-market earnings that were credited to the named executive officer’s deferred compensation account during 2018:

Name	Amount ($)
John C. Malone	215,628
Gregory B. Maffei	397,703
Richard N. Baer	—
Mark D. Carleton	331,289
Albert E. Rosenthaler	—
(2)
In our prior year proxy statements, we reported the following above-market earnings that were credited as interest to the applicable officer’s deferred compensation accounts during the years reported:

	Amount ($)
Name	2017	2016	2015
John C. Malone	224,672	232,747	239,961
Gregory B. Maffei	401,887	335,068	99,232
Richard N. Baer	—	—	—
Mark D. Carleton	304,384	199,301	n/a
Albert E. Rosenthaler	—	—	—
Potential Payments Upon Termination or Change-in-Control
The following table sets forth the potential payments to our named executive officers if their employment with Liberty Media had terminated or a change in control had occurred, in each case, as of December 31, 2018, which was the last business day of our last completed fiscal year. In the event of such a termination or change in control, the actual amounts may be different due to various factors. In addition, we may enter into new arrangements or modify these arrangements from time to time.
The amounts provided in the tables are based on the closing market prices on December 31, 2018 for our LSXMA common stock, which was $36.80, our LSXMK common stock, which was $36.98, our BATRA common stock, which was $24.94, our BATRK common stock, which was $24.89, our FWONA common stock, which was $29.72, and our FWONK common stock, which was $30.70. The value of the options shown in the table is based on the spread between the exercise price of the award and the applicable closing market price. Because the exercise prices of certain stock options held by Messrs. Maffei and Rosenthaler were more than the applicable closing market price of LSXMK and FWONK shares on December 31, 2018, these options have been excluded from the table below. The value of the RSUs shown in the table is based on the applicable closing market price and the number of RSUs unvested.
Liberty media Corporation 2019 Proxy Statement | 57

Each of our named executive officers (other than Mr. Malone) has received awards and payments under the existing incentive plans, and each of our named executive officers is eligible to participate in our deferred compensation plan. Additionally, each of Messrs. Malone, Maffei and Baer is entitled to certain payments and acceleration rights upon termination under his respective employment agreement. See “—Executive Compensation Arrangements” above and “—Termination Without Cause or for Good Reason” below.
No immediate distributions under the 2006 deferred compensation plan are permitted as a result of a termination for cause or a termination without cause or for good reason (other than pursuant to the compensation committee’s right to distribute certain de minimus amounts from an officer’s deferred compensation account). In addition, we do not have an acceleration right to pay out account balances to the named executive officers upon a voluntary termination or a termination due to death or disability. However, the named executive officer may file an election at the time of the deferral to receive distributions under the 2006 deferred compensation plan upon his separation from service, including any of the types of termination above. For purposes of the tabular presentation below, we have assumed that the named executive officer has elected to receive payout of all deferred compensation upon his separation from service, including interest. The 2006 deferred compensation plan also provides our compensation committee with the option of terminating the plan 30 days preceding or within 12 months after a change of control and distributing the account balances (which option is assumed to have been exercised for purposes of the tabular presentation below).
The circumstances giving rise to these potential payments and a brief summary of the provisions governing their payout are described below and in the footnotes to the table (other than those described under “—Executive Compensation Arrangements,” which are incorporated by reference herein):
Voluntary Termination
Each of the named executive officers (other than Mr. Malone) holds equity awards that were issued under our existing incentive plans. Under these plans and the related award agreements, in the event of a voluntary termination of his employment with our company for any reason, each named executive officer (other than Mr. Malone) would only have a right to the equity grants that vested prior to his termination date, except that in 2018 Mr. Maffei had certain acceleration rights with respect to one or more of his equity awards upon a voluntary termination. Also, if Mr. Maffei voluntarily terminated his employment as of December 31, 2018, his 2018 Annual RSUs would remain outstanding until any performance criteria had been determined to have been met or not and would vest to the extent determined by the compensation committee. Mr. Baer would have forfeited his 2016 Term Options and his 2018 Chief RSUs if he had voluntarily terminated his employment as of December 31, 2018. See “—Executive Compensation Arrangements—Gregory B. Maffei” and “—Executive Compensation Arrangements—Richard N. Baer” above. Mr. Carleton and Mr. Rosenthaler are not entitled to any severance payments or other benefits upon a voluntary termination of his employment. The foregoing discussion assumes that the named executive officers voluntarily terminated his respective employment without good reason. See “—Termination Without Cause or for Good Reason” below for a discussion of potential payments and benefits upon a named executive officer’s voluntary termination of his employment for good reason.
Termination for Cause
All outstanding equity grants constituting options, whether unvested or vested but not yet exercised, and all equity grants constituting unvested RSUs under the existing incentive plans would be forfeited by any named executive officer (other than Mr. Maffei in the case of equity grants constituting vested options or similar rights) who is terminated for “cause.” However, if Mr. Maffei’s employment was terminated for cause as of December 31, 2018, his 2018 Annual RSUs would remain outstanding until any performance criteria had been determined to have been met or not and would vest to the extent determined by the compensation committee. The existing incentive plans, which govern the awards unless there is a different definition in the applicable award agreement, define “cause” as insubordination, dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to perform his duties and responsibilities for any reason other than illness or incapacity; provided that, if such termination is within 12 months after a change in control (as described below), “cause” means a felony conviction for fraud, misappropriation or embezzlement. Mr. Maffei has certain continuing rights to exercise vested options or similar rights following a termination for cause under his employment agreement, and the employment agreement of Mr. Maffei has a definition of cause that is different from the definition under the incentive plans. See “—Executive Compensation Arrangements” above.
58 | Liberty media Corporation 2019 Proxy Statement

Termination Without Cause or for Good Reason
Mr. Malone does not have any outstanding equity awards. As of December 31, 2018, Mr. Maffei’s unvested equity awards consisted of the Term Options and the 2018 Annual RSUs. The Term Options are subject to partial acceleration upon a termination of his employment without cause or for good reason. If Mr. Maffei’s employment was terminated without cause or he terminated it for good reason as of December 31, 2018, his 2018 Annual RSUs would remain outstanding until any performance criteria had been determined to have been met or not and become vested to the extent determined by the compensation committee. Each of Mr. Malone and Mr. Maffei is entitled to severance payments and/or other benefits upon a termination of his employment without cause or for good reason. See “—Executive Compensation Arrangements—John C. Malone” and “—Executive Compensation Arrangements—Gregory B. Maffei” above.
As of December 31, 2018, Mr. Baer’s unvested equity awards consisted of his 2016 Term Options and his 2018 Chief RSUs. Mr. Baer would have vested in 75% of the original number of his 2016 Term Options (less any options that have previously vested) if his employment had been terminated without cause or for good reason as of December 31, 2018, and his 2018 Chief RSUs would have stayed outstanding until the date the compensation committee acted to determine the extent to which the performance criteria were met and the number of Mr. Baer’s 2018 Chief RSUs that would have been earned and vested had he remained employed through December 31, 2018. Mr. Baer is also entitled under certain circumstances to severance payments and other benefits upon a termination of his employment without cause or for good reason. To receive these benefits, Mr. Baer must execute a severance agreement and release in favor of our company in accordance with the procedure set forth in the Baer Employment Agreement. See “—Executive Compensation Arrangements—Richard N. Baer.”
As of December 31, 2018, Mr. Carleton’s and Mr. Rosenthaler’s only unvested equity awards were the multi-year stock option awards granted to them on March 4, 2015 and the 2018 Chief RSUs granted to them on March 5, 2018. The multi-year stock option awards granted to them on March 4, 2015 provide for vesting upon a termination of employment without cause of those options that would have vested during the 12-month period following the termination date if such person had remained an employee, plus a pro rata portion of the remaining unvested options based on the portion of the vesting period elapsed through the termination date. The 2018 Chief RSUs held by these officers would have remained outstanding until any performance criteria had been determined to have been met or not and become vested to the extent determined by the compensation committee. None of these officers is entitled to any severance pay or other benefits upon a termination without cause.
Death
In the event of death of any of the named executive officers, the existing incentive plans and applicable award agreements provide for vesting in full of any outstanding options and the lapse of restrictions on any RSU awards, except that if Mr. Maffei’s employment was terminated due to death on December 31, 2018, his 2018 Annual RSUs would remain outstanding until any performance criteria had been determined to have been met or not and would vest to the extent determined by the compensation committee. Each of Mr. Malone, Mr. Maffei and Mr. Baer is also entitled to certain payments and other benefits if he dies while employed by our company. See “—Executive Compensation Arrangements” above.
No amounts are shown for payments pursuant to life insurance policies, which we make available to all our employees.
Disability
If the employment of any of the named executive officers is terminated due to disability, which is defined in the existing incentive plans or applicable award agreements, such plans or agreements provide for vesting in full of any outstanding options and the lapse of restrictions on any RSU awards, except that if Mr. Maffei’s employment was terminated due to disability on December 31, 2018, his 2018 Annual RSUs would remain outstanding until any performance criteria had been determined to have been met or not and become vested to the extent determined by the compensation committee. Each of Mr. Malone, Mr. Maffei and Mr. Baer is also entitled to certain payments and other benefits upon a termination of his employment due to disability. See “Executive Compensation Arrangements” above.
No amounts are shown for payments pursuant to short-term and long-term disability policies, which we make available to all our employees.
Liberty media Corporation 2019 Proxy Statement | 59

Change in Control
In case of a change in control, the incentive plans provide for vesting in full of any outstanding options and the lapse of restrictions on any RSU awards held by the named executive officers. A change in control is generally defined as:
•
The acquisition by a non-exempt person (as defined in the incentive plans) of beneficial ownership of at least 20% of the combined voting power of the then outstanding shares of our company ordinarily having the right to vote in the election of directors, other than pursuant to a transaction approved by our board of directors.

•
The individuals constituting our board of directors over any two consecutive years cease to constitute at least a majority of the board, subject to certain exceptions that permit the board to approve new members by approval of at least two-thirds of the remaining directors.

•
Any merger, consolidation or binding share exchange that causes the persons who were common stockholders of our company immediately prior thereto to lose their proportionate interest in the common stock or voting power of the successor or to have less than a majority of the combined voting power of the then outstanding shares ordinarily having the right to vote in the election of directors, the sale of substantially all of the assets of the company or the dissolution of the company.

In the case of a change in control described in the last bullet point, our compensation committee may determine not to accelerate the existing equity awards of the named executive officers if equivalent awards will be substituted for the existing awards, except that Mr. Maffei’s Term Options may also be subject to acceleration upon a change in control, including of the type described in the last bullet point, pursuant to the terms of his employment agreement. See “—Executive Compensation Arrangements—Gregory B. Maffei” above. For purposes of the tabular presentation below, we have assumed that our named executive officers’ existing unvested equity awards would vest in full in the case of a change in control described in the last bullet.
60 | Liberty media Corporation 2019 Proxy Statement

Benefits Payable Upon Termination or Change in Control
Name	Voluntary Termination Without Good Reason ($)	Termination for Cause ($)	Termination Without Cause or for Good Reason ($)	Death ($)	Disability ($)	After a Change in Control ($)
John C. Malone
Lump Sum Severance(1)	19,500	—	19,500	—	19,500	19,500
Installment Severance Plan(2)	19,808,835	19,808,835	19,808,835	19,808,835	19,808,835	19,808,835
1993 Deferred Compensation Arrangement(3)	2,430,310	2,430,310	2,430,310	1,664,442	2,430,310	2,430,310
1982 Deferred Compensation Arrangement(3)	28,654,769	28,654,769	28,654,769	15,924,928	28,654,769	28,654,769
Options	—	—	—	—	—	—
RSUs	—	—	—	—	—	—
Total	50,913,414	50,893,914	50,913,414	37,398,205	50,913,414	50,913,414
Gregory B. Maffei
Severance	11,750,000(4)	—	30,918,283(5)	30,918,283(5)	30,918,283(5)	—
Deferred Compensation	7,066,788(6)	7,066,788(6)	7,066,788(6)	7,066,788(6)	7,066,788(6)	7,066,788(7)
Options	135,416,150(8)	117,336,565(8)	139,825,205(9)	139,825,205(10)	139,825,205(10)	139,825,205(10)
RSUs	2,933,237(8)	2,933,237(8)	2,933,237(9)	2,933,237(10)	2,933,237(10)	2,933,237(10)
Perquisites(11)	—	—	380,922	—	380,922	—
Total	157,166,176	127,336,590	181,124,435	180,743,513	181,124,435	149,825,230
Richard N. Baer
Severance(12)	—	—	3,500,000	1,900,000	1,900,000	—
Options	—(8)	—(8)	2,347,129(13)	3,129,516(10)	3,129,516(10)	3,129,516(10)
RSUs	—(8)	—(8)	1,036,899(13)	1,036,899(10)	1,036,899(10)	1,036,899(10)
Total	—	—	6,884,028	6,066,415	6,066,415	4,166,415
Mark D. Carleton
Deferred Compensation	9,196,482(6)	9,196,482(6)	9,196,482(6)	9,196,482(6)	9,196,482(6)	9,196,482(7)
Options	2,140,524(8)	—(8)	3,408,520(13)	3,671,339(10)	3,671,339(10)	3,671,339(10)
RSUs	—(8)	—(8)	774,256(13)	774,256(10)	774,256(10)	774,256(10)
Total	11,337,006	9,196,482	13,379,259	13,642,077	13,642,077	13,642,077
Albert E. Rosenthaler
Options	736,109(8)	—(8)	2,004,106(13)	2,266,924(10)	2,266,924(10)	2,266,924(10)
RSUs	—(8)	—(8)	774,256(13)	774,256(10)	774,256(10)	774,256(10)
Total	736,109	—	2,778,362	3,041,180	3,041,180	3,041,180

(1)
Under Mr. Malone’s employment agreement, which was assigned to our company in 2013, if his employment had been terminated, as of December 31, 2018, at our election (other than for death or cause) (whether before or after a change in control) or upon Mr. Malone’s prior written notice, he would have been entitled to a lump sum severance payment of  $19,500 payable upon termination, which is equal to five years of his current annual salary of  $3,900. See “—Executive Compensation Arrangements—John C. Malone” above. Pursuant to the services agreement, 25% of such lump sum severance payment would have been allocable to Qurate Retail.

(2)
As described above, Mr. Malone began receiving 240 consecutive monthly installment severance payments in February 2009 pursuant to the terms of his amended employment agreement. The number included in the table represents the aggregate amount of the payments remaining as of December 31, 2018. With respect to periods following the termination of his employment, the foregoing payments are conditioned on Mr. Malone’s compliance with the confidentiality, non-competition, non-solicitation and non-interference covenants contained in his employment agreement. See “—Executive Compensation Arrangements—John C. Malone” above.

Liberty media Corporation 2019 Proxy Statement | 61

(3)
As described above, Mr. Malone began receiving 240 consecutive monthly payments of his deferred compensation plus interest, in February 2009 pursuant to the terms of his amended employment agreement, which our company assumed in 2013. The number included in the table represents the aggregate amount of these payments remaining as of December 31, 2018. With respect to periods following the termination of his employment, the foregoing payments are conditioned on Mr. Malone’s compliance with the confidentiality, non-competition, non-solicitation and non-interference covenants contained in his employment agreement. If Mr. Malone’s employment had been terminated, as of December 31, 2018, as a result of his death, his beneficiaries would have instead been entitled to a lump sum payment of the unamortized principal balance of the remaining deferred compensation payments, and the compliance conditions described above would be inapplicable. See “—Executive Compensation Arrangements—John C. Malone” above.

(4)
If Mr. Maffei had voluntarily terminated his employment without good reason (as defined in the Maffei Employment Agreement) as of December 31, 2018, he would have been entitled to receive in a lump sum the Pro-Rated Amount of  $11,750,000, with up to 25% of such amount payable in shares of our common stock. See “—Executive Compensation Arrangements—Gregory B. Maffei” above.

(5)
If Mr. Maffei’s employment had been terminated as of December 31, 2018 by Liberty Media without cause or by Mr. Maffei for good reason (as defined in the Maffei Employment Agreement) (whether before or within a specified period following a change in control) or due to Mr. Maffei’s death or disability, as of December 31, 2018, he would have been entitled to receive a payment of 1.5 times his 2018 base salary payable in 18 equal monthly installments. Mr. Maffei would also be entitled to receive in lump sums the Pro-Rated Amount of  $11,750,000 and a separate Un-Pro Rated Amount of  $17,500,000 and, in each case, up to 25% of such amounts would be payable in shares of our common stock. See “—Executive Compensation Arrangements—Gregory B. Maffei” above.

(6)
Under the 2006 deferred compensation plan, we do not and Qurate Retail does not have an acceleration right to pay out account balances to Mr. Maffei or Mr. Carleton upon a termination of employment. However, Mr. Maffei and Mr. Carleton had the right to file an election at the time of his initial deferral to receive distributions under the 2006 deferred compensation plan upon his separation from service, including under the termination scenarios in the table above. For purposes of the tabular presentation above, we have assumed that each of Mr. Maffei and Mr. Carleton has elected to receive payout upon a separation from service of all deferred compensation, including interest.

(7)
The 2006 deferred compensation plan provides our compensation committee with the option of terminating the plan 30 days preceding or within 12 months after a change of control of Liberty Media and distributing the account balances (which option is assumed to have been exercised for purposes of the tabular presentation above).

(8)
Based on the number of vested options held by each named executive officer at December 31, 2018, other than certain stock options held by Messrs. Maffei and Rosenthaler to purchase LSXMK and FWONK shares, and, with respect to Mr. Maffei upon a voluntary termination of his employment without good reason, the pro rata vesting of his unvested Term Options. Because the exercise prices of certain stock options held by Messrs. Maffei and Rosenthaler were more than the applicable closing market price of LSXMK and FWONK shares on December 31, 2018, these options have been excluded. Also, if Mr. Maffei’s employment terminated without good reason or for cause as of December 31, 2018, his 2018 Annual RSUs would remain outstanding until any performance criteria had been determined to have been met or not and would vest to the extent determined by the compensation committee. If Mr. Baer’s employment had been terminated without good reason or for cause as of December 31, 2018, he would have forfeited the 2016 Term Options and his 2018 Chief RSUs. Each of Messrs. Carleton and Rosenthaler would have forfeited his 2018 Chief RSUs if his employment had been terminated without good reason or for cause as of December 31, 2018. For more information, see the “Outstanding Equity Awards at Fiscal Year-End” table, “—Executive Compensation Arrangements—Gregory B. Maffei” and “—Executive Compensation Arrangements—Richard N. Baer” above.

(9)
Based on (i) the number of vested options held by Mr. Maffei at December 31, 2018, other than certain stock options held by Mr. Maffei to purchase LSXMK and FWONK shares, and (ii) the number of unvested Term Options held by Mr. Maffei at December 31, 2018 that would vest pursuant to the forward-vesting provisions in the award agreement if he were terminated without cause or for good reason as of December 31, 2018. Because the exercise prices of certain stock options held by Mr. Maffei were more than the applicable closing market price of LSXMK and FWONK shares on December 31, 2018, these options have been excluded. Also, if Mr. Maffei’s employment terminated without cause or for good reason as of December 31, 2018, his 2018 Annual RSUs would remain outstanding until any performance criteria had been determined to have been met or not and would vest to the extent determined by the compensation committee. See “—Executive Compensation Arrangements—Gregory B. Maffei” above and the “Outstanding Equity Awards at Fiscal Year-End” table above.

(10)
Based on (i) the number of vested options held by each named executive officer at December 31, 2018, other than certain stock options held by Messrs. Maffei and Rosenthaler to purchase LSXMK and FWONK shares, (ii) the number of unvested options held by each named executive officer at December 31, 2018, and (iii) the number of unvested 2018 Annual RSUs held by Mr. Maffei and the number of unvested 2018 Chief RSUs held by Messrs. Baer, Carleton and Rosenthaler at December 31, 2018. Because the exercise prices of certain stock options held by Messrs. Maffei and Rosenthaler were more than the applicable closing market price of LSXMK and FWONK shares on December 31, 2018, these options have been excluded. Also, if Mr. Maffei’s employment terminated due to death or disability as of December 31, 2018, his 2018 Annual RSUs would remain outstanding until any performance criteria had been determined to have been met or not and would vest to the extent determined by the compensation committee. Upon a change in control, we have assumed for purposes of the tabular presentation above that Mr. Maffei’s 2018 Annual RSUs and the other named executive officers’ Chief RSUs would vest in full. For more information, see the “Outstanding Equity Awards at Fiscal Year-End” table above.

(11)
If Mr. Maffei’s employment had been terminated at our company’s election for any reason (other than cause) or by Mr. Maffei for good reason (as defined in his employment agreement) or by reason of disability, as of December 31, 2018, he would have been entitled to receive personal use of the corporate aircraft for 120 hours per year over a 12-month period. Perquisite amount of $380,922 represents the maximum potential cost of using the corporate aircraft for 120 hours based on an hourly average of the incremental cost of use of the corporate aircraft. Pursuant to the Qurate Retail Services Agreement, 14% of such perquisite expense would have been allocable to Qurate Retail.

62 | Liberty media Corporation 2019 Proxy Statement

(12)
If Mr. Baer’s employment had been terminated by Liberty Media without cause or by Mr. Baer for good reason (as defined in his 2016 Employment Agreement), as of December 31, 2018, he would have been entitled to receive a $3.5 million lump sum payment. If Mr. Baer’s employment had been terminated due to his disability or death, as of December 31, 2018, he or his estate would have been entitled to receive a lump sum payment of  $1.9 million. See “—Executive Compensation Arrangements—Richard N. Baer” above. Pursuant to the Qurate Retail Services Agreement, 30% of such lump sum severance payment would have been allocable to Qurate Retail.

(13)
Based on (i) the number of vested options held by such named executive officer at December 31, 2018, other than certain stock options held by Mr. Rosenthaler to purchase LSXMK and FWONK shares, and (ii) the number of unvested options held by each named executive officer at December 31, 2018 that would vest pursuant to the forward-vesting provisions in such named executive officer’s award agreements if he were terminated without cause as of December 31, 2018 and (iii) the number of 2018 Chief RSUs held by Messrs. Baer, Carleton and Rosenthaler. Because the exercise prices of certain stock options held by Mr. Rosenthaler were more than the applicable closing market price of LSXMK and FWONK shares on December 31, 2018, these options have been excluded. See “—Executive Compensation Arrangements—Richard N. Baer,” the “Outstanding Equity Awards at Fiscal Year-End” table and “—Termination Without Cause or for Good Reason” above.

Liberty media Corporation 2019 Proxy Statement | 63

DIRECTOR COMPENSATION
Nonemployee Directors
Director Fees. Each of our directors who is not an employee of our company is paid an annual fee for 2019 of $222,500 (which, in 2018, was $218,000) (which we refer to as the director fee), of which $106,000 ($104,000 in 2018) is payable in cash and the balance is payable in RSUs or options to purchase shares of LSXMK, BATRK and FWONK. For service on our board in 2019 and 2018, each director was permitted to elect to receive $116,500 and $114,000, respectively, of his or her director fee in RSUs or options to purchase shares of LSXMK, BATRK and FWONK. The awards issued to our board of directors with respect to service on our board in 2019 were issued in December 2018. See “—Director RSU Grants” and “—Director Option Grants” below for information on the incentive awards granted in 2018.
Fees for service on our audit committee, compensation committee and nominating and corporate governance committee are the same for 2018 and 2019, with each member thereof receiving an additional annual fee of $30,000, $10,000 and $10,000, respectively, for his or her participation on each such committee, except that the chairman of each such committee instead receives an additional annual fee of  $40,000, $20,000 and $20,000, respectively, for his participation on that committee. With respect to our executive committee, each member thereof who is not an employee of our company receives an additional annual fee of  $10,000 for his participation on that committee. The cash portion of the director fees and the fees for participation on committees are payable quarterly in arrears.
Charitable Contributions
If a director makes a donation to our political action committee, we will make a matching donation to a charity of his or her choice in an amount not to exceed $10,000.
Equity Incentive Plan
Awards granted to our nonemployee directors under the 2017 incentive plan are administered by our board of directors or our compensation committee. Our board of directors has full power and authority to grant nonemployee directors the awards described below and to determine the terms and conditions under which any awards are made. The 2017 incentive plan is designed to provide our nonemployee directors with additional remuneration for services rendered, to encourage their investment in our common stock and to aid in attracting persons of exceptional ability to become nonemployee directors of our company. Our board of directors may grant non-qualified stock options, SARs, restricted shares, restricted stock units and cash awards or any combination of the foregoing under the 2017 incentive plan.
The maximum number of shares of our common stock with respect to which awards may be granted under the 2017 incentive plan is 50 million shares, subject to anti-dilution and other adjustment provisions of the 2017 incentive plan. No nonemployee director may be granted during any calendar year awards having a value (as determined on the grant date of such award) that would be in excess of  $2 million. Shares of our common stock issuable pursuant to awards made under the 2017 incentive plan will be made available from either authorized but unissued shares of our common stock or shares of our common stock that we have issued but reacquired, including shares purchased in the open market.
As described above, in 2013, our company’s board of directors adopted the TSAP, which governs the terms and conditions of awards with respect to our common stock issued in connection with adjustments made to awards relating to our predecessor’s common stock that were granted prior to 2013.
In 2018, each of our nonemployee directors was given a choice of receiving his or her annual equity grant in the form of RSUs or options.
64 | Liberty Media Corporation 2019 Proxy Statement

DIRECTOR COMPENSATION
Director RSU Grants
Pursuant to our director compensation policy described above and the 2017 incentive plan, we granted the following RSU awards in December 2018:
Name	LSXMK	BATRK	FWONK
Robert R. Bennett	1,738	274	1,158
David E. Rapley	869	137	579
These RSUs will vest on the first anniversary of the grant date, or on such earlier date that the grantee ceases to be a director because of death or disability, and, unless our board of directors determines otherwise, will be forfeited if the grantee resigns or is removed from the board before the vesting date.
Director Option Grants
Pursuant to our director compensation policy described above and the 2017 incentive plan, we granted the following stock option awards in December 2018:
Name	# of LSXMK Options	Exercise Price ($)	# of BATRK Options	Exercise Price ($)	# of FWONK Options	Exercise Price ($)
Brian M. Deevy	6,039	39.28	888	25.46	3,879	30.57
M. Ian G. Gilchrist	6,039	39.28	888	25.46	3,879	30.57
Evan D. Malone	6,039	39.28	888	25.46	3,879	30.57
David E. Rapley	3,020	39.28	444	25.46	1,939	30.57
Larry E. Romrell	6,039	39.28	888	25.46	3,879	30.57
Andrea L. Wong	6,039	39.28	888	25.46	3,879	30.57
These options will become exercisable on the first anniversary of the grant date, or on such earlier date that the grantee ceases to be a director because of death or disability, and, unless our board determines otherwise, will be terminated without becoming exercisable if the grantee resigns or is removed from the board before the vesting date. Once vested, the options will remain exercisable until the seventh anniversary of the grant date or, if earlier, until the first business day following the first anniversary of the date the grantee ceases to be a director.
Stock Ownership Guidelines
In March 2016, our board of directors adopted stock ownership guidelines that require each nonemployee director to own shares of our company’s stock equal to at least three times the value of their annual cash retainer fees. Nonemployee directors will have five years from the later of  (i) the effective date of the guidelines and (ii) the director’s initial appointment to our board to comply with these guidelines.
Director Deferred Compensation Plan
Effective beginning in the fourth quarter of 2013, directors of our company are eligible to participate in the Liberty Media Corporation Nonemployee Director Deferred Compensation Plan (the director deferred compensation plan), pursuant to which eligible directors of our company can elect to defer all or any portion of their annual cash fees that they would otherwise be entitled to receive. The deferral of such annual cash fees shall be effected by a reduction in the quarterly payment of such annual cash fees by the percentage specified in the director’s election. Elections are required to be made in advance of certain deadlines, which generally must be on or before the close of business on December 31 of the year prior to the year to which the director’s election will apply, and elections must include the form of distribution, such as a lump-sum payment or substantially equal installments over a period not to exceed ten years. Compensation deferred under the director deferred compensation plan that otherwise would have been received prior to 2015 would earn interest income at the rate of 9% per annum, compounded quarterly, for the period of the deferral. Compensation deferred under the director deferred compensation plan that otherwise would have been received on or after January 1, 2015 will earn interest income at a rate that is intended to approximate our company’s general cost of 10-year debt. For 2016, 2017 and 2018, the rate was 6.25%, 6.5% and 6.25%, respectively.
Liberty Media Corporation 2019 Proxy Statement | 65

Director Compensation Table
Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	Option Awards ($)(2)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Robert R. Bennett	114,000(4)	110,645	—	22,070	20,368(6)	267,083
Brian M. Deevy	144,000	—	108,166	—	20,368(6)	272,534
M. Ian G. Gilchrist	164,000	—	108,166	—	22,868(6)(7)	295,034
Evan D. Malone	104,000	—	108,166	—	—	212,166
David E. Rapley	134,000(4)	55,322	54,084	10,395	20,368(6)	274,169
Larry E. Romrell	144,000	—	108,166	—	20,368(6)	272,534
Andrea L. Wong	124,000(4)	—	108,166	20,923	17,645(6)(7)	270,734
(1)
John C. Malone and Gregory B. Maffei, each of whom is a director of our company and a named executive officer, received no compensation for serving as directors of our company during 2018.

(2)
As of December 31, 2018, our directors (other than Messrs. Malone and Maffei, whose equity awards are listed in “Outstanding Equity Awards at Fiscal Year-End” above) held the following equity awards with respect to shares of our common stock:

	Robert R. Bennett	Brian M. Deevy	M. Ian G. Gilchrist	Evan D. Malone	David E. Rapley	Larry E. Romrell	Andrea L. Wong
Options (#)
LSXMA	—	—	854	—	—	—	—
LSXMK	—	14,188	24,907	35,302	17,651	35,302	23,302
BATRA	—	—	85	—	—	—	—
BATRK	—	1,837	3,683	4,423	2,211	4,423	3,229
FWONA	—	—	213	—	—	—	—
FWONK	—	7,133	12,932	13,580	6,789	13,580	8,548
RSUs (#)
LSXMK	1,738	—	—	—	869	—	—
BATRK	274	—	—	—	137	—	—
FWONK	1,158	—	—	—	579	—	—
(3)
The aggregate grant date fair value of the stock options and RSU awards has been computed in accordance with FASB ASC Topic 718, but (pursuant to SEC regulations) without reduction for estimated forfeitures. For a description of the assumptions applied in these calculations, see Note 14 to our consolidated financial statements for the year ended December 31, 2018 (which are included in the 2018 Form 10-K).

(4)
Includes the following amounts earned and deferred under the director deferred compensation plan:

Name	2018 Deferred Compensation ($)	2018 Above Market Earnings on Accrued Interest ($)	2017 Above Market Earnings on Accrued Interest ($)
Robert R. Bennett	111,376	22,070	20,358
David E. Rapley	131,376	10,395	7,407
Andrea L. Wong	122,220	20,923	18,250
(5)
We make available to our directors tickets to various sporting events with no aggregate incremental cost attributable to any single person.

66 | Liberty Media Corporation 2019 Proxy Statement

DIRECTOR COMPENSATION
(6)
Includes the following amounts of health insurance premiums paid by our company for the benefit of the following directors:

Name	Amount ($)
Robert R. Bennett	20,368
Brian M. Deevy	20,368
M. Ian G. Gilchrist	20,368
David E. Rapley	20,368
Larry E. Romrell	20,368
Andrea L. Wong	16,645
(7)
Includes charitable contributions made on behalf of each of Mr. Gilchrist and Ms. Wong pursuant to our political action committee matching contribution program.

Name	Amount ($)
M. Ian G. Gilchrist	2,500
Andrea L. Wong	1,000
Liberty Media Corporation 2019 Proxy Statement | 67

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information as of December 31, 2018 with respect to shares of our common stock authorized for issuance under our equity compensation plans.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders:
Liberty Media Corporation 2013 Incentive Plan (Amended and Restated as of March 31, 2015), as amended			—(1)
LSXMA	11,480	$30.55
LSXMB	—	—
LSXMK	7,922,910	$30.72
BATRA	323	$17.86
BATRB	—	—
BATRK	843,544	$18.28
FWONA	1,611	$18.27
FWONB	—	—
FWONK	3,900,062	$26.90
Liberty Media Corporation 2013 Nonemployee Director Incentive Plan (Amended and Restated as of December 17, 2015), as amended			—(1)
LSXMA	—	—
LSXMB	—	—
LSXMK	86,207	$31.96
BATRA	—	—
BATRB	—	—
BATRK	10,262	$18.97
FWONA	—	—
FWONB	—	—
FWONK	22,811	$23.45
Liberty Media Corporation 2017 Omnibus Incentive Plan, as amended			43,922,779(2)
LSXMA	—	—
LSXMB	—	—
LSXMK	778,607	$42.38
BATRA	—	—
BATRB	—	—
BATRK	67,515	$23.30
FWONA	—	—
FWONB	—	—
FWONK	2,123,427	$31.70
Liberty Media Corporation Transitional Stock Adjustment Plan, as amended			—(3)
LSXMA	1,390,999	$19.75
LSXMB	—	—
LSXMK	2,707,508	$19.38
BATRA	177,104	$11.42
BATRB	—	—
BATRK	354,354	$11.19
FWONA	358,748	$11.68
FWONB	—	—
FWONK	637,467	$11.18
68 | Liberty Media Corporation 2019 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans not approved by security holders: None.
Total
LSXMA	1,402,479
LSXMB	—
LSXMK	11,495,232
BATRA	177,427
BATRB	—
BATRK	1,275,675
FWONA	360,359
FWONB	—
FWONK	6,683,767
			43,922,779

(1)
Upon adoption of the Liberty Media Corporation 2017 Omnibus Incentive Plan, the board of directors ceased making any further grants under the prior plans, including the Liberty Media Corporation 2013 Incentive Plan and the Liberty Media Corporation 2013 Nonemployee Director Incentive Plan.

(2)
The Liberty Media Corporation 2017 Omnibus Incentive Plan permits grants of, or with respect to, shares of any series of our common stock, subject to a single aggregate limit.

(3)
The Liberty Media Corporation Transitional Stock Adjustment Plan governs the terms and conditions of awards with respect to our company’s common stock that were granted in connection with adjustments made to awards relating to our predecessor’s common stock that were granted prior to 2013. As a result, no further grants are permitted under this plan.

Liberty Media Corporation 2019 Proxy Statement | 69

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Under our Code of Business Conduct and Ethics and Corporate Governance Guidelines, if a director or executive officer has an actual or potential conflict of interest (which includes being a party to a proposed “related party transaction” (as defined by Item 404 of Regulation S-K)), the director or executive officer should promptly inform the person designated by our board to address such actual or potential conflicts. No related party transaction may be effected by our company without the approval of the audit committee of our board or another independent body of our board designated to address such actual or potential conflicts.
STOCKHOLDER PROPOSALS
This proxy statement relates to our annual meeting of stockholders for the calendar year 2019 which will take place on May 30, 2019. Based solely on the date of our 2019 annual meeting and the date of this proxy statement, (i) a stockholder proposal must be submitted in writing to our Corporate Secretary and received at our executive offices at 12300 Liberty Boulevard, Englewood, Colorado 80112, by the close of business on December 31, 2019 in order to be eligible for inclusion in our proxy materials for the annual meeting of stockholders for the calendar year 2020 (the 2020 annual meeting), and (ii) a stockholder proposal, or any nomination by stockholders of a person or persons for election to the board of directors, must be received at our executive offices at the foregoing address not earlier than February 28, 2020 and not later than March 31, 2020 to be considered for presentation at the 2020 annual meeting. We currently anticipate that the 2020 annual meeting will be held during the second quarter of 2020. If the 2020 annual meeting takes place more than 30 days before or 30 days after May 30, 2020 (the anniversary of the 2019 annual meeting), a stockholder proposal, or any nomination by stockholders of a person or persons for election to the board of directors, will instead be required to be received at our executive offices at the foregoing address not later than the close of business on the tenth day following the first day on which notice of the date of the 2020 annual meeting is communicated to stockholders or public disclosure of the date of the 2020 annual meeting is made, whichever occurs first, in order to be considered for presentation at the 2020 annual meeting.
All stockholder proposals for inclusion in our proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act, our charter and bylaws and Delaware law.
ADDITIONAL INFORMATION
We file periodic reports, proxy materials and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. You may also inspect such filings on the Internet website maintained by the SEC at www.sec.gov. Additional information can also be found on our website at www.libertymedia.com. (Information contained on any website referenced in this proxy statement is not incorporated by reference in this proxy statement.) If you would like to receive a copy of the 2018 Form 10-K, or any of the exhibits listed therein, please call or submit a request in writing to Investor Relations, Liberty Media Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112, Tel. No. (877) 772-1518, and we will provide you with the 2018 Form 10-K without charge, or any of the exhibits listed therein upon the payment of a nominal fee (which fee will be limited to the expenses we incur in providing you with the requested exhibits).
70 | Liberty Media Corporation 2019 Proxy Statement

BROADRIDGE CORPORATE ISSUER SOLUTIONS
C/O LIBERTY MEDIA CORPORATION
P.O. BOX 1342
BRENTWOOD, NY 11717

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LIBERTY MEDIA CORPORATION

The Board of Directors recommends a vote FOR all nominees listed in Proposal 1.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) John C. Malone
02) Robert R. Bennett
03) M. Ian G. Gilchrist

The Board of Directors recommends a vote FOR Proposal 2.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ **Yes** ☐ **No**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

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